   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 1998


                                                      REGISTRATION NO. 333-44011

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           FLAG FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             GEORGIA                           6719                          58-2094179
 (State or Other Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer Identification
 Incorporation or Organization)     Classification Code Number)                 No.)

                           101 NORTH GREENWOOD STREET
                            LAGRANGE, GEORGIA 30240
                                 (706) 845-5000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 JOHN S. HOLLE
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           FLAG FINANCIAL CORPORATION
                           101 NORTH GREENWOOD STREET
                            LAGRANGE, GEORGIA 30240
                                 (706) 845-5000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:

              DAVID E. BROWN, JR.                              WALTER G. MOELING, IV
               ALSTON & BIRD LLP                        POWELL GOLDSTEIN FRAZER & MURPHY LLP
           1201 WEST PEACHTREE STREET                             SIXTEENTH FLOOR
          ATLANTA, GEORGIA 30309-3424                        191 PEACHTREE STREET, N.E.
                 (404) 881-7000                                ATLANTA, GEORGIA 30303
                                                                   (404) 572-6600

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        MIDDLE GEORGIA BANKSHARES, INC.
                                2233 Pine Street
                            Unadilla, Georgia 31091

                                                               February   , 1998

To the Shareholders of
  Middle Georgia Bankshares, Inc.:

     You are cordially invited to attend a Special Meeting of the Shareholders (the "Special Meeting") of Middle Georgia Bankshares, Inc. ("Middle Georgia") to be held at the Citizens Bank Media Room, North Third Street, Vienna, Georgia, on
          , March   , 1998, at 10:00 A.M., local time, notice of which is
enclosed.

     At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Merger, dated as of October 28, 1997 (the "Merger Agreement"), by and between Middle Georgia and FLAG Financial Corporation ("FLAG") pursuant to which Middle Georgia will merge with and into FLAG (the "Merger"). Upon consummation of the Merger, each share of Middle Georgia common stock issued and outstanding at the effective time of the Merger (except for certain shares held by Middle Georgia or FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Middle Georgia shareholders who perfect their dissenters' rights) will be exchanged for
15.75 shares of FLAG common stock, with cash being paid in lieu of issuing fractional shares.


     Enclosed are the Notice of Meeting, Joint Proxy Statement/Prospectus and Proxy, FLAG's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and FLAG's 1996 Annual Report on Form 10-K/A. The Joint Proxy Statement/Prospectus includes a description of the proposed Merger and provides other specific information concerning the Special Meeting. Please read these materials carefully and consider thoughtfully the information set forth in them.


     The Merger Agreement has been approved by your Board of Directors and is recommended by the Board to you for approval. Your Board believes that, among other benefits, the Merger will result in a company with greater financial strength and increased opportunity and flexibility for profitable expansion and diversification. Consummation of the Merger is subject to certain conditions, including approval of the Merger Agreement and the transactions contemplated therein by Middle Georgia shareholders, approval by FLAG shareholders of the issuance of FLAG common stock pursuant to the Merger Agreement, and approval of the Merger by various regulatory agencies.

     It is important to understand that approval of the Merger Agreement will require the affirmative vote of a majority of the issued and outstanding shares of Middle Georgia common stock. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY HAVE RETURNED YOUR PROXY CARD. The proposed Merger with FLAG is a significant step for Middle Georgia shareholders and your vote on this matter is of great importance.

     ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM ONE.

     We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          J. Daniel Speight, Jr.
                                          Chief Executive Officer

                        MIDDLE GEORGIA BANKSHARES, INC.
                                2233 Pine Street
                            Unadilla, Georgia 31091

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH   , 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Special Meeting") of Middle Georgia Bankshares, Inc. ("Middle Georgia") will be held at the Citizens Bank Media Room, North Third Street, Vienna, Georgia, on
          , March   , 1998, at 10:00 A.M., local time, for the following
purposes:

     1. Merger. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of October 28, 1997 (the "Merger Agreement"), by and between Middle Georgia and FLAG Financial Corporation ("FLAG"), pursuant to which, among other matters, Middle Georgia will merge with and into FLAG (the "Merger"). Each share of Middle Georgia common stock issued and outstanding at the effective time of the Merger will be converted into the right to receive
15.75 shares of FLAG common stock, as more fully described in the accompanying Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

     2. Other Business. To transact such other business as may come properly before the Special Meeting.

     Only shareholders of record at the close of business on February   , 1998,
will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Approval of the Merger Agreement and the transactions contemplated therein requires the affirmative vote of a majority of the issued and outstanding shares of Middle Georgia common stock.

     THE BOARD OF DIRECTORS OF MIDDLE GEORGIA RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          J. Daniel Speight, Jr.
                                          Chief Executive Officer

Unadilla, Georgia
February   , 1998

 WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE,
   AND SIGN THE ENCLOSED FORM OF PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED
    POSTAGE PAID RETURN ENVELOPE IN ORDER TO ENSURE THAT YOUR SHARES WILL BE
                      REPRESENTED AT THE SPECIAL MEETING.
                             ---------------------

     EACH SHAREHOLDER HAS THE RIGHT TO DISSENT FROM THE MERGER AGREEMENT AND DEMAND PAYMENT OF THE FAIR VALUE OF HIS SHARES IF THE MERGER IS CONSUMMATED. THE RIGHT OF ANY SHAREHOLDER TO RECEIVE SUCH PAYMENT IS CONTINGENT UPON STRICT COMPLIANCE WITH THE REQUIREMENTS OF TITLE 14, CHAPTER 2, ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE. THE FULL TEXT OF TITLE 14, CHAPTER 2, ARTICLE 13 SETTING FORTH THE RIGHT TO DISSENT IS SET FORTH IN APPENDIX B TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. SEE "DESCRIPTION OF
MERGER -- DISSENTERS' RIGHTS" IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                           FLAG FINANCIAL CORPORATION
                           101 North Greenwood Street
                            LaGrange, Georgia 30240

                                                               February   , 1998

To the Shareholders of
  FLAG Financial Corporation:

     You are cordially invited to attend the Special Meeting of the Shareholders (the "Special Meeting") of FLAG Financial Corporation ("FLAG") to be held at the corporate headquarters of FLAG, 101 North Greenwood Street, LaGrange, Georgia,
on               , March   , 1998, at 10:00 A.M., local time, notice of which is
enclosed.

     At the Special Meeting, you will be asked to consider and vote on a proposal to approve the issuance of shares of FLAG common stock pursuant to the Agreement and Plan of Merger, dated as of October 28, 1997 (the "Merger Agreement"), by and between FLAG and Middle Georgia Bankshares, Inc. ("Middle Georgia"), whereby Middle Georgia will merge with and into FLAG (the "Merger"). Upon consummation of the Merger, each share of Middle Georgia common stock issued and outstanding at the effective time of the Merger (except for certain shares held by FLAG or Middle Georgia, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Middle Georgia shareholders who perfect their dissenters' rights) will be exchanged for 15.75 shares of FLAG common stock, with cash being paid in lieu of issuing fractional shares.


     Enclosed are the Notice of Meeting, Joint Proxy Statement/Prospectus and Proxy, FLAG's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and FLAG's 1996 Annual Report on Form 10-K/A. The Joint Proxy Statement/Prospectus includes a description of the proposed Merger and provides other specific information concerning the Special Meeting. Please read these materials carefully and consider thoughtfully the information set forth in them.


     The Merger Agreement has been approved by your Board of Directors and the issuance of shares of FLAG common stock pursuant to the Merger Agreement is recommended by the Board to you for approval. Your Board believes that, among other benefits, the Merger will result in a company with greater financial strength and increased opportunity and flexibility for profitable expansion and diversification. Consummation of the Merger is subject to certain conditions, including approval of the Merger Agreement by Middle Georgia shareholders, approval of the issuance of shares of FLAG common stock pursuant to the Merger Agreement by FLAG shareholders, and approval of the Merger by various regulatory agencies.

     To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of FLAG common stock. In determining whether a quorum exists at the Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. It is important to understand that approval of the issuance of shares of FLAG common stock pursuant to the Merger Agreement will require that the number of votes cast in favor of the action exceed the number of votes cast opposing the action at a meeting in which a quorum exists. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger with Middle Georgia is a significant step for FLAG shareholders and your vote on this matter is of great importance.

     ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF FLAG COMMON STOCK PURSUANT TO THE MERGER AGREEMENT BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM ONE.

     If you have any questions about the Merger or the materials enclosed herewith, please contact us at: Investor Relations, FLAG Financial Corporation, 101 North Greenwood Street, LaGrange, Georgia 30240 (telephone: (706) 845-5000). We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          John S. Holle
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                           FLAG FINANCIAL CORPORATION
                           101 North Greenwood Street
                            LaGrange, Georgia 30240

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH   , 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Special Meeting") of FLAG Financial Corporation ("FLAG") will be held at the corporate headquarters of FLAG, 101 North Greenwood Street, LaGrange, Georgia,
on           , March   , 1998, at 10:00 A.M., local time, for the following
purposes:

     1. Merger. To consider and vote upon a proposal to approve the issuance of shares of FLAG common stock pursuant to an Agreement and Plan of Merger, dated as of October 28, 1997 (the "Merger Agreement"), by and between FLAG and Middle Georgia Bankshares, Inc. ("Middle Georgia"), pursuant to which, among other matters, Middle Georgia will merge with and into FLAG (the "Merger"). Each share of Middle Georgia common stock will be converted into the right to receive 15.75 shares of FLAG common stock, as more fully described in the accompanying Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

     2. Other Business. To transact such other business as may come properly before the Special Meeting.

     Only shareholders of record at the close of business on February   , 1998,
will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of FLAG common stock. In determining whether a quorum exists at the Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the proposal to approve the issuance of FLAG common stock pursuant to the Merger Agreement and the transactions contemplated therein requires that the number of votes cast in favor of the action exceed the number of votes cast opposing the action at a meeting in which a quorum exists.

     THE BOARD OF DIRECTORS OF FLAG RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF FLAG COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John S. Holle
                                          Chairman of the Board,
                                          President and Chief Executive Officer

LaGrange, Georgia
February   , 1998

 WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE,
   AND SIGN THE ENCLOSED FORM OF PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED
    POSTAGE PAID RETURN ENVELOPE IN ORDER TO ENSURE THAT YOUR SHARES WILL BE
                      REPRESENTED AT THE SPECIAL MEETING.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 18, 1998

                                   PROSPECTUS

                           FLAG FINANCIAL CORPORATION

               1,012,284 SHARES OF COMMON STOCK, $1.00 PAR VALUE


                             ---------------------

                             JOINT PROXY STATEMENT

        FLAG FINANCIAL CORPORATION                         MIDDLE GEORGIA BANKSHARES, INC.
      SPECIAL MEETING OF SHAREHOLDERS                      SPECIAL MEETING OF SHAREHOLDERS
       TO BE HELD ON MARCH   , 1998                         TO BE HELD ON MARCH   , 1998

     This Prospectus of FLAG Financial Corporation, a unitary thrift holding company organized and existing under the laws of the State of Georgia ("FLAG"), relates to up to 1,012,284 shares of common stock, par value $1.00 per share, of FLAG ("FLAG Common Stock") which are issuable to the shareholders of Middle Georgia Bankshares, Inc., a bank holding company organized and existing under the laws of the State of Georgia ("Middle Georgia"), upon consummation of the proposed merger of Middle Georgia with and into FLAG (the "Merger"), pursuant to the terms of the Agreement and Plan of Merger, dated as of October 28, 1997 (the "Merger Agreement"), by and between FLAG and Middle Georgia.


     At the effective time of the Merger (the "Effective Time"), except as described herein, each issued and outstanding share of common stock, par value $1.00 per share, of Middle Georgia ("Middle Georgia Common Stock") will be converted into and exchanged for 15.75 shares of FLAG Common Stock (the "Exchange Ratio"). See "DESCRIPTION OF MERGER." Following the Merger, assuming no exercise of dissenters' rights, the current shareholders of Middle Georgia will beneficially own approximately 33.2% of the FLAG Common Stock that will then be outstanding. Holders of Middle Georgia Common Stock who intend to dissent will lose their dissenters' rights if they vote for the Merger. See "DESCRIPTION OF MERGER -- Dissenters' Rights" and Appendix B.



     This Prospectus also serves as a Joint Proxy Statement of Middle Georgia and FLAG, and is being furnished to the shareholders of Middle Georgia in connection with the solicitation of proxies by the Board of Directors of Middle
Georgia for use at its special meeting of shareholders to be held on        ,
March   , 1998 (including any adjournment or postponement thereof, the "Middle
Georgia Special Meeting"), and is being furnished to the shareholders of FLAG by the Board of Directors of FLAG for use at its special meeting of shareholders to
be held on        , March   , 1998 (including any adjournment or postponement
thereof, the "FLAG Special Meeting"). At the Middle Georgia Special Meeting, the shareholders of Middle Georgia will consider and vote upon the Merger Agreement and the transactions contemplated thereby, while at the FLAG Special Meeting, the shareholders of FLAG will consider and vote upon the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is being mailed to shareholders of Middle Georgia and the shareholders of FLAG on or about February
  , 1998.


     On October 27, 1997, the last day prior to public announcement that FLAG and Middle Georgia had executed the Merger Agreement, the last reported sale price per share of FLAG Common Stock on The Nasdaq Stock Market's National Market ("Nasdaq National Market") was $17.00 (or equivalent pro forma per share of Middle Georgia Common Stock (based on the 15.75 Exchange Ratio) of $267.75).
On February   , 1998, the last reported sale price per share of FLAG Common
Stock as reported on the Nasdaq National Market was $       (or equivalent pro
forma per share of Middle Georgia Common Stock of $       ).


     FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN FLAG COMMON STOCK, PLEASE REFER TO THE "RISK FACTORS" SECTION OF THIS JOINT PROXY STATEMENT/PROSPECTUS BEGINNING ON PAGE 12.


 THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
     FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
   JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS FEBRUARY   , 1998.

                             AVAILABLE INFORMATION

     FLAG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as FLAG that file electronically with the SEC. The address of such Web site is http://www.sec.gov.

     This Joint Proxy Statement/Prospectus constitutes part of the Registration Statement on Form S-4 of FLAG (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Joint Proxy Statement/Prospectus does not include all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about FLAG and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

     Certain financial and other information relating to FLAG is contained in the documents indicated below under "DOCUMENTS INCORPORATED BY REFERENCE."

     All information contained in this Joint Proxy Statement/Prospectus or incorporated herein by reference with respect to FLAG was supplied by FLAG, and all information contained in this Joint Proxy Statement/ Prospectus with respect to Middle Georgia was supplied by Middle Georgia.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FLAG OR MIDDLE GEORGIA OR THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed with the SEC by FLAG pursuant to the Exchange Act are hereby incorporated by reference herein:


          (a) FLAG's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (including the amendment filed thereto on Form 10-K/A dated February 17, 1998);



          (b) FLAG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997; and



          (c) FLAG's Current Reports on Form 8-K dated February 21, 1997 (including the amendments filed thereto on Form 8-K/A dated March 11, 1997 and March 12, 1997), October 28, 1997, January 21, 1998 and February 12, 1998.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.



     Accompanying this Joint Proxy Statement/Prospectus is a copy of FLAG's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996 and a copy of FLAG's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.


     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM INVESTOR RELATIONS, FLAG FINANCIAL CORPORATION, 101 NORTH GREENWOOD STREET, LAGRANGE, GEORGIA (TELEPHONE: (706) 845-5000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH
  , 1998.

                                    CONTENTS


                                                              PAGE
                                                              ----
SUMMARY.....................................................     1
     The Parties............................................     1
     Meetings of Shareholders; Record Date; Vote Required...     1
     The Merger.............................................     3
     Risk Factors...........................................     7
     Comparative Per Share Data.............................     7
     Selected Financial Data................................     9
     Selected Condensed Consolidated Pro Forma Financial
      Data..................................................    10
     Recent Developments....................................    10
RISK FACTORS................................................    12
     Limited Market for Shares of FLAG Common Stock.........    12
     Restrictions on Dividends..............................    12
     Possible Costs Associated with the Integration of
      Middle Georgia........................................    12
     Governmental Regulation................................    12
     Competition............................................    13
     Control by Management..................................    13
     Anti-takeover Effects of Certain Provisions of FLAG's
      Articles of Incorporation, Bylaws and the GBCC........    13
     "Year 2000" Issues.....................................    13
MEETINGS OF SHAREHOLDERS....................................    14
     Date, Place, Time, and Purpose.........................    14
     Record Dates, Voting Rights, Required Votes, and
      Revocability of Proxies...............................    14
DESCRIPTION OF MERGER.......................................    17
     General................................................    17
     Background of and Reasons for the Merger...............    17
     Effective Time of the Merger...........................    20
     Distribution of FLAG Certificates......................    21
     Conditions to Consummation of the Merger...............    22
     Regulatory Approvals...................................    23
     Waiver, Amendment, and Termination.....................    23
     Dissenters' Rights.....................................    24
     Conduct of Business Pending the Merger.................    27
     Management and Operations After the Merger; Interests
      of Certain Persons in the Merger......................    30
     Certain Federal Income Tax Consequences................    32
     Accounting Treatment...................................    33
     Expenses and Fees......................................    33
     Resales of FLAG Common Stock...........................    34
DESCRIPTION OF FLAG COMMON STOCK............................    35
EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS..............    35
     Authorized Capital Stock...............................    35
     Amendment of Articles of Incorporation and Bylaws......    36
     Classified Board of Directors and Absence of Cumulative
      Voting................................................    37
     Removal of Directors...................................    38
     Indemnification........................................    38
     Special Meetings of Shareholders.......................    39
     Actions by Shareholders Without a Meeting..............    39
     Mergers, Consolidations, and Sales of Assets...........    40
     Shareholders' Rights to Examine Books and Records......    40
     Dividends..............................................    41

                                                              PAGE
                                                              ----
COMPARATIVE MARKET PRICES AND DIVIDENDS.....................    42
BUSINESS OF MIDDLE GEORGIA..................................    44
     General................................................    44
     Management.............................................    44
     Management's Discussion and Analysis of Financial
      Condition and Results of Operations...................    46
     Certain Transactions and Business Relationships........    58
     Voting Securities and Principal Stockholders of Middle
      Georgia...............................................    58
     Year 2000 Issues.......................................    59
BUSINESS OF FLAG............................................    60
     General................................................    60
     Directors and Executive Officers.......................    60
     Year 2000 Issues.......................................    62
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION................    63
SHAREHOLDER PROPOSALS FOR FLAG'S 1998 ANNUAL MEETING........    69
EXPERTS.....................................................    69
LEGAL MATTERS...............................................    69
OTHER MATTERS...............................................    69
MIDDLE GEORGIA FINANCIAL DATA...............................   F-1

Appendices:
     Appendix A -- Agreement and Plan of Merger, dated as of
                   October 28, 1997, by and between FLAG
                   Financial Corporation and Middle Georgia
                   Bankshares, Inc..........................   A-1
     Appendix B -- Sections of Georgia Business Corporation
                   Code Relating to Dissenters' Rights......   B-1

                                    SUMMARY

     The following is a summary of certain information contained in this Joint Proxy Statement/Prospectus and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Joint Proxy Statement/Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Joint Proxy Statement/ Prospectus. Shareholders are urged to read carefully the entire Joint Proxy Statement/Prospectus, including the Appendices. As used in this Joint Proxy Statement/Prospectus, the terms "FLAG" and "Middle Georgia" refer to those entities, respectively, and, where the context requires, to those entities and their respective subsidiaries.

THE PARTIES

     Middle Georgia. Middle Georgia is a bank holding company headquartered in Unadilla, Georgia, with six banking offices located in the cities of Unadilla, Vienna, Byromville, Montezuma and Oglethorpe, Georgia. As of September 30, 1997, Middle Georgia had total consolidated assets of approximately $120 million, total consolidated deposits of approximately $104 million, and total consolidated shareholders' equity of approximately $11 million. Through its wholly-owned banking subsidiary, Citizens Bank ("Citizens"), Middle Georgia offers a broad range of banking and banking-related services. In addition, CB Financial Group, Inc. ("CB Financial"), a wholly-owned subsidiary of Citizens, provides pawn, title pawn and check cashing services.

     Middle Georgia was organized under the laws of the State of Georgia and commenced operations under the name Local Investors, Inc. in 1975, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Local Investors, Inc. changed its name to Middle Georgia Bankshares, Inc. on January 15, 1987. Middle Georgia's principal executive office is located at 2233 Pine Street, Unadilla, Georgia 31091, and its telephone number at such address is (912) 627-3208.

     Additional information with respect to Middle Georgia and its subsidiaries is included in this Joint Proxy Statement/Prospectus. See "BUSINESS OF MIDDLE GEORGIA."

     FLAG. FLAG is a unitary thrift holding company headquartered in LaGrange, Georgia, with five savings bank offices located in LaGrange, Georgia which serve markets located in western Georgia and eastern Alabama. As of September 30, 1997, FLAG had total consolidated assets of approximately $238 million, total consolidated deposits of approximately $178 million, and total consolidated shareholders' equity of approximately $22 million. Through its federal savings bank subsidiary, First Federal Savings Bank of LaGrange ("First Federal"), and First Federal's wholly-owned subsidiary, Piedmont Mortgage Service, Inc. ("Piedmont"), FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, engages in equipment leasing, engages in mortgage banking services, provides a wide range of brokerage services and performs real estate appraisal services.

     FLAG was organized under the laws of the State of Georgia and commenced operations in 1993 as a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA"). FLAG's principal executive office is located at 101 North Greenwood Street, LaGrange, Georgia 30240, and its telephone number at such address is (706) 845-5000.


     Additional information with respect to FLAG and its subsidiaries is included in this Joint Proxy Statement/Prospectus, and in documents incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "BUSINESS OF FLAG."


MEETINGS OF SHAREHOLDERS; RECORD DATE; VOTE REQUIRED

     Middle Georgia. This Joint Proxy Statement/Prospectus is being furnished to the holders of Middle Georgia Common Stock in connection with the solicitation by the Middle Georgia Board of Directors of proxies for use at the Middle Georgia Special Meeting at which Middle Georgia shareholders will be asked to vote upon a proposal to approve the Merger Agreement and the transactions contemplated therein. The Middle Georgia Special Meeting will be held at the
Citizens Media Room, North Third Street, Vienna, Georgia, on           , March
  , 1998, at 10:00 A.M., local time. See "MEETINGS OF SHAREHOLDERS -- Date, Place, Time, and Purpose; Middle Georgia."

     Middle Georgia's Board of Directors has fixed the close of business on
February   , 1998, as the record date (the "Middle Georgia Record Date") for determination of the shareholders entitled to notice of and to vote at the Middle Georgia Special Meeting. Only holders of record of shares of Middle Georgia Common Stock on the Middle Georgia Record Date will be entitled to notice of and to vote at the Middle Georgia Special Meeting. Each share of Middle Georgia Common Stock is entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to their being voted at the Middle Georgia Special Meeting. On the Middle Georgia Record Date, there were 64,272 shares of Middle Georgia Common Stock issued and outstanding and entitled to vote at the Middle Georgia Special Meeting, which shares were held by 84 holders of record.


     Approval of the Merger Agreement and the transactions contemplated therein requires the affirmative vote by holders of a majority (32,137 shares) of the shares of Middle Georgia Common Stock entitled to vote at the Middle Georgia Special Meeting. As of the Middle Georgia Record Date, all directors and executive officers of Middle Georgia as a group (six persons) were entitled to vote approximately 53,172 shares of Middle Georgia Common Stock, constituting approximately 83% of the total number of shares of Middle Georgia Common Stock outstanding at that date, and have committed to vote their shares of Middle Georgia Common Stock in favor of the Merger. In light of the shares beneficially owned by Middle Georgia's directors and executive officers, Middle Georgia anticipates that the Merger Agreement will be approved by its shareholders. As of the Middle Georgia Record Date, FLAG and its affiliates held no shares of Middle Georgia Common Stock. See "MEETINGS OF SHAREHOLDERS -- Record Dates, Voting Rights, Required Votes, and Revocability of Proxies; Middle Georgia" and "BUSINESS OF MIDDLE GEORGIA -- Management."


     MIDDLE GEORGIA'S SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM APPROVAL OF THE MERGER AGREEMENT AND OBTAIN PAYMENT FOR THE FAIR VALUE OF THEIR SHARES OF MIDDLE GEORGIA COMMON STOCK BY FOLLOWING THE PROCEDURES DESCRIBED IN TITLE 14, CHAPTER 2, ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE ("GBCC"). SEE "DESCRIPTION OF MERGER -- DISSENTERS' RIGHTS" AND APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

     FLAG. This Joint Proxy Statement/Prospectus is being furnished to the holders of FLAG Common Stock in connection with the solicitation by the FLAG Board of Directors of proxies for use at the FLAG Special Meeting at which FLAG shareholders will be asked to vote on a proposal to approve the issuance of FLAG Common Stock pursuant to the Merger Agreement. The FLAG Special Meeting will be held at the corporate headquarters of FLAG, 101 North Greenwood Street,
LaGrange, Georgia, on           , March   , 1998, at 10:00 A.M., local time. See
"MEETINGS OF SHAREHOLDERS -- Date, Place, Time, and Purpose; FLAG."

     FLAG's Board of Directors has fixed the close of business on February   ,
1998, as the record date (the "FLAG Record Date") for determination of the shareholders entitled to notice of and to vote at the FLAG Special Meeting. Only holders of record of shares of FLAG Common Stock on the FLAG Record Date will be entitled to notice of and to vote at the FLAG Special Meeting. Each share of FLAG Common Stock is entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to their being voted at the FLAG Special Meeting. On the FLAG Record Date, there were 2,036,990 shares of FLAG Common Stock issued and outstanding and entitled to vote at the FLAG Special Meeting, which shares were held by approximately 562 holders of record.

     To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of FLAG Common Stock. In determining whether a quorum exists at the FLAG Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the proposal to approve the issuance of FLAG Common Stock pursuant to the Merger Agreement requires that the number of votes cast in favor of the action exceed the number of votes cast opposing the action at a meeting in which a quorum exists. As of the FLAG Record Date, all directors and executive officers of FLAG as a group (14 persons) were entitled to vote approximately 238,734 shares of FLAG Common Stock, constituting approximately 11.7% of the total number of shares of FLAG Common Stock outstanding at that date, and are anticipated to vote their shares of FLAG Common Stock in favor of the issuance of FLAG Common Stock pursuant to the Merger Agreement. As of the FLAG Record Date, Middle Georgia and its affiliates held no shares of FLAG Common Stock. See "MEETINGS OF SHAREHOLDERS -- Record Dates, Voting Rights, Required Votes, and Revocability of Proxies; FLAG."


THE MERGER

     General. The Merger Agreement provides for the acquisition of Middle Georgia by FLAG pursuant to the Merger of Middle Georgia with and into FLAG. A copy of the Merger Agreement is set forth at Appendix A to this Joint Proxy Statement/Prospectus, and the Merger Agreement is incorporated herein by reference.

     Consideration and Exchange Ratio. At the Effective Time, each share of Middle Georgia Common Stock then issued and outstanding (excluding shares held by Middle Georgia, FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by Middle Georgia shareholders who perfect their statutory dissenters' rights) will be converted into and exchanged for the right to receive 15.75 shares of FLAG Common Stock.

     No fractional shares of FLAG Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Middle Georgia shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the last sale price of FLAG Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time. No Middle Georgia shareholder who would have been entitled to receive fractional shares of FLAG Common Stock will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares. See "DESCRIPTION OF MERGER -- General."


     As of the Middle Georgia Record Date, there were 64,272 shares of Middle Georgia Common Stock issued and outstanding. Based on the number of shares of Middle Georgia Common Stock outstanding on the Middle Georgia Record Date and the Exchange Ratio of 15.75, it is anticipated that upon consummation of the Merger, FLAG would issue approximately 1,012,284 shares of FLAG Common Stock to holders of Middle Georgia Common Stock. Accordingly, FLAG would then have issued and outstanding approximately 3,049,274 shares of FLAG Common Stock, based on the number of shares of FLAG Common Stock issued and outstanding on the FLAG Record Date. Following the Merger, and assuming no exercise of dissenters' rights, the current shareholders of Middle Georgia will beneficially own approximately 33.2% of the FLAG Common Stock that will then be outstanding.


     Reasons for the Merger, Recommendations of the Boards of Directors of Middle Georgia and FLAG. The Middle Georgia Board of Directors believes that the Merger is in the best interests of Middle Georgia and its shareholders, has unanimously approved the Merger Agreement and unanimously recommends that the shareholders vote "FOR" approval of the Merger Agreement. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, the Middle Georgia Board of Directors considered a number of factors, including, among other matters, the diversification of lending risks, increased stock liquidity, the market characteristics of the markets in which FLAG currently operates, and a shared vision for future expansion.

     The FLAG Board of Directors believes that the Merger is in the best interests of FLAG and its shareholders, has unanimously approved the Merger Agreement and unanimously recommends that the shareholders vote "FOR" approval of the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, including the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement, the FLAG Board of Directors considered a number of factors, including the financial condition of Middle Georgia, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay, the financial and nonfinancial terms of the Merger, and the compatibility of the community bank orientation of the operations of FLAG and Middle Georgia.

     The Boards of Directors of Middle Georgia and FLAG believe that the Merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of Middle Georgia and FLAG will provide an enhanced ability to compete in the changing and competitive financial services industry. See "DESCRIPTION OF MERGER -- Background of and Reasons for the Merger."

     Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the certificate of merger, which is to be executed by FLAG and filed with the Secretary of State of the State of Georgia relating to the Merger (the "Certificate of Merger"), becomes effective with the Secretary of State of the State of Georgia. Unless otherwise agreed upon by Middle Georgia and FLAG, and subject to the terms and conditions contained in the Merger Agreement, the parties will use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last consent required by the Merger Agreement of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which both of the following conditions are met: (a) the shareholders of Middle Georgia have approved the Merger Agreement, and (b) the shareholders of FLAG have approved the issuance of FLAG Common Stock pursuant to the Merger Agreement. See "DESCRIPTION OF MERGER -- Effective Time of the Merger," "-- Conditions to Consummation of the Merger," and "-- Waiver, Amendment, and Termination."

     NO ASSURANCE CAN BE PROVIDED THAT THE NECESSARY SHAREHOLDER AND REGULATORY APPROVALS CAN BE OBTAINED OR THAT THE OTHER CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED. MIDDLE GEORGIA AND FLAG ANTICIPATE THAT ALL CONDITIONS TO THE CONSUMMATION OF THE MERGER WILL BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED DURING THE FIRST QUARTER OF 1998. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

     Exchange of Stock Certificates. Promptly after the Effective Time, FLAG will cause its transfer agent, acting in its capacity as exchange agent for FLAG (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates (collectively, the "Middle Georgia Certificates") which, immediately prior to the Effective Time, represented outstanding shares of Middle Georgia Common Stock, appropriate transmittal materials and instructions for use in effecting the surrender and cancellation of the Middle Georgia Certificates in exchange for certificates representing shares of FLAG Common Stock ("FLAG Certificates"). Cash will be paid to the holders of Middle Georgia Common Stock in lieu of the issuance of any fractional shares of FLAG Common Stock.

     HOLDERS OF MIDDLE GEORGIA COMMON STOCK SHOULD NOT SEND IN THEIR MIDDLE GEORGIA CERTIFICATES UNTIL THEY RECEIVE THE APPROPRIATE TRANSMITTAL MATERIALS AND INSTRUCTIONS.

     In no event will the holder of any surrendered Middle Georgia Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will FLAG or the Exchange Agent be liable to any holder of Middle Georgia Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     Regulatory Approvals and Other Conditions. The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Georgia Department of Banking and Finance (the "GDBF"). Applications have been filed with the Federal Reserve and GDBF for the requisite approvals. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE TIMING OF ANY SUCH APPROVALS. THERE ALSO CAN BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT IMPOSE CONDITIONS OR RESTRICTIONS THAT ARE DEEMED BY FLAG OR MIDDLE GEORGIA TO MATERIALLY ADVERSELY AFFECT THE ECONOMIC OR BUSINESS BENEFITS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

     Consummation of the Merger is subject to various other conditions, including receipt of the required approval of the Merger Agreement by Middle Georgia shareholders, receipt of the required approval of the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement by FLAG shareholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, receipt of a letter from the independent accountants of FLAG that the Merger will qualify for pooling-of-interests accounting treatment, and certain other conditions. See "DESCRIPTION OF MERGER -- Conditions to Consummation of the Merger."

     Conduct of Business Pending the Merger. Each party has agreed in the Merger Agreement to: (i) operate its business only in the usual, regular and ordinary course; (ii) preserve intact its business organization and assets and maintain its rights and franchises; and (iii) take no action that would (a) adversely affect the ability of any party to the Merger Agreement to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of certain materially adverse conditions or restrictions as contemplated by the Merger Agreement, or (b) materially adversely affect the ability of any party to the Merger Agreement to perform its covenants and agreements under the Merger Agreement. In addition, each party to the Merger Agreement has agreed not to take certain actions relating to the operation of their respective businesses pending consummation of the Merger without the prior written consent of the other party, except as otherwise permitted by the Merger Agreement. See "DESCRIPTION OF MERGER -- Conduct of Business Pending the Merger."


     Waiver, Amendment, And Termination. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual consent of Middle Georgia and FLAG, or by either Middle Georgia or FLAG under certain circumstances, including if the Merger is not consummated by June 30, 1998, unless the failure to consummate by such time is due to a breach of the Merger Agreement by the party seeking to so terminate. If for any reason the Merger is not consummated, FLAG will continue to operate as a unitary thrift holding company under its present management and Middle Georgia will continue to operate as a bank holding company under its present management. See "DESCRIPTION OF MERGER -- Waiver, Amendment, and Termination."



     Dissenter's Rights. Each holder of Middle Georgia Common Stock who perfects his rights is entitled to the rights and remedies of a dissenting shareholder under Title 14, Chapter 2, Article 13 of the Georgia Business Corporation Code (the "GBCC"), subject to compliance with the procedures set forth therein. Among other things, a dissenting shareholder who has perfected his dissenter's rights is entitled to receive an amount in cash equal to the "fair value" of such holder's shares. A copy of Title 14, Chapter 2, Article 13 of the GBCC is set forth in Appendix B of this Joint Proxy Statement/Prospectus and a summary thereof is included under "DESCRIPTION OF MERGER -- Dissenters' Rights." TO PERFECT DISSENTERS' RIGHTS, A SHAREHOLDER MUST COMPLY WITH TITLE 14, CHAPTER 2, ARTICLE 13 OF THE GBCC WHICH REQUIRES, AMONG OTHER THINGS, THAT THE SHAREHOLDER MUST DELIVER TO MIDDLE GEORGIA, PRIOR TO THE VOTE OF THE SHAREHOLDERS OF MIDDLE GEORGIA AT THE MIDDLE GEORGIA SPECIAL MEETING, WRITTEN NOTICE OF SUCH HOLDER'S INTENTION TO DEMAND PAYMENT FOR HIS SHARES IF THE MERGER IS EFFECTUATED AND THAT SUCH SHAREHOLDER NOT VOTE SUCH HOLDER'S SHARES IN FAVOR OF THE MERGER AGREEMENT. ANY MIDDLE GEORGIA SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH HOLDER'S SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AGREEMENT AND THUS WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. The holders of FLAG Common Stock are not entitled to such dissenters' rights under the GBCC with respect to the Merger.



     Interests of Certain Persons in the Merger. Certain members of Middle Georgia's management and Board of Directors have interests in the Merger in addition to their interests as shareholders of Middle Georgia generally. Promptly after the Effective Time, J. Daniel Speight, Jr., the current Chief Executive Officer of Middle Georgia, and Patti S. Davis, the current Secretary and Chief Financial Officer of Middle Georgia, will become members of FLAG's Board of Directors. Mr. Speight will also become President and Chief Executive Officer of FLAG, and Ms. Davis will also become Secretary and Senior Vice President of FLAG, pursuant to employment agreements which those individuals will enter into with FLAG, as the surviving corporation. In addition, the Merger Agreement contains provisions relating to the indemnification of Middle Georgia directors and officers by FLAG, and provisions relating to the eligibility of the officers and employees of Middle Georgia for certain FLAG employee benefits. As of December 12, 1997, none of the directors and officers of Middle Georgia beneficially owned any shares of FLAG Common Stock. See "DESCRIPTION OF
MERGER -- Management and Operations After the Merger; Interests of Certain Persons in the Merger."

     In addition, certain members of FLAG's management and Board of Directors have interests in the Merger in addition to their interests as shareholders of FLAG generally. John S. Holle, the current Chairman of the Board, President and Chief Executive Officer of FLAG, will remain as Chairman of the Board of the surviving corporation, and Ellison C. Rudd, current Executive Vice President, Treasurer and Chief Financial Officer of FLAG, will become Senior Vice President, Treasurer and Chief Financial Officer of the surviving corporation, pursuant to employment agreements which those individuals will enter into with FLAG, as the surviving corporation. In addition, Mr. Holle, along with Dr. A. Glenn Bailey, H. Speer Burdette, III, Fred A. Durand, III, Kelly R. Linch, John
W. Stewart, Jr., and Robert W. Walters, current Directors of FLAG, will continue as members of the surviving corporation's Board of Directors. Furthermore, Messrs. Holle and Rudd currently have employment contracts with First Federal which entitle them to certain benefits should either individual experience a termination of employment, a material change in his present capacity or circumstances of employment or a material reduction in the individual's responsibility, authority, compensation or other benefits following the consummation of the Merger. Should any of the above situations arise following the Merger, the affected individual will receive, among other things, severance payments (not to exceed three times the individual's average annual salary over the preceding five years minus one dollar), and a continuation of all benefits provided to such individual under FLAG's benefit plans for a period of three years following the event of termination or changed circumstances. In addition, as the Merger constitutes a change of control as defined by FLAG's 1994 Directors Stock Incentive Plan, eight of the current Directors of FLAG, who have already been granted options to acquire a total of 46,000 shares of FLAG Common Stock under the plan, will be granted, on a pro rata basis, options to acquire a total of 54,625 additional shares of FLAG's Common Stock under the plan, as of the date preceding the consummation of the Merger. Additionally, the change of control provisions of the 1994 Employees Stock Incentive Plan will be triggered by the consummation of the Merger, which will result in the immediate vesting of the 26,750 stock options previously granted to the officers of FLAG under such plan. As a result, 5,000 stock options held by Mr. Holle and 3,750 stock options held by Mr. Rudd will become fully-vested following the consummation of the Merger. As of December 12, 1997, the directors and officers of FLAG beneficially owned no shares of Middle Georgia Common Stock. See "DESCRIPTION OF
MERGER -- Management and Operations After the Merger; Interests of Certain Persons in the Merger."


     Messrs. Holle, Rudd and Speight and Ms. Davis will execute employment contracts with FLAG, as the surviving corporation of the Merger. While the terms of the contracts have not been finalized, it is expected that those contracts will provide that each of the above-named individuals will receive a base salary which is comparable to their current total compensation. It is estimated that the base salaries will be as follows: Mr. Speight's annual base salary will be approximately $215,000; Mr. Holle's annual base salary will be approximately $175,000; and both Ms. Davis's and Mr. Rudd's annual base salaries will be approximately $125,000. See "DESCRIPTION OF MERGER -- Management and Operations After the Merger; Interests of Certain Persons in the Merger."


     Certain Federal Income Tax Consequences of the Merger. Consummation of the Merger is conditioned on the receipt by Middle Georgia and FLAG of an opinion of Alston & Bird LLP, counsel to FLAG, to the effect that, among other things, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the exchange in the Merger of Middle Georgia Common Stock for shares of FLAG Common Stock will not result in gain or loss to the shareholders of Middle Georgia, except that gain or loss will be recognized to the extent of any cash received by such Middle Georgia shareholders in the Merger, and (iii) Middle Georgia shareholders who perfect their dissenters' rights and receive solely cash in redemption of their Middle Georgia Common Stock will be subject to federal income tax on any income or gain recognized. For a further discussion of the federal income tax consequences of the Merger, see "DESCRIPTION OF MERGER -- Certain Federal Income Tax Consequences."

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER CIRCUMSTANCES, EACH HOLDER OF MIDDLE GEORGIA COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX

CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

     Accounting Treatment. It is intended that the Merger will be accounted for as a pooling-of-interests for accounting and financial reporting purposes. See "DESCRIPTION OF MERGER -- Accounting Treatment."

     Certain Differences in Shareholders' Rights. At the Effective Time, Middle Georgia shareholders, whose rights are governed by Middle Georgia's Articles of Incorporation and Bylaws and by the GBCC, will automatically become FLAG shareholders, and their rights as FLAG shareholders will be determined by FLAG's Articles of Incorporation and Bylaws and by the GBCC. The rights of FLAG shareholders differ from the rights of Middle Georgia shareholders in certain important respects, some of which constitute additional anti-takeover provisions provided for in FLAG's governing documents. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

     Comparative Market Prices of Common Stock; Dividends. FLAG Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "FLAG." Middle Georgia Common Stock is not traded in any established market. On October 27, 1997, the last day prior to public announcement that FLAG and Middle Georgia had executed the Merger Agreement, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $17.00, and the resulting equivalent pro forma price per share of Middle Georgia Common Stock (based on the 15.75 Exchange Ratio) was $267.75. On
February   , 1998, the latest practicable date prior to the mailing of this
Joint Proxy Statement/Prospectus, the last reported sale price per share of FLAG
Common Stock on the Nasdaq National Market was $          , and the resulting
equivalent pro forma price per share of Middle Georgia Common Stock was
$          . The equivalent per share price of a share of Middle Georgia Common
Stock at each specified date represents the closing sale price of a share of FLAG Common Stock on such date multiplied by the Exchange Ratio of 15.75. To the knowledge of Middle Georgia, the most recent trade of Middle Georgia Common Stock prior to October 27, 1997, the last day prior to public announcement that FLAG and Middle Georgia had executed the Merger Agreement, was the sale by Middle Georgia of 330 treasury shares to certain newly elected members of Citizens' Macon County Advisory Board on August 13, 1997, at $165.00 per share. To the knowledge of Middle Georgia, there have been no trades since the announcement of the Merger. There can be no assurance as to what the market price of the FLAG Common Stock will be if and when the Merger is consummated. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

RISK FACTORS

     In considering whether to approve the Merger Agreement and the transactions contemplated thereby, the shareholders of Middle Georgia should consider the various risks associated with an investment in FLAG Common Stock. For a discussion of the risks associated with the Merger and the securities associated therewith, see "RISK FACTORS."

COMPARATIVE PER SHARE DATA

     The following table sets forth certain unaudited comparative per share data relating to income, cash dividends, and book value on (i) an historical basis for FLAG and Middle Georgia; (ii) a pro forma combined basis per share of FLAG Common Stock, giving effect to the Merger; and (iii) an equivalent pro forma basis per share of Middle Georgia Common Stock, giving effect to the Merger. The Middle Georgia and FLAG pro forma combined information and the Middle Georgia pro forma equivalent information give effect to the Merger on a pooling-of-interests accounting basis and reflects the Exchange Ratio of 15.75 shares of FLAG Common Stock for each share of Middle Georgia Common Stock. See "DESCRIPTION OF MERGER -- Accounting Treatment." The pro forma data are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position.

     The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of FLAG and Middle Georgia contained or incorporated by reference herein, including the respective notes thereto, and the pro forma financial information contained herein, including the notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE," "-- Selected Financial Data," "-- Selected Condensed Consolidated Pro Forma Financial Data," "BUSINESS OF MIDDLE GEORGIA -- Management's Discussion and Analysis of Financial Condition and Results of Operations," "MIDDLE GEORGIA FINANCIAL DATA," and "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION."


                           COMPARATIVE PER SHARE DATA


                                                              AS OF AND FOR THE
                                               -----------------------------------------------
                                               NINE MONTHS ENDED
                                                 SEPTEMBER 30,       YEAR ENDED DECEMBER 31,
                                               -----------------   ---------------------------
                                                1997      1996      1996      1995      1994
                                               -------   -------   -------   -------   -------
INCOME (LOSS) PER COMMON SHARE
FLAG historical..............................  $  0.80   $ (0.30)  $ (0.09)  $  1.02   $  0.88
Middle Georgia historical....................    12.76     12.89     16.66     17.41     15.67
FLAG and Middle Georgia pro forma
  combined(1)................................     0.80      0.08      0.29      1.05      0.91
Middle Georgia pro forma equivalent(2).......    12.60      1.26      4.57     16.54     14.33
DIVIDENDS DECLARED PER COMMON SHARE
FLAG historical..............................  $  0.26   $  0.25   $  0.33   $  0.30   $  0.30
Middle Georgia historical....................     1.00      1.00      1.00      1.00      1.00
FLAG and Middle Georgia pro forma
  combined(1)(4).............................     0.26      0.25      0.33      0.30      0.30
Middle Georgia pro forma equivalent(3).......     4.10      3.94      5.20      4.73      4.73
BOOK VALUE PER COMMON SHARE (PERIOD END)
FLAG historical..............................  $ 10.66             $ 10.07
Middle Georgia historical....................   169.82              157.46
FLAG and Middle Georgia pro forma
  combined(1)................................    10.72               10.04
Middle Georgia pro forma equivalent(2).......   168.84              158.13


---------------

(1) Represents the pro forma combined information of FLAG and Middle Georgia as if the Merger was consummated at the beginning of the period, and were accounted for as a pooling-of-interests.
(2) Represents the pro forma combined per common share amounts multiplied by the Exchange Ratio of 15.75 shares of FLAG Common Stock for each share of Middle Georgia Common Stock.
(3) Represents historical dividends declared per share by FLAG multiplied by the Exchange Ratio of 15.75 shares of FLAG Common Stock for each share of Middle Georgia Common Stock.
(4) Represents historical dividends paid by FLAG, as it is assumed that FLAG will not change its dividend policy as a result of the Merger.

SELECTED FINANCIAL DATA


     The following tables present certain selected historical financial information for FLAG and Middle Georgia and are derived from the respective consolidated financial statements of FLAG and Middle Georgia, including the respective notes thereto, contained or incorporated by reference herein. The data should be read in conjunction with the historical financial statements, including the respective notes thereto, and other financial information concerning FLAG and Middle Georgia contained or incorporated by reference herein. Interim unaudited data for the nine month periods ended September 30, 1997 and 1996, of FLAG and Middle Georgia reflect, in the opinion of the respective managements of FLAG and Middle Georgia, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine month periods ended September 30, 1997 and 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "MIDDLE GEORGIA FINANCIAL DATA."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      NINE MONTHS
                                                  ENDED SEPTEMBER 30         AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    1997       1996       1996       1995       1994       1993       1992
                                                  --------   --------   --------   --------   --------   --------   --------
FLAG
BALANCE SHEET DATA
  Total assets..................................  $238,463   $228,914   $221,958   $232,105   $231,700   $206,660   $188,173
  Loans, net....................................   160,131    155,227    152,988    147,433    141,153    137,234    137,368
  Deposits......................................   177,639    183,738    177,999    177,848    165,721    162,816    153,129
  Stockholders' equity..........................    21,718     20,149     20,518     20,698     19,012     19,874     18,151
STATEMENT OF EARNINGS DATA
  Net interest income...........................  $  5,975   $  6,242   $  8,173   $  7,283   $  6,837   $  6,407   $  6,278
  Provision for loan losses.....................       424      3,335      3,485        630        440        620        595
  Noninterest income............................     2,479      2,369      2,993      2,459      1,880      1,973      1,240
  Noninterest expense...........................     5,591      6,328      8,170      6,041      5,528      4,686      4,351
  Net earnings (loss)...........................     1,630       (597)      (178)     2,026      1,768      2,234      1,625
PER SHARE DATA
  Book value (period end).......................  $  10.66   $   9.89   $  10.07   $  10.80   $   9.44   $   9.87   $   9.02
  Net earnings (loss)...........................      0.80      (0.30)     (0.09)      1.02       0.88       1.11       0.81
  Dividends.....................................      0.26       0.25       0.33       0.30       0.30       0.28       0.24
  Total shares outstanding......................     2,037      2,037      2,037      1,916      2,013      2,013      2,013
  Weighted average shares outstanding...........     2,037      2,002      2,011      1,991      2,013      2,013      2,013
RATIOS
  Return on average assets......................      0.96%     (0.35)%    (0.08)%     0.87%      0.79%      1.10%      0.89%
  Return on average stockholders' equity........     10.60      (3.91)     (0.88)      9.78       9.00      11.78       9.28
  Average equity to average assets..............      9.04       8.86       8.96       8.94       8.76       9.37       9.57
  Average loans to average deposits.............     85.98      84.74      84.92      84.00      84.74      86.91      95.02
MIDDLE GEORGIA
BALANCE SHEET DATA
  Total assets..................................  $119,887   $ 83,553   $ 99,772   $ 83,360   $ 76,445   $ 70,135   $ 65,064
  Loans, net....................................    86,597     58,877     68,144     53,589     53,617     44,849     44,950
  Deposits......................................   104,427     71,576     88,018     73,296     67,615     61,774     57,009
  Stockholders' equity..........................    10,914      9,773     10,069      9,151      7,724      7,222      6,551
STATEMENT OF EARNINGS DATA
  Net interest income...........................  $  4,037   $  3,370   $  4,668   $  4,529   $  4,026   $  3,603   $  3,605
  Provision for loan losses.....................        76         90        220        110         30        275        318
  Noninterest income............................       965        850      1,072        937        826        774      1,013
  Noninterest expense...........................     3,796      2,957      3,992      3,720      3,361      3,103      2,996
  Net earnings..................................       818        824      1,065      1,114        996        673        942
PER SHARE DATA
  Book value (period end).......................  $ 169.82   $ 152.85   $ 157.46   $ 142.98   $ 120.69   $ 111.11   $ 100.78
  Net earnings..................................     12.76      12.89      16.66      17.41      15.67      10.37      14.51
  Dividends.....................................      1.00       1.00       1.00       1.00       1.00       1.00       1.00
  Total shares outstanding......................        64         64         64         64         64         65         65
  Weighted average shares outstanding...........        64         64         64         64         64         65         65
SELECTED RATIOS
  Return on average assets......................      0.99%      1.32%      1.28%      1.46%      1.41%      0.99%      1.48%
  Return on average stockholders' equity........     10.40      11.61      11.08      13.20      13.33       9.77      15.41
  Average equity to average assets..............      9.55      11.36      11.57      11.03      10.57      10.18       9.58
  Average loans to average deposits.............     80.41      77.78      75.59      76.23      76.10      75.60      75.47

SELECTED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

     The following selected unaudited pro forma financial data give effect to the Merger as of the dates and for the periods indicated, assuming the Merger is accounted for as a pooling of interests. The selected unaudited pro forma financial data are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which actually would have occurred if the transactions had been consummated at the date and for the periods indicated or which may be obtained in the future. The information should be read in conjunction with the unaudited pro forma financial information appearing elsewhere in this Joint Proxy Statement/Prospectus. See "-- Comparative Per Share Data" and "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION."

                       SELECTED PRO FORMA FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       FOR THE
                                                  NINE MONTHS ENDED        FOR THE YEAR ENDED
                                                    SEPTEMBER 30,             DECEMBER 31,
                                                  ------------------   ---------------------------
                                                    1997      1996      1996      1995      1994
                                                  --------   -------   -------   -------   -------
EARNINGS DATA
  Interest income...............................  $ 19,686   $18,711   $25,008   $24,349   $21,089
  Interest expense..............................     9,674     9,099    12,167    12,537    10,226
  Net interest income...........................    10,012     9,612    12,841    11,812    10,863
  Provision for loan losses.....................       500     3,425     3,705       740       470
  Noninterest income............................     3,444     3,219     4,065     3,396     2,706
  Noninterest expense...........................     9,387     9,285    12,162     9,761     8,889
  Income taxes..................................     1,120       106       152     1,567     1,446
  Net earnings..................................     2,449       227       887     3,140     2,764
  Earnings per common share.....................      0.80      0.08      0.29      1.05      0.91

                                                    AS OF
                                                SEPTEMBER 30,
                                                    1997
                                                -------------
BALANCE SHEET DATA
  Total assets................................    $358,350
  Federal funds sold..........................         610
  Investment securities.......................      66,438
  Loans, net..................................     246,728
  Deposits....................................     282,066
  Other borrowings............................      36,018
  Stockholders' equity........................      32,632


RECENT DEVELOPMENTS



     FLAG's Pending Acquisition of Three Rivers Bancshares, Inc. Effective February 12, 1998, FLAG and Three Rivers Bancshares, Inc. ("Three Rivers") entered into an Agreement and Plan of Merger ("Three Rivers Agreement") pursuant to which Three Rivers will merge with and into FLAG. The Three Rivers Agreement provides that FLAG will exchange 48 shares of FLAG Common Stock for each share of Three Rivers Common Stock outstanding, with approximately 398,400 shares of FLAG Common Stock expected to be issued to Three Rivers shareholders. The parties expect the merger to be accounted for as a pooling of interests and expect to consummate the transaction during the second quarter of 1998, subject to approval of Three Rivers shareholders in accordance with applicable law, approval of various regulatory authorities and other customary conditions of closing.



     Three Rivers is a privately-held bank holding company located in Milan, Georgia and is the sole shareholder of Bank of Milan. Bank of Milan has two offices located in Milan, Georgia and McRae, Georgia.

     Prior to entering negotiations with FLAG regarding the combination of FLAG and Middle Georgia, management of Middle Georgia and management of Three Rivers explored the possibility of combining Middle Georgia and Three Rivers. These discussions were preliminary in nature and did not result in any serious negotiations between the two entities.



     Additional information with respect to the Three Rivers transaction is set forth in FLAG's Current Reports on Form 8-K dated January 28, 1998 and February 12, 1998 (the "FLAG 8-Ks"). The FLAG 8-Ks include or incorporate by reference certain forward looking statements, estimates, and projections concerning the transaction with Three Rivers which are subject to various uncertainties and risks. Estimates and projections concerning the future financial performance of FLAG following the transaction with Three Rivers are predicated on certain assumptions and depend upon future events, the course of which cannot be ascertained with certainty, and therefore such estimates and projections should be considered only as estimates and understood to be uncertain and subject to risks of inaccuracy. Future events may cause FLAG's actual experience to differ materially from such estimates and projections.



     FLAG Year End 1997 Financial Results. For the year ended December 31, 1997, FLAG announced consolidated net income of approximately $2,033,000, or $1.00 in basic earnings per share, versus a net loss of approximately $178,000, or $0.09 in basic earnings per share, in 1996. The results in 1996 included $2.8 million in charges related to a $4.5 million portfolio of equipment leases sold to First Federal through the Bennett Funding Group, Inc., as well as a special assessment to fund the Savings Association Insurance Fund ("SAIF") totaling $1.2 million. For the fourth quarter ended December 31, 1997, net income was approximately $403,000, or $0.20 in basic earnings per share, essentially unchanged from the comparable period in 1996.



     Total assets increased 12% to $248 million at December 31, 1997, while net loans increased 9% to $166 million. From the prior year level, stockholders' equity as of December 31, 1997 increased 8% to $22.1 million, or 8.9% of total assets. Book value per share was $10.83 as of December 31, 1997.



     Nonperforming assets, which include the Bennett Funding leases, were $4.6 million at December 31, 1997, versus $7.2 million at December 31, 1996. Excluding Bennett Funding, nonperforming assets would have been $2.5 million at December 31, 1997, versus $2.6 million at December 31, 1996. The $4.6 million balance at December 31, 1997 in nonperforming assets reflects a write-down of Bennett Funding to its net realizable value of $2.1 million. The allowance for loan losses after the write-down of Bennett Funding was $2.3 million as of December 31, 1997, versus $4.3 million at December 31, 1996.

                                  RISK FACTORS

     IN CONSIDERING WHETHER TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, THE SHAREHOLDERS OF MIDDLE GEORGIA SHOULD CONSIDER THE VARIOUS RISKS ASSOCIATED WITH AN INVESTMENT IN FLAG COMMON STOCK, INCLUDING BUT NOT LIMITED TO THE FOLLOWING:

LIMITED MARKET FOR SHARES OF FLAG COMMON STOCK


     While FLAG Common Stock is listed and traded on the Nasdaq National Market (under the symbol "FLAG"), there has been a lack of vibrancy in the trading history of FLAG Common Stock. The average daily trading volume of FLAG Common Stock over the six-month period ending December 31, 1997 has been approximately 34 shares, and on some days the trading volume for shares of FLAG Common Stock is zero. It is not anticipated that the merger of Middle Georgia with and into FLAG will cause any significant change in the average daily trading volumes for FLAG Common Stock.


RESTRICTIONS ON DIVIDENDS

     Although FLAG has regularly paid cash dividends in the past, dividends will be payable on FLAG Common Stock only when, as and if declared by the Board of Directors of FLAG out of funds available therefor. Any dividends to be declared by the FLAG Board of Directors must comply with the GBCC and the applicable rules and regulations of the appropriate regulatory authorities. In addition, FLAG's only source of income will be dividends and other payments made to FLAG by First Federal, Citizens and the other subsidiaries of FLAG and Middle Georgia, and certain statutory and regulatory restrictions exist on the payment of dividends by those subsidiaries.

POSSIBLE COSTS ASSOCIATED WITH THE INTEGRATION OF MIDDLE GEORGIA

     The ability of FLAG, as the surviving corporation, to perform with financial success is dependent upon the integration of Middle Georgia and its subsidiaries into FLAG, as the surviving corporation. There may be significant, unanticipated costs associated with the integration of Middle Georgia with and into FLAG.

GOVERNMENTAL REGULATION

     FLAG, Middle Georgia, and their respective subsidiaries are currently subject to extensive governmental regulation. FLAG, as a unitary thrift holding company, is primarily regulated by the Office of Thrift Supervision (the "OTS"), as is FLAG's wholly-owned subsidiary savings association, First Federal. Middle Georgia, as a bank holding company, is primarily regulated by the Federal Reserve. Middle Georgia's wholly-owned banking subsidiary, Citizens, is primarily regulated by the Federal Deposit Insurance Corporation (the "FDIC") and the GDBF.

     Upon the consummation of the Merger, FLAG will become a bank holding company for purposes of governmental regulation. As a result, the Federal Reserve will replace the OTS as the primary regulator of FLAG following the Merger. This change in primary regulators will likely result in an increased regulatory burden for FLAG. For example, FLAG will be subject to certain minimum capital requirements administered by the Federal Reserve, which are substantially similar to those requirements to which Citizens is currently subject (see "BUSINESS OF MIDDLE GEORGIA -- Management's Discussion and Analysis of Financial Condition and Results of Operations; Capital Resources"). Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by the Federal Reserve that, if undertaken, could have a direct material effect on the financial position or results of operations of FLAG. FLAG anticipates that it will be able to satisfy the minimum capital requirements.

     First Federal will continue to be primarily regulated by the OTS, and Citizens will continue to be primarily regulated by the FDIC and the GDBF. The Federal and State regulators of these entities will continue to have the ability, should the situation so require, to place significant regulatory and operational burdens upon FLAG and its subsidiaries, which could affect the profitability of those entities.

COMPETITION

     FLAG and its subsidiaries will compete directly with financial institutions which are well established, many of which will have significantly greater resources and lending limits than FLAG and its subsidiaries. As a result of those greater resources, the large financial institutions with which FLAG will compete may be able to provide a broader range of services to their customers than FLAG, may be able to afford newer and more sophisticated technology than FLAG, and may be able to provide more funds to borrowers than FLAG. The long-term success of FLAG will be dependent on the ability of its subsidiaries to compete successfully with other financial institutions in their service areas.

CONTROL BY MANAGEMENT


     Upon consummation of the Merger, the resulting directors and executive officers of FLAG will beneficially own approximately 824,797 shares of FLAG Common Stock, or approximately 27.0% of the total outstanding shares. It is therefore anticipated that resulting management of FLAG will have significant control of FLAG following the consummation of the Merger.


ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF FLAG'S ARTICLES OF INCORPORATION, BYLAWS AND THE GBCC

     The Board of Directors of FLAG is empowered to issue preferred stock without shareholder action. The existence of this ability could render more difficult or discourage an attempt to obtain control of FLAG by means of a tender offer, merger, proxy contest or otherwise. See "DESCRIPTION OF FLAG COMMON STOCK" and "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS -- Authorized Capital Stock." FLAG's Articles of Incorporation and Bylaws divide the Board of Directors of FLAG into three classes, as nearly equal in size as possible, with staggered three-year terms. One class is elected each year. The classification of the Board of Directors could have the effect of making it more difficult for a third party to acquire control of FLAG. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS -- Classified Board of Directors and Absence of Cumulative Voting." FLAG is also subject to certain provisions of the GBCC and the FLAG Articles of Incorporation which relate to business combinations with interested shareholders. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS -- Mergers, Consolidations, and Sales of Assets."


"YEAR 2000" ISSUES



     It is possible that FLAG's and Middle Georgia's currently installed computer systems, software products or other business systems, or those of FLAG's or Middle Georgia's suppliers or customers, will not always accept input of, store, manipulate and output dates in the years 1999, 2000 or thereafter without error or interruption. FLAG and Middle Georgia have conducted reviews of their business systems, including their computer systems, to attempt to identify ways in which their systems could be affected by problems in correctly processing date information. In addition, FLAG and Middle Georgia are requesting assurances from all software vendors from which they have purchased or from which they may purchase software that the software sold to FLAG and Middle Georgia will correctly process all date information at all times, and FLAG and Middle Georgia are querying their customers and suppliers as to their progress in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches and is reached. However, there can be no assurance that FLAG and Middle Georgia will identify all date-handling problems in their business systems or those of their customers and suppliers in advance of their occurrence, or that FLAG and Middle Georgia will be able to successfully remedy problems that are discovered. The expenses of FLAG's and Middle Georgia's efforts to identify and address such problems, or the expenses or liabilities to which FLAG and Middle Georgia may become subject as a result of such problems, could have a material adverse effect on FLAG's results of operations and financial condition.

                            MEETINGS OF SHAREHOLDERS

DATE, PLACE, TIME, AND PURPOSE

     Middle Georgia. This Joint Proxy Statement/Prospectus is being furnished to the holders of Middle Georgia Common Stock in connection with the solicitation by the Middle Georgia Board of Directors of proxies for use at the Middle Georgia Special Meeting at which Middle Georgia shareholders will be asked to vote upon a proposal to approve the Merger Agreement. The costs associated with the solicitation of proxies for the Middle Georgia Special Meeting will be borne by Middle Georgia. The Middle Georgia Special Meeting will be held at the Citizens Media Room, North Third Street, Vienna, Georgia, on
          , March   , 1998, at 10:00 A.M., local time.

     FLAG. This Joint Proxy Statement/Prospectus is being furnished to the holders of FLAG Common Stock in connection with the solicitation by the FLAG Board of Directors of proxies for use at the FLAG Special Meeting at which FLAG shareholders will be asked to vote upon a proposal to approve the issuance of FLAG Common Stock pursuant to the Merger Agreement. The FLAG Special Meeting will be held at the corporate headquarters of FLAG, 101 North Greenwood Street,
LaGrange, Georgia, on           , March   , 1998, at 10:00 A.M., local time.

RECORD DATES, VOTING RIGHTS, REQUIRED VOTES, AND REVOCABILITY OF PROXIES

     Middle Georgia.  The close of business on February   , 1998, has been fixed
as the Middle Georgia Record Date for determining holders of outstanding shares of Middle Georgia Common Stock entitled to notice of and to vote at the Middle Georgia Special Meeting. Only holders of Middle Georgia Common Stock of record on the books of Middle Georgia at the close of business on the Middle Georgia Record Date are entitled to notice of and to vote at the Middle Georgia Special Meeting. As of the Middle Georgia Record Date, there were 64,272 shares of Middle Georgia Common Stock issued and outstanding and entitled to vote at the Middle Georgia Special Meeting, which shares were held by 84 holders of record.


     Holders of Middle Georgia Common Stock are entitled to one vote on each matter considered and voted upon at the Middle Georgia Special Meeting for each share of Middle Georgia Common Stock held of record as of the Middle Georgia Record Date. To hold a vote on any proposal, a quorum must be assembled, which is a majority of the shares of Middle Georgia Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy. In determining whether a quorum exists at the Middle Georgia Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, with respect to the proposal will be counted. The vote required for the approval of the Merger Agreement is a majority of the issued and outstanding shares of Middle Georgia Common Stock entitled to vote at the Middle Georgia Special Meeting. Consequently, with respect to the proposal to approve the Merger Agreement, abstentions and broker non-votes will be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. Thus, an abstention or a broker non-vote will have the same effect as a vote "against" such proposal.



     Shares of Middle Georgia Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND, IN THE DISCRETION OF THE PROXY HOLDER, AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MIDDLE GEORGIA SPECIAL MEETING, AND THE HOLDERS WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. SEE "DESCRIPTION OF
MERGER -- DISSENTERS' RIGHTS." If necessary, the proxy holder may vote in favor of a proposal to adjourn the Middle Georgia Special Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposal at the time of the Middle Georgia Special Meeting. No proxy that is voted against the approval of the Merger Agreement will be voted in favor of an adjournment of the Middle Georgia Special Meeting in order to permit further solicitation of proxies.


     FAILURE EITHER TO VOTE BY PROXY OR IN PERSON AT THE MIDDLE GEORGIA SPECIAL MEETING WILL HAVE THE EFFECT OF A VOTE CAST AGAINST APPROVAL OF THE MERGER AGREEMENT.

     A Middle Georgia shareholder who has given a proxy may revoke it at any time prior to its exercise at the Middle Georgia Special Meeting by (i) giving written notice of revocation to the Secretary of Middle Georgia, (ii) properly submitting to Middle Georgia a duly executed proxy bearing a later date, or
(iii) attending the Middle Georgia Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Middle Georgia Bankshares, Inc., 2233 Pine Street, Unadilla, Georgia 31091; Attention: Patti S. Davis.


     As of the Middle Georgia Record Date, all directors and executive officers of Middle Georgia as a group (six persons) were entitled to vote approximately 53,172 shares of Middle Georgia Common Stock, constituting approximately 83% of the total number of shares of Middle Georgia Common Stock outstanding at that date (including 35,565 shares of Middle Georgia Common Stock which were subject to a shareholder agreement as of the Middle Georgia Record Date), and have committed to vote their shares of Middle Georgia Common Stock in favor of the Merger Agreement. In light of the shares beneficially owned by Middle Georgia's directors and executive officers, Middle Georgia anticipates that the Merger Agreement will be approved by its shareholders. None of FLAG or any of its directors and executive officers beneficially owned, as of the Middle Georgia Record Date, any shares of Middle Georgia Common Stock. See "BUSINESS OF MIDDLE GEORGIA -- Management."


     FLAG.  The close of business on February   , 1998, has been fixed as the
FLAG Record Date for determining holders of outstanding shares of FLAG Common Stock entitled to notice of and to vote at the FLAG Special Meeting. Only holders of FLAG Common Stock of record on the books of FLAG at the close of business on the FLAG Record Date are entitled to notice of and to vote at the FLAG Special Meeting. As of the FLAG Record Date, there were 2,036,990 shares of FLAG Common Stock issued and outstanding and entitled to vote at the FLAG Special Meeting, which shares were held by 562 holders of record.

     Holders of record of FLAG Common Stock are entitled to one vote per share on each matter to be considered and voted upon at the FLAG Special Meeting. To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of FLAG Common Stock. In determining whether a quorum exists at the FLAG Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the proposal to approve the issuance of FLAG Common Stock pursuant to the Merger Agreement requires that the number of votes cast in favor of the action exceed the number of votes cast opposing the action in a meeting in which a quorum exists. Accordingly, provided a quorum is present at the FLAG Special Meeting, abstentions and broker non-votes will be disregarded in determining whether any action taken at the FLAG Special Meeting has received sufficient votes for approval.


     Shares of FLAG Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF SHARES OF FLAG COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE FLAG SPECIAL MEETING. If necessary, the proxy holder may vote in favor of a proposal to adjourn the FLAG Special Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposals at the time of the FLAG Special Meeting. No proxy that is voted against the approval of the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement will be voted in favor of an adjournment of the FLAG Special Meeting in order to permit further solicitation of proxies.


     A FLAG shareholder who has given a proxy may revoke it at any time prior to its exercise at the FLAG Special Meeting by (i) giving written notice of revocation to the Secretary of FLAG, (ii) properly submitting to FLAG a duly executed proxy bearing a later date, or (iii) attending the FLAG Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: FLAG Financial Corporation, 101 North Greenwood Street, LaGrange, Georgia 30240;
Attention: Investor Relations.


     As of the FLAG Record Date, all directors and executive officers of FLAG as a group (14 persons) were entitled to vote approximately 238,734 shares of FLAG Common Stock, constituting approximately 11.7% of the total number of shares of FLAG Common Stock outstanding at that date, and are anticipated to vote their shares of FLAG Common Stock in favor of the issuance of FLAG Common Stock pursuant to the Merger Agreement. As of the FLAG Record Date, Middle Georgia and its affiliates held no shares of FLAG Common Stock.


     The costs associated with the solicitation of proxies for the FLAG Special Meeting will be borne by FLAG. In addition to the solicitation of shareholders of record by mail, telephone, facsimile or personal contact, FLAG will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of FLAG Common Stock. Such holders, after inquiry by FLAG, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and FLAG will reimburse them for the reasonable expense of mailing proxy materials to such persons.

                             DESCRIPTION OF MERGER

     The following information describes certain aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

     The Merger Agreement provides for the acquisition of Middle Georgia by FLAG pursuant to the Merger of Middle Georgia with and into FLAG. At the Effective Time, each share of Middle Georgia Common Stock then issued and outstanding (excluding shares held by Middle Georgia, FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Middle Georgia shareholders who perfect their dissenters' rights) will be converted into and exchanged for the right to receive 15.75 shares of FLAG Common Stock.

     No fractional shares of FLAG Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Middle Georgia shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the last sale price of FLAG Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time.


     As of the Middle Georgia Record Date, Middle Georgia had 64,272 shares of Middle Georgia Common Stock issued and outstanding. Based on the number of shares of Middle Georgia Common Stock outstanding on the Middle Georgia Record Date and the Exchange Ratio of 15.75, it is anticipated that upon consummation of the Merger, FLAG would issue approximately 1,012,284 shares of FLAG Common Stock to holders of Middle Georgia Common Stock. Accordingly, FLAG would then have issued and outstanding approximately 3,049,274 shares of FLAG Common Stock based on the number of shares of FLAG Common Stock issued and outstanding on the FLAG Record Date. Following the Merger, and assuming no exercise of dissenters' rights, the current shareholders of Middle Georgia will beneficially own approximately 33.2% of the FLAG Common Stock that will then be outstanding.


BACKGROUND OF AND REASONS FOR THE MERGER


     Background of the Merger. Middle Georgia has for a number of years been reviewing various opportunities relating to the growth of Middle Georgia and its subsidiaries. Management of Middle Georgia has from time to time explored acquiring other institutions; however, none of those negotiations were successful. Management of Middle Georgia believed that the future ability of Middle Georgia to maximize enhancement of shareholder value and to compete with larger institutions was premised on the ability of Middle Georgia to operate from a larger asset base. Middle Georgia had not previously explored the acquisition of Middle Georgia by any institution prior to entering into negotiations with FLAG. Even though Middle Georgia received informal inquiries from other institutions regarding the possible acquisition of Middle Georgia from time to time, Middle Georgia never participated in negotiations regarding such an acquisition.



     Prior to entering negotiations with FLAG regarding the combination of FLAG and Middle Georgia, management of Middle Georgia and management of Three Rivers explored the possibility of combining Middle Georgia and Three Rivers. These discussions were preliminary in nature and did not result in any serious negotiations between the two entities. See "SUMMARY -- Recent Developments."



     On September 16, 1997, executive officers from FLAG and Middle Georgia met to discuss the two banking organizations and their strategic plans. On September 30, 1997, the executive officers met again to discuss the vision and the mechanics of how a combination of the two banking organizations could be accomplished. In considering any transaction, the future role and influence of Middle Georgia's directors and officers was a significant factor for Middle Georgia. Accordingly, early in discussions with FLAG, manage-ment of Middle Georgia and FLAG determined that J. Daniel Speight, Jr. and Patti
S. Davis would become executive officers of FLAG as the surviving corporation of the Merger. In addition, the controlling shareholders of Middle Georgia will become significant shareholders of FLAG. Each executive officer agreed to discuss with their respective management groups the potential combination of FLAG and Middle Georgia. On October 13 and 14, 1997, the executive officers, along with their legal counsel and accountants, met again to further discuss a possible combination.



     On October 16, 1997, the FLAG Board of Directors authorized the management of FLAG to pursue formal negotiations relating to the Merger. The two organizations executed a confidentiality agreement on October 21, 1997, and final calculations relating to the Exchange Ratio were performed and agreed to by executive officers of FLAG and Middle Georgia on that date, subject to the approval of the Boards of Directors of FLAG and Middle Georgia. In negotiating the final Exchange Ratio, the parties considered the relative book value and earnings of each entity, as well as certain special factors relating to historical performance, market growth potential, ancillary businesses and future growth plans. The parties did not follow a precise formula in the negotiation of the final Exchange Ratio, which was based on mutual determination by management of each institution that the Exchange Ratio fairly represented equivalent value for the shareholders of each institution.


     The Board of Directors of FLAG, along with its legal advisors, met on October 24, 1997, to discuss the Merger Agreement and related agreements. After review of the matters considered by the Board of Directors and Executive Committee of FLAG, the Board of Directors of FLAG unanimously approved the Merger Agreement and authorized the Chief Executive Officer of FLAG to take the appropriate actions necessary to execute the Merger Agreement in substantially the form approved by the Board.

     The Board of Directors of Middle Georgia met on October 27, 1997, to discuss the Merger Agreement and related agreements that were finalized on that date. After review of the matters considered by the Board of Directors and Executive Committee of Middle Georgia, the Board of Directors of Middle Georgia unanimously approved the Merger Agreement and authorized the Chief Executive Officer of Middle Georgia to take the appropriate actions necessary to execute the Merger Agreement.

     The Merger Agreement was executed on October 28, 1997, subject to each party's right to terminate the Merger Agreement at any time prior to November 14, 1997, if such party's board of directors was not satisfied by the results of its due diligence examination of the other party's business. During October and November of 1997, FLAG and Middle Georgia each conducted an extensive due diligence review of the material financial, operating and legal information relating to the other party.

     At a November 13, 1997 meeting of the Board of Directors of FLAG, the FLAG Board reviewed and accepted Middle Georgia's disclosure memorandum which had previously been delivered to FLAG pursuant to the terms of the Merger Agreement. After hearing recommendations from FLAG's management and FLAG's legal counsel relating to the due diligence investigation of Middle Georgia, the FLAG Board affirmatively decided not to exercise its due-diligence-related termination rights as set forth under the Merger Agreement. This decision was made subject, however, to the completion of a due diligence review of certain environmental matters which were previously disclosed to FLAG by Middle Georgia. The FLAG Board of Directors delegated to John S. Holle, the Chairman of the Board, President and Chief Executive Officer of FLAG, the power to terminate the Merger Agreement on behalf of FLAG if the results of the environmental due diligence investigation of Middle Georgia so required. Additionally, the FLAG Board delegated to Mr. Holle the power to amend the Merger Agreement on behalf of FLAG.

     On November 14, 1997, the parties amended the Merger Agreement to extend FLAG's due-diligence-related termination rights to the close of business on November 18, 1997, with respect to the environmental matters disclosed to FLAG by Middle Georgia. Such environmental due diligence review was completed by FLAG's legal counsel on November 18, 1997, and, based on the results of such review, Mr. Holle determined not to terminate the Merger Agreement on behalf of FLAG.

     Middle Georgia's Reasons for the Merger and Recommendation of
Directors. The Middle Georgia Board of Directors, with the assistance of outside legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the Merger to the shareholders of Middle Georgia. In reaching its conclusion that the Merger Agreement is in the best interests of Middle Georgia and its shareholders, the Middle Georgia Board of Directors carefully considered the following material factors:

          (a) the business, operations, earnings and financial condition, including the capital levels and asset quality, of FLAG on an historical, prospective, and pro forma basis and in comparison to other financial institutions in the area;

          (b) the demographic, economic and financial characteristics of the markets in which FLAG operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on an historical and prospective basis;

          (c) the results of Middle Georgia's due diligence review of FLAG and a variety of factors affecting and relating to the overall strategic focus of Middle Georgia, including Middle Georgia's desire to expand into markets outside the general vicinity of its core markets;

          (d) the potential diversification of the lending risks of Middle Georgia away from heavy reliance on an agriculturally-based economy;

          (e) the potential increases in access to the public capital markets and stock liquidity; and

          (f) the vision shared by Middle Georgia and FLAG relating to future expansion, including the role to be played by certain existing officers and directors of Middle Georgia as part of the management of FLAG as the surviving corporation of the Merger.

     While each member of the Middle Georgia Board of Directors individually considered the foregoing and other factors, the Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Middle Georgia Board of Directors collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the Merger is in the best interests of the Middle Georgia shareholders.


     The Middle Georgia Board of Directors did not consider obtaining an opinion regarding the fairness of the exchange ratio to the shareholders of Middle Georgia. The transaction with FLAG is a negotiated merger taking into account a number of factors, including the role of current Middle Georgia and FLAG management in the surviving corporation. The Merger is premised on a significant representation in the ongoing consolidated company through J. Daniel Speight, Jr. and Patti S. Davis serving as directors and executive officers of FLAG, as the surviving corporation of the Merger. In addition, the controlling shareholders of Middle Georgia will become significant shareholders of FLAG. While management of Middle Georgia is familiar with the range of prices currently being paid in the acquisitions of other community banks in Georgia in auction scenarios, the combination of Middle Georgia and FLAG is better characterized as a true merger. The exchange ratio was not based on "auction" pricing. Thus, the price range being paid in the acquisitions of community banks in Georgia is not useful, in the abstract, as a benchmark. Accordingly, Middle Georgia management and the board of directors of Middle Georgia believed that a fairness opinion, which is premised on fairness strictly from a "financial point of view," would not be relevant in the context of this transaction. Management and the board of directors of Middle Georgia determined that the Merger was in the best interests of the Middle Georgia shareholders to enhance long-term shareholder value, while ensuring continued community bank service to the communities served by Middle Georgia.


     The terms of the Merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of Middle Georgia and representatives of FLAG. Based upon its consideration of the foregoing factors, the Board of Directors of Middle Georgia approved the Merger Agreement and the Merger as being in the best interests of Middle Georgia and its shareholders.

     THE MIDDLE GEORGIA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MIDDLE GEORGIA SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     FLAG's Reasons for the Merger. The FLAG Board of Directors, with the assistance of outside legal advisors, evaluated the financial, legal and market considerations relating to the Merger. In reaching its conclusion that the Merger Agreement is in the best interests of FLAG and its shareholders, the FLAG Board of Directors carefully considered the following material factors:

          (a) the information presented to the directors by the management of FLAG concerning the business, operations, earnings, asset quality, and financial condition of Middle Georgia, including the composition of the earning assets portfolio of Middle Georgia;

          (b) the financial terms of the Merger, including the relationship of the value of the consideration issuable in the Merger to the market value, tangible book value, and earnings per share of Middle Georgia Common Stock;

          (c) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of Middle Georgia Common Stock for FLAG Common Stock for federal income tax purposes;

          (d) the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay;

          (e) the opportunity for reducing the noninterest expense of the operations of Middle Georgia and the ability of the operations of Middle Georgia after the Effective Time to contribute to the earnings of FLAG;

          (f) the attractiveness of the Middle Georgia franchise, the market position of Middle Georgia in each of the markets in which it operates, the compatibility of the franchise of Middle Georgia with the operations of FLAG and the ability of Middle Georgia to contribute to the business strategy of FLAG;

          (g) the compatibility of the community bank orientation of the operations of Middle Georgia to that of FLAG; and

          (h) the opportunity to leverage the infrastructure of FLAG.

     While each member of the FLAG Board of Directors individually considered the foregoing and other factors, the Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The FLAG Board of Directors collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the Merger is in the best interests of the FLAG shareholders.


     The Board of Directors of FLAG has not sought or obtained an opinion of an independent investment banking firm as to the fairness to the shareholders of FLAG, from a financial point of view, of the exchange ratio or any other aspect of the Merger. However, like the Middle Georgia Board of Directors, the Board of Directors of FLAG has reviewed the terms of the Merger and believes that such terms are fair to the shareholders of FLAG, and that consummation of the Merger is in the best interests of FLAG and its shareholders.


     The terms of the Merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of FLAG and representatives of Middle Georgia. Based upon its consideration of the foregoing factors, the Board of Directors of FLAG approved the Merger Agreement and the Merger as being in the best interests of FLAG and its shareholders.

     FLAG'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FLAG SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF FLAG COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

EFFECTIVE TIME OF THE MERGER

     Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the Certificate of Merger is declared effective with the Secretary of

State of the State of Georgia. Unless otherwise agreed upon in writing by Middle Georgia and FLAG, and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which both of the following conditions are met: (a) the shareholders of Middle Georgia have approved the Merger Agreement to the extent such approval is required by applicable law, and (b) the shareholders of FLAG have approved the issuance of FLAG Common Stock pursuant to the Merger Agreement.

     No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. Middle Georgia and FLAG anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated during the first quarter of 1998. However, delays in the consummation of the Merger could occur.

     The Board of Directors of either Middle Georgia or FLAG generally may terminate the Merger Agreement if the Merger is not consummated by June 30, 1998, unless the failure to consummate by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

DISTRIBUTION OF FLAG CERTIFICATES

     Promptly after the Effective Time, FLAG will cause its transfer agent, acting in its capacity as Exchange Agent, to mail to each holder of record of a Middle Georgia Certificate or Certificates which, immediately prior to the Effective Time, represented outstanding shares of Middle Georgia Common Stock, appropriate transmittal materials and instructions for use in effecting the surrender and cancellation of the Middle Georgia Certificates in exchange for FLAG Certificates representing shares of FLAG Common Stock.

     HOLDERS OF MIDDLE GEORGIA COMMON STOCK SHOULD NOT SEND IN THEIR MIDDLE GEORGIA CERTIFICATES UNTIL THEY RECEIVE THE APPROPRIATE TRANSMITTAL MATERIALS AND INSTRUCTIONS.

     Upon surrender to the Exchange Agent of Middle Georgia Certificates, together with the properly completed transmittal materials, there will be issued and mailed to each holder of Middle Georgia Common Stock (other than shares as to which holders have perfected dissenters' rights) surrendering such items a FLAG Certificate or Certificates representing the number of shares of FLAG Common Stock to which such holder is entitled, if any, and a check for the amount to be paid in lieu of any fractional shares (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest thereon).

     After the Effective Time, to the extent permitted by law, holders of Middle Georgia Common Stock of record as of the Effective Time will be entitled to vote at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their shares of Middle Georgia Common Stock have been converted, regardless of whether such shareholders have surrendered their Middle Georgia Certificates. Whenever a dividend or other distribution is declared by FLAG on FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable pursuant to the Merger Agreement, but no dividend or other distribution payable after the Effective Time with respect to FLAG Common Stock will be paid to the holder of any unsurrendered Middle Georgia Certificate until the holder duly surrenders such Middle Georgia Certificate. Upon surrender of such Middle Georgia Certificate, however, both the FLAG Certificate, together with all undelivered dividends or other distributions (without interest) and any undelivered cash payments to be paid in lieu of fractional shares (without interest), will be delivered and paid with respect to each share represented by such Middle Georgia Certificate. In no event will the holder of any surrendered Middle Georgia Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will FLAG or the Exchange Agent be liable to any holder of Middle Georgia Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     After the Effective Time, no transfers of shares of Middle Georgia Common Stock on Middle Georgia's stock transfer books will be recognized. If Middle Georgia Certificates are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of FLAG Common Stock and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

     After the Effective Time, holders of Middle Georgia Certificates will have no rights with respect to the shares of Middle Georgia Common Stock formerly represented thereby other than the right to surrender such Middle Georgia Certificates and receive in exchange therefor the shares of FLAG Common Stock, if any, to which such holders are entitled, as described above, or the right to perfect their dissenters' rights.

     If any FLAG Certificate is to be issued in a name other than that in which the Middle Georgia Certificate surrendered for exchange is issued, the Middle Georgia Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Middle Georgia Certificates surrendered, shall provide funds for their purchase, or shall establish to the exchange agent's satisfaction that such taxes are not payable.

CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to various conditions, including:

        - approval of the Merger Agreement by the shareholders of Middle Georgia as required by any law or by the provisions of any governing instruments of Middle Georgia;

        - approval of the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement, by the shareholders of FLAG Common Stock as required by the FLAG Articles of Incorporation, the GBCC and rules of the National Association of Securities Dealers, Inc. (the "NASD");

        - receipt of certain regulatory approvals required for consummation of the Merger (see "-- Regulatory Approvals");

        - receipt of an opinion of Alston & Bird LLP as to the qualification of the Merger as a tax-free reorganization (see "-- Certain Federal Income Tax Consequences");

        - approval of the shares of FLAG Common Stock issuable pursuant to the Merger Agreement for listing on the Nasdaq National Market;

        - the Registration Statement being declared effective and the receipt of all necessary SEC and state approvals relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger Agreement;

        - the accuracy, as of the date of the Merger Agreement and as of the Effective Time, of the representations and warranties of Middle Georgia and FLAG as set forth in the Merger Agreement;

        - the performance of all agreements and the compliance with all covenants of Middle Georgia and FLAG as set forth in the Merger Agreement;

        - receipt by FLAG and Middle Georgia of a letter from Porter Keadle Moore, LLP to the effect the Merger will qualify for pooling-of-interests accounting treatment;

        - the execution of employment agreements with FLAG, as the surviving corporation, by John S. Holle, Ellison C. Rudd, J. Daniel Speight, Jr. and Patti S. Davis;

        - receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect;

        - the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Merger Agreement;

        - satisfaction of certain other conditions, including the receipt of certain agreements of the affiliates of Middle Georgia and FLAG, the execution of certain claims letters by the directors and officers of Middle Georgia and FLAG, the receipt of certain opinion letters from counsel for FLAG and counsel for Middle Georgia, and receipt of various certificates from the officers of Middle Georgia and FLAG.

     No assurance can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so. In the event the Merger is not effected on or before June 30, 1998, the Merger Agreement may be terminated and the Merger abandoned by either Middle Georgia or FLAG, unless the failure to consummate the Merger by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Waiver, Amendment, and Termination."

REGULATORY APPROVALS

     The Merger may not be consummated in the absence of the receipt of the requisite regulatory approvals. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE TIMING OF ANY SUCH APPROVALS. There also can be no assurance that any such approvals will not impose conditions or be restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of FLAG or Middle Georgia would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, either of FLAG or Middle Georgia would not, in its reasonable judgment, have entered into the Merger Agreement.

     Middle Georgia and FLAG are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

     The Merger will require the prior approval of the Federal Reserve, pursuant to Sections 3 and 4 of the BHC Act. FLAG has filed all required applications with the Federal Reserve. In evaluating the Merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the Merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve finds that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 30th day (which the Federal Reserve may reduce to 15 days) following the date of the Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction specifically orders otherwise. There can be no assurance that the approval of the Federal Reserve will be obtained or as to the timing or conditions of any such approval.

     The Merger will also require the prior approval of the GDBF pursuant to the Financial Institutions Code of Georgia. FLAG has filed all applications required to be filed with the GDBF in connection with the Merger. There can be no assurance that the approval of the GDBF will be obtained or as to the timing or conditions of any such approval.

WAIVER, AMENDMENT, AND TERMINATION

     To the extent permitted by applicable law, Middle Georgia and FLAG may amend the Merger Agreement by written agreement at any time before or after approval of the Merger Agreement by the Middle Georgia shareholders and the approval of the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement by the FLAG shareholders; provided, however, that after any such approval by the holders of Middle Georgia Common Stock, no amendment shall be made that, pursuant to Sections 14-2-1101 and

14-2-1103 of the GBCC, requires further approval by such shareholders without the further approval of such shareholders, and after any such approval by the holders of FLAG Common Stock, the provisions of the Merger Agreement relating to the manner or basis in which shares of Middle Georgia Common Stock will be exchanged for shares of FLAG Common Stock shall not be amended in a manner adverse to the holders of FLAG Common Stock without any requisite approval of the holders of the issued and outstanding shares of FLAG Common Stock entitled to vote thereon. In addition, prior to or at the Effective Time, either Middle Georgia or FLAG, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless signed by a duly authorized officer of Middle Georgia or FLAG, as the case may be.

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of Middle Georgia and FLAG or (ii) by Middle Georgia or FLAG (a) in the event of any material breach of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, a Middle Georgia or FLAG Material Adverse Effect (as defined in the Merger Agreement), as applicable, on the breaching party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement), (b) in the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement), (c) if the Merger is not consummated by June 30, 1998, provided that the failure to consummate is not due to a breach by the party electing to terminate, or (d) provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, if (1) any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the shareholders of Middle Georgia or FLAG fail to vote their approval of the matters submitted for the approval by such shareholders at the Middle Georgia Special Meeting or the FLAG Special Meeting, respectively (the "Special Meetings").

     If the Merger is terminated as described above, the Merger Agreement will become void and have no effect, except that certain provisions of the Merger Agreement, including those relating to the obligations to maintain the confidentiality of certain information obtained, will survive. In addition, termination of the Merger Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

DISSENTERS' RIGHTS


     If the Merger Agreement and the transactions contemplated thereby are consummated, any shareholder of Middle Georgia who properly dissents from the Merger in connection with the Middle Georgia Special Meeting may be entitled to receive in cash the fair value of such shareholder's shares of Middle Georgia Common Stock determined immediately prior to the Merger, excluding any appreciation or depreciation in anticipation of the Merger. FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS. The holders of FLAG Common Stock are not entitled to such dissenters' rights under the GBCC with respect to the Merger.


     Any shareholder of Middle Georgia entitled to vote on the Merger Agreement has the right to receive payment of the fair value of his or her shares of Middle Georgia Common Stock upon compliance with the applicable provisions of the GBCC. A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under Section 14-2-1303 of the GBCC are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. Any Middle Georgia shareholder intending to enforce the right to dissent (i) may not vote in favor of the Merger Agreement, and (ii) must file a written notice of intent to demand payment for his or her shares (the "Objection Notice") with Middle Georgia Bankshares, Inc., 2233 Pine Street, Unadilla, Georgia 31091 (telephone: (912) 627-3208, Attention: Patti S. Davis), before the vote on the proposal to approve the Merger Agreement is taken at the meeting. The Objection Notice must state that the shareholder intends to demand payment for his or her shares of Middle Georgia Common Stock if the Merger is effected. A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT, IN AND OF ITSELF, WILL NOT CONSTITUTE AN OBJECTION NOTICE SATISFYING THE REQUIREMENTS OF THE GBCC.

     If the Merger Agreement is approved by Middle Georgia's shareholders at the Middle Georgia Special Meeting, each shareholder who has properly filed an Objection Notice and who has not voted in favor of the Merger Agreement will be notified by Middle Georgia of such approval within ten days of the Middle Georgia Special Meeting ("Dissenters' Notice"). Such Dissenters' Notice shall contain the following information: (i) where the payment demand must be sent and where and when the Certificates representing the Middle Georgia Common Stock must be deposited; (ii) the extent to which the transfer of uncertificated shares will be restricted after the payment demand is received; (iii) the date by which the corporation must receive the payment demand (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and (iv) a copy of Title 14, Chapter 2, Article 13 of the GBCC (relating to dissenters' rights).

     Following the receipt of such Dissenters' Notice, any shareholder electing to dissent must demand payment of the fair value of such shares and deposit the Certificates representing the Middle Georgia Common Stock in accordance with the terms of, and by the date set out in, the Dissenters' Notice. Such shareholder will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the Merger. A RECORD SHAREHOLDER WHO DOES NOT DEMAND PAYMENT OR DEPOSIT SUCH HOLDER'S SHARE CERTIFICATES WHERE REQUIRED, EACH BY THE DATE SET OUT IN THE DISSENTERS' NOTICE, IS NOT ENTITLED TO PAYMENT FOR SUCH HOLDER'S SHARES UNDER TITLE 14, CHAPTER 2, ARTICLE 13 OF THE GBCC.

     Except as described below, within ten days of the later of the Effective Time, or the date of receipt of a payment demand, Middle Georgia must, by written notice, offer to each shareholder who has properly filed a payment demand, and who has deposited his or her Middle Georgia Certificates representing the Middle Georgia Common Stock, to pay an amount Middle Georgia estimates to be a fair value for the shareholder's shares, plus accrued interest from the Effective Time. Such offer of payment must be accompanied by (i) certain of Middle Georgia's recent financial statements, (ii) a statement of Middle Georgia's estimate of the fair value of the shares involved, (iii) an explanation of how the interest was calculated, (iv) a statement of the dissenter's right to demand payment under Section 14-2-1327 of the GBCC, and (v) a copy of Title 14, Chapter 2, Article 13 of the GBCC. Any shareholder who accepts such offer by written notice to Middle Georgia within 30 days of the offer, or who is deemed to have accepted such offer due to his or her failure to respond to such offer within 30 days, shall receive payment for the dissenting shareholder's shares within 60 days of such offer to pay or consummation of the Merger, whichever is later. If the Merger is not consummated within 60 days following the date set for demanding payment and depositing share Certificates, Middle Georgia must return the deposited Certificates and release the transfer restrictions imposed on uncertified shares. If Middle Georgia then consummates the Merger, it must send a new Dissenters' Notice and repeat the payment demand procedure.

     In the event that Middle Georgia fails to make any payment offer within ten days of the later of the date the proposed corporate action is taken or the date of receipt of a payment demand, Middle Georgia must provide certain information to the shareholder (the financial statements and other information required to accompany Middle Georgia's payment offer) within ten days after receipt of a written demand from such dissenting shareholder for such information. Additionally, such dissenting shareholder may, at any time within the three years following the consummation of the Merger, notify Middle Georgia of his own estimate of the fair value of his shares and the interest due thereon, and demand payment of such amounts. If (i) a dissenting shareholder is dissatisfied with an offer for payment made by Middle Georgia within the time period set forth above, or (ii) Middle Georgia, having failed to effect the Merger, does not return the deposited Middle Georgia Certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, such dissenting shareholder may notify Middle Georgia in writing of his own estimate of the fair value of his shares and the interest due thereon, and demand payment of such amounts. A DISSENTING SHAREHOLDER WAIVES SUCH HOLDER'S RIGHT TO DEMAND PAYMENT UNDER
SECTION 14-2-1327 OF THE GBCC UNLESS SUCH HOLDER NOTIFIES MIDDLE GEORGIA OF SUCH HOLDER'S DEMAND IN WRITING WITHIN 30 DAYS AFTER MIDDLE GEORGIA MAKES OR OFFERS PAYMENT FOR SUCH HOLDER'S SHARES.

     If such a demand for payment from any dissenting shareholder remains unsettled, within 60 days following the receipt by Middle Georgia of such demand for payment, Middle Georgia must institute proceedings in the superior court of the county where Middle Georgia's registered office is located (the "Court") requesting a nonjury equitable determination of the fair value of such dissenting shareholder's shares and the accrued interest owed to such dissenting shareholder. If Middle Georgia fails to file such action within the 60-day period, Middle Georgia must pay each dissenting shareholder whose demand remains unsettled the amount demanded by such dissenting shareholder. Middle Georgia is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each such dissenting shareholder. The Court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. Each dissenting shareholder made a party to the proceeding will be entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

     The Court will determine and assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of the appraiser, but excluding fees and expenses of counsel and experts) against Middle Georgia, except that the Court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The Court may award fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against Middle Georgia, if Middle Georgia did not substantially comply with the requirements of the corporation as set out in Title 14, Chapter 2, Article 13, Part 2 of the GBCC; (ii) against either Middle Georgia or the dissenting shareholder(s), if the Court finds that either party's actions were arbitrary, vexatious or otherwise not in good faith; or (iii) if the Court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against Middle Georgia, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. NO ACTION BY ANY DISSENTING SHAREHOLDER TO ENFORCE DISSENTERS' RIGHTS MAY BE BROUGHT MORE THAN THREE YEARS AFTER THE CORPORATE ACTION WAS TAKEN, REGARDLESS OF WHETHER NOTICE OF THE CORPORATE ACTION AND OF THE RIGHT TO DISSENT WAS GIVEN BY MIDDLE GEORGIA IN COMPLIANCE WITH THE DISSENTERS' NOTICE AND PAYMENT OFFER REQUIREMENTS OF SECTIONS 14-2-1320 AND 14-2-1322 OF THE GBCC.

     THE FOREGOING SUMMARY OF THE APPLICABLE PROVISIONS OF TITLE 14, CHAPTER 2,
ARTICLE 13 OF THE GBCC IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH SECTIONS, WHICH ARE INCLUDED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE PROVISIONS OF THE STATUTES ARE TECHNICAL IN NATURE AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE THE RIGHT TO OBJECT TO THE MERGER AGREEMENT CONSULT COUNSEL. FAILURE TO COMPLY WITH THE PROVISIONS OF THE STATUTE MAY DEFEAT A SHAREHOLDER'S RIGHT TO DISSENT. NO FURTHER NOTICE OF THE EVENTS GIVING RISE TO DISSENTERS' RIGHTS OR ANY STEPS ASSOCIATED THEREWITH WILL BE FURNISHED TO MIDDLE GEORGIA SHAREHOLDERS, EXCEPT AS INDICATED ABOVE OR OTHERWISE REQUIRED BY LAW.

     Any dissenting Middle Georgia shareholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See
"-- Certain Federal Income Tax Consequences."

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, Middle Georgia and FLAG have agreed that unless the prior written consent of the other party has been obtained, and except as otherwise expressly contemplated in the Merger Agreement, each of Middle Georgia and FLAG will, and will cause its respective subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of the Merger Agreement, or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.

     In addition, Middle Georgia has agreed that, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated by the Merger Agreement, Middle Georgia will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

        - amend the Articles of Incorporation, Bylaws or other governing instruments of any Middle Georgia entity;

        - incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Middle Georgia entity to another Middle Georgia entity) in excess of an aggregate of $100,000 (for the Middle Georgia entities on a consolidated basis) except in the ordinary course of the business of the Middle Georgia subsidiaries consistent with past practices (which shall include, for Middle Georgia subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of any Middle Georgia entity of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement that were previously disclosed to FLAG by Middle Georgia);

        - repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Middle Georgia entity, or declare or pay any dividend or make any other distribution in respect of Middle Georgia's capital stock, provided that Middle Georgia may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular annual cash dividends on the shares of Middle Georgia Common Stock at a rate not in excess of $1.00 per share with usual and regular record and payment dates in accordance with past practice as previously disclosed to FLAG by Middle Georgia, and such dates may not be changed without the prior written consent of FLAG;

        - except for the Merger Agreement, or pursuant to the exercise of stock options outstanding as of the date thereof and pursuant to the terms thereof in existence on the date thereof, or as previously disclosed to FLAG by Middle Georgia, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Middle Georgia Common Stock or any other capital stock of any Middle Georgia entity, or any stock appreciation rights, or any option, warrant, or other equity right;

        - adjust, split, combine or reclassify any capital stock of any Middle Georgia entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Middle Georgia Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any Middle Georgia subsidiary (unless any such shares of stock are sold or otherwise transferred to another Middle Georgia entity);

        - make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any entity other than a wholly owned Middle Georgia subsidiary, or otherwise acquire direct or indirect control over any entity, other than in connection with (a) foreclosures in the ordinary course of business, (b) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (c) the creation of new wholly owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

        - grant any increase in compensation or benefits to the employees or officers of any Middle Georgia entity, except in accordance with past practice previously disclosed to FLAG by Middle Georgia or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement and previously disclosed to FLAG by Middle Georgia; enter into or amend any severance agreements with officers of any Middle Georgia entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Middle Georgia entity except in accordance with past practice previously disclosed to FLAG by Middle Georgia; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other equity rights;

        - enter into or amend any employment contract between any Middle Georgia entity and any person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by law) that the Middle Georgia entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger;

        - adopt any new employee benefit plan of any Middle Georgia entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Middle Georgia entity other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice;

        - make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

        - commence any litigation other than in accordance with past practice or except as previously disclosed to FLAG by Middle Georgia, settle any litigation involving any liability of any Middle Georgia entity for material money damages or restrictions upon the operations of any Middle Georgia entity; or

        - except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     The Merger Agreement also provides that from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, unless the prior written consent of Middle Georgia shall have been obtained, and except as otherwise expressly contemplated by the Merger Agreement, FLAG will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

        - amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of Middle Georgia Common Stock;

        - incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a FLAG entity to another FLAG entity) in excess of an aggregate of $100,000 (for the FLAG entities on a consolidated basis) except in the ordinary course of the business of FLAG subsidiaries consistent with past practices (which shall include, for FLAG subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of any FLAG entity of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement that were previously disclosed to Middle Georgia by FLAG);

        - repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FLAG entity, or declare or pay any dividend or make any other distribution in respect of FLAG's capital stock;

        - except for the Merger Agreement, or pursuant to the exercise of stock options outstanding as of the date thereof and pursuant to the terms thereof in existence on the date thereof, or as previously disclosed to Middle Georgia by FLAG, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of FLAG Common Stock or any other capital stock of any FLAG entity, or any stock appreciation rights, or any option, warrant, or other equity right;

        - adjust, split, combine or reclassify any shares of FLAG capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of FLAG capital stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any FLAG subsidiary (unless any such shares of stock are sold or otherwise transferred to another FLAG entity);

        - make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any entity other than a wholly owned FLAG subsidiary, or otherwise acquire direct or indirect control over any entity, other than in connection with (a) foreclosures in the ordinary course of business, (b) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (c) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

        - grant any increase in compensation or benefits to the employees or officers of any FLAG entity, except in accordance with past practice as previously disclosed to Middle Georgia by FLAG or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement and previously disclosed to Middle Georgia by FLAG or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of the Merger Agreement; enter into or amend any severance agreements with officers of any FLAG entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any FLAG entity except in accordance with past practice previously disclosed to Middle Georgia by FLAG; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other equity rights;

        - enter into or amend any employment contract between any FLAG entity and any person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by law) that the FLAG entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

        - adopt any new employee benefit plan of any FLAG entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any FLAG entity other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans except as required by law, the terms of such plans, or consistent with past practice;

        - make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in applicable tax laws or regulatory accounting requirements or GAAP;

        - commence any litigation other than in accordance with past practice or settle any litigation involving any liability of any FLAG entity for material money damages or restrictions upon the operations of any FLAG entity; or

        - except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

MANAGEMENT AND OPERATIONS AFTER THE MERGER; INTERESTS OF CERTAIN PERSONS IN THE MERGER


     FLAG will be the surviving corporation resulting from the Merger. Certain members of Middle Georgia's management and the Middle Georgia Board of Directors have interests in the Merger in addition to their interests as shareholders of Middle Georgia generally. These include, among other things, provisions in the Merger Agreement relating to indemnification of directors and officers and eligibility for certain FLAG employee benefits. Promptly after the Effective Time, J. Daniel Speight, Jr., the current Chief Executive Officer of Middle Georgia, and Patti S. Davis, the current Secretary and Chief Financial Officer of Middle Georgia, will become members of FLAG's Board of Directors. Mr. Speight will also become the President and Chief Executive Officer of FLAG, and Ms. Davis will also become the Secretary and Senior Vice President of FLAG, pursuant to employment agreements which those individuals will enter into with FLAG, as the surviving corporation. As of the FLAG Record Date, none of the directors and officers of Middle Georgia beneficially owned any shares of FLAG Common Stock.


     In addition, certain members of FLAG's management and Board of Directors have interests in the Merger in addition to their interests as shareholders of FLAG generally. John S. Holle, the current Chairman of the Board, President and Chief Executive Officer of FLAG, will remain as Chairman of the Board of the surviving corporation, and Ellison C. Rudd, current Executive Vice President, Treasurer and Chief Financial Officer of FLAG, will become Senior Vice President, Treasurer and Chief Financial Officer of the surviving corporation, pursuant to employment agreements which those individuals will enter into with FLAG, as the surviving corporation. In addition, Mr. Holle, along with Dr. A. Glenn Bailey, H. Speer Burdette, III, Fred A. Durand, III, Kelly R. Linch, John
W. Stewart, Jr., and Robert W. Walters, all current Directors of FLAG, will continue as members of the surviving corporation's Board of Directors. Furthermore, Messrs. Holle and Rudd currently have employment contracts with First Federal which entitle them to certain benefits should either individual experience a termination of employment, a material change in his present capacity or circumstances of employment or a material reduction in the individual's responsibility, authority, compensation or other benefits following the consummation of the Merger. Should any of the above situations arise following the Merger, the affected individual will receive severance payments (not to exceed three times the individual's average annual salary over the preceding five years minus one dollar), and a continuation of all benefits provided to such individual under FLAG's benefit plans for a period of three years following the event of termination or changed circumstances. In addition, as the Merger constitutes a change of control as defined by FLAG's 1994 Directors Stock Incentive Plan, eight of the current Directors of FLAG, who have previously been granted options to acquire a total of 46,000 shares of FLAG Common Stock under the plan, will be granted, on a pro rata basis, options to acquire up to a total 54,625 additional shares of FLAG's Common Stock under the plan, as of the date preceding the consummation of the Merger. Additionally, the change of control provisions of the 1994 Employees Stock Incentive Plan will be triggered by the consummation of the

Merger, which will result in the immediate vesting of the 26,750 stock options previously granted to the officers of FLAG under such plan. As a result, 5,000 stock options held by Mr. Holle and 3,750 stock options held by Mr. Rudd will become fully-vested following the consummation of the Merger. As of the Middle Georgia Record Date, the directors and officers of FLAG beneficially owned no shares of Middle Georgia Common Stock. For a description of the provisions of the Merger Agreement affecting the operations of Middle Georgia and FLAG prior to the Effective Time, see "-- Conduct of Business Pending the Merger."

     Indemnification and Advancement of Expenses. The Merger Agreement provides that FLAG will indemnify, defend and hold harmless each person entitled to indemnification from a Middle Georgia entity against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement) to the fullest extent permitted under Georgia law and by Middle Georgia's Articles of Incorporation and Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG will direct, at the election of the indemnified party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the indemnified party.


     Employment Agreements. Messrs. Holle, Rudd and Speight and Ms. Davis will execute employment contracts with FLAG, as the surviving corporation of the Merger. While the terms of these contracts have not been finalized, it is expected that those contracts will provide that each of the above-named individuals will receive a base salary which is comparable to their current total compensation. It is estimated that the base salaries will be as follows:
Mr. Speight's annual base salary will be approximately $215,000; Mr. Holle's annual base salary will be approximately $175,000; and both Ms. Davis's and Mr. Rudd's annual base salaries will be approximately $125,000. The execution of these employment agreements is a condition to FLAG's and Middle Georgia's obligations to consummate the Merger.


     Other Matters Relating to Middle Georgia Employee Benefit Plans. The Merger Agreement also provides that, after the Effective Time, FLAG will either
(i) continue to provide to officers and employees of the Middle Georgia entities employee benefits under Middle Georgia's existing employee benefit and welfare plans or, (ii) if FLAG determines to provide to officers and employees of the Middle Georgia entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the Middle Georgia entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of FLAG Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined benefit plan of Middle Georgia will be treated as service under FLAG's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of Middle Georgia will be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of Middle Georgia will be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the Middle Georgia entities who, at or after the Effective Time, become employees of a FLAG entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the Middle Georgia entities, FLAG will cause each comparable employee welfare benefit plan which is substituted for a Middle Georgia welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plan. FLAG also will cause the surviving corporation and its subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts previously disclosed to FLAG by Middle Georgia between any Middle Georgia entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Middle Georgia benefit plans.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the material anticipated federal income tax consequences of the Merger. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial decisions or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the Merger and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not address the federal income tax consequences of the Merger to shareholders in light of their particular circumstances or status (for example, as foreign persons, tax-exempt entities, dealers in securities, and insurance companies, among others). Nor does this summary address any consequences of the Merger under any state, local, estate, or foreign tax laws. Shareholders, therefore, are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax return reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.



     A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service ("IRS"). Instead, Alston & Bird LLP, counsel to FLAG, will render an opinion to Middle Georgia and FLAG concerning material federal income tax consequences of the proposed Merger under federal income tax law. It is such firm's opinion that, based upon the assumption the Merger is consummated in accordance with the Merger Agreement and the representations made by the management of Middle Georgia and FLAG, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.


     Assuming the Merger does qualify as a reorganization pursuant to Section 368(a) of the Code, the shareholders of Middle Georgia will have the following federal income tax consequences:

          (a) The shareholders of Middle Georgia will recognize no gain or loss upon the exchange of all of their Middle Georgia Common Stock solely for shares of FLAG Common Stock.

          (b) The aggregate tax basis of the FLAG Common Stock received by the Middle Georgia shareholders in the Merger will, in each instance, be the same as the aggregate tax basis of the Middle Georgia Common Stock surrendered in exchange therefor, less the basis of any fractional share of FLAG Common Stock settled by cash payment.

          (c) The holding period of the FLAG Common Stock received by the Middle Georgia shareholders will, in each instance, include the period during which the Middle Georgia Common Stock surrendered in exchange therefor was held, provided that the Middle Georgia Common Stock was held as a capital asset on the date of the exchange.

          (d) The payment of cash to Middle Georgia shareholders in lieu of fractional share interests of FLAG Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by FLAG. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging shareholder.

          (e) Where solely cash is received by a Middle Georgia shareholder in exchange for Middle Georgia Common Stock pursuant to the exercise of dissenters' rights, the former Middle Georgia shareholder will be subject to federal income tax as a result of such transaction. The cash will be treated as having been received as a redemption in exchange for such holder's Middle Georgia Common Stock, subject to the provisions and limitations of Section 302 of the Code.

     Upon the subsequent sale or exchange of FLAG Common Stock, a holder of such stock generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale or exchange and such holder's adjusted tax basis in the FLAG Common Stock. Under recently enacted legislation, capital gains recognized by certain non-corporate holders of FLAG Common Stock generally will be subject to a maximum federal income tax rate of 20% if the shares sold or exchanged are held for more than 18 months, and to a maximum federal income tax rate of 28% if such shares are held for more than one year but are not held for more than 18 months. Tax consequences to dealers in FLAG Common Stock, non-United States holders of FLAG Common Stock or others who have a special tax status (including, without limitation, financial institutions, insurance companies and tax-exempt entities) or to persons who received their shares through the exercise of employee stock options or otherwise as compensation may be different and such persons should consult their tax advisors as to the tax consequences of a sale or exchange of FLAG Common Stock.

     Each Middle Georgia shareholder who receives FLAG Common Stock in the Merger will be required to attach a statement to such shareholder's federal income tax return for the year of the Merger which describes the facts of the Merger, including the shareholder's basis in the Middle Georgia Common Stock exchanged, and the number of shares of FLAG Common Stock received in exchange for Middle Georgia Common Stock. Each shareholder should also keep as part of such shareholder's permanent records information necessary to establish such shareholder's basis in, and holding period for, the FLAG Common Stock received in the Merger.


     If the Merger fails to qualify as a tax-free reorganization for any reason, the principal federal income tax consequences, under currently applicable law, would be as follows: (i) gain or loss would be recognized to Middle Georgia as a result of the Merger; (ii) gain or loss would be recognized by the holders of Middle Georgia Common Stock upon the exchange of such shares in the Merger for shares of FLAG Common Stock; (iii) the tax basis of the FLAG Common Stock to be received by the holders of Middle Georgia Common Stock in the Merger would be the fair market value of such shares of FLAG Common Stock at the Effective Time; and (iv) the holding period of such shares of FLAG Common Stock to be received by Middle Georgia shareholders pursuant to the Merger would begin the day after the Effective Time. If the condition of receiving this tax opinion is waived by Middle Georgia, Middle Georgia will resolicit its shareholders prior to proceeding with the Merger.


     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER CIRCUMSTANCES, EACH HOLDER OF MIDDLE GEORGIA COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Middle Georgia will be carried forward at their previously recorded amounts.

     In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Middle Georgia Common Stock must be exchanged for FLAG Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Time.

     For information concerning certain conditions to be imposed on the exchange of Middle Georgia Common Stock for FLAG Common Stock in the Merger by affiliates of Middle Georgia and certain restrictions to be imposed on the transferability of the FLAG Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "-- Resales of FLAG Common Stock."

EXPENSES AND FEES

     The Merger Agreement provides that each of the parties will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

RESALES OF FLAG COMMON STOCK

     FLAG Common Stock to be issued to shareholders of Middle Georgia in connection with the Merger will be registered under the Securities Act. All shares of FLAG Common Stock received by holders of Middle Georgia Common Stock and all shares of FLAG Common Stock issued and outstanding immediately prior to the Effective Time, upon consummation of the Merger will be freely transferable by those shareholders of Middle Georgia and FLAG not deemed to be "Affiliates" of Middle Georgia or FLAG. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Middle Georgia or FLAG at the time of the Special Meetings (generally, directors, executive officers and 10% shareholders).

     Rules 144 and 145 promulgated under the Securities Act restrict the sale of FLAG Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the one-year period following the Effective Time, Affiliates of Middle Georgia or FLAG may resell publicly the FLAG Common Stock received by them in the Merger within certain limitations as to the amount of FLAG Common Stock sold in any three-month period and as to the manner of sale. After this one-year period, such Affiliates of Middle Georgia who are not Affiliates of FLAG may resell their shares without restriction. The ability of Affiliates to resell shares of FLAG Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to FLAG's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rules 144 and 145 on their ability to resell FLAG Common Stock received in the Merger. Affiliates also would be permitted to resell FLAG Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Joint Proxy Statement/Prospectus does not cover any resales of FLAG Common Stock received by persons who may be deemed to be Affiliates of Middle Georgia or FLAG.

     Middle Georgia has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of Middle Georgia to execute and deliver to FLAG prior to the Effective Time, an agreement (each, a "Middle Georgia Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any FLAG Common Stock obtained as a result of the Merger (i) except in compliance with the Securities Act and the rules and regulations of the SEC thereunder and (ii) in any case, until after results covering 30 days of post-Merger operations of FLAG have been published. In addition, certain Affiliates of Middle Georgia will have agreed not to sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FLAG Common Stock into which his shares of Middle Georgia Common Stock will be converted upon consummation of the Merger for a period of two (2) years following the Effective Time, unless such Affiliate (i) gives FLAG written notice not less than twenty (20) business days prior to such contemplated disposition and (ii) FLAG consents to such contemplated disposition. Furthermore, FLAG has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of FLAG to execute and deliver to FLAG prior to the Effective Time, an agreement (each, a "FLAG Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any FLAG Common Stock held by such Affiliate (i) except in compliance with the Securities Act and the rules and regulations of the SEC thereunder and (ii) in any case, until after results covering 30 days of post-Merger operations of FLAG have been published. The receipt of these FLAG and Middle Georgia Affiliate Agreements by FLAG is also a condition to FLAG's and Middle Georgia's obligations to consummate the Merger. Middle Georgia Certificates surrendered for exchange by any person who is an Affiliate of Middle Georgia for purposes of Rule 145(c) under the Securities Act shall not be exchanged for FLAG Certificates until FLAG has received such a written agreement from such person. Prior to publication of such results, FLAG will not transfer on its books any shares of FLAG Common Stock received by an Affiliate pursuant to the Merger. The stock certificates representing FLAG Common Stock issued to Affiliates in the Merger may bear a legend summarizing the foregoing restrictions. See "-- Conditions to Consummation of the Merger."

                        DESCRIPTION OF FLAG COMMON STOCK

     FLAG's authorized capital stock consists of 20,000,000 shares of $1.00 par value common stock, and 10,000,000 shares of preferred stock. The holders of the FLAG Common Stock have unlimited voting rights and are entitled to one vote per share for all purposes. Subject to such preferential rights as may be determined by the Board of Directors of FLAG in connection with the future issuance of shares of FLAG preferred stock, holders of FLAG Common Stock are entitled to such dividends, if any, as may be declared by the Board of Directors of FLAG in compliance with the provisions of the GBCC and the regulations of the appropriate regulatory authorities, and to receive the net assets of the corporation upon dissolution. The FLAG Common Stock does not have any preemptive rights with respect to acquiring additional shares of FLAG Common Stock, and the shares are not subject to any conversion, redemption or sinking fund provisions. The outstanding shares of FLAG Common Stock are, and the shares to be issued by FLAG in connection with the Merger Agreement will be, when issued, fully-paid and nonassessable. The FLAG Board of Directors is divided into three classes, as nearly equal in number as possible. FLAG Common Stock does not have cumulative voting rights in the election of FLAG directors.

     The Board of Directors is authorized to determine the series, preferences, limitations, and relative rights, including par value, of any authorized but unissued shares of FLAG preferred stock. No shares of FLAG preferred stock are presently outstanding, and although such shares may be issued in the future, FLAG has no present plans to issue any preferred stock. The FLAG preferred stock was authorized for future flexibility, and could be issued in a manner that could have an anti-takeover effect by discouraging a third party from seeking to acquire FLAG. FLAG knows of no present attempts to acquire FLAG.

     In order to approve certain "business combinations" with certain "interested stockholders" (10% or more stockholders), or to amend the provisions in the FLAG Articles of Incorporation relating to such business combinations, the affirmative vote of two-thirds of the issued and outstanding shares of the corporation entitled to vote thereon is required, unless (i) at least two-thirds of the directors of FLAG approve a memorandum of understanding with the interested stockholder regarding the business combination prior to the date on which such stockholder became an interested stockholder, or (ii) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, in order to amend certain provisions of FLAG's Articles of Incorporation and Bylaws relating to the number, election, term and removal of FLAG Directors, a two-thirds vote of the issued and outstanding shares of FLAG is required, unless two-thirds of the directors then serving approve the amendment.

                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

     As a result of the Merger, holders of Middle Georgia Common Stock will be exchanging their shares of a Georgia corporation governed by the GBCC and Middle Georgia's Articles of Incorporation (the "Middle Georgia Articles"), and Bylaws, for shares of Common Stock of FLAG, a Georgia corporation governed by the GBCC and FLAG's Articles of Incorporation (the "FLAG Articles"), and Bylaws. Certain significant differences exist between the rights of Middle Georgia shareholders and those of FLAG shareholders. The differences deemed material by Middle Georgia and FLAG are summarized below. The following discussion is necessarily general; it is not intended to be a complete statement of all the differences affecting the rights of shareholders, and their respective entities, and it is qualified in its entirety by reference to the GBCC as well as to FLAG's Articles and Bylaws and Middle Georgia's Articles and Bylaws.

AUTHORIZED CAPITAL STOCK

     FLAG. The FLAG Articles authorize the issuance of an aggregate of 20,000,000 shares of Common Stock, $1.00 par value, of which 2,036,990 shares were issued and outstanding as of the FLAG Record Date. The FLAG Articles also authorize the issuance, in one or more series, of not more than 10,000,000 shares of preferred stock ("FLAG Preferred Stock") with preferences, limitations and relative rights, including par value, as the FLAG Board of Directors from time to time may determine and set forth in an amendment to the FLAG Articles.

     Shares of FLAG Common Stock have unlimited voting rights and are entitled to receive the net assets of FLAG upon the dissolution of the corporation. The FLAG Bylaws provide that each share of FLAG Common Stock is entitled to one vote per share for all purposes.

     FLAG's Board of Directors may authorize the issuance of authorized but unissued shares of FLAG Common Stock without further action by FLAG's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which FLAG's capital stock may be listed. FLAG's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of FLAG Common Stock or FLAG Preferred Stock or any option or warrant for the purchase thereof.

     The authority to issue additional shares of FLAG Common Stock provides FLAG with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of FLAG Common Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of FLAG. In addition, the sale of a substantial number of shares of FLAG Common Stock to persons who have an understanding with FLAG concerning the voting of such shares, or the distribution or declaration of a dividend of shares of FLAG Common Stock (or the right to receive FLAG Common Stock) to FLAG shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of FLAG.

     Middle Georgia. Middle Georgia's authorized capital stock consists of 1,000,000 shares of Middle Georgia Common Stock, $1.00 par value, of which 64,272 shares were issued and outstanding as of the Middle Georgia Record Date. Each share of Middle Georgia Common Stock is entitled to one vote per share for all purposes. Middle Georgia's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Middle Georgia Common Stock or any option or warrant for the purchase thereof. In addition, the Board of Directors of Middle Georgia has the ability to increase or decrease the number of issued and outstanding shares of Middle Georgia Common Stock without the approval of the shareholders, within the maximum number of shares authorized by the Middle Georgia Articles and the minimum capitalization requirements of the Middle Georgia Articles or the GBCC.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

     FLAG. The FLAG Articles and Bylaws are generally silent with respect to the issue of amending the FLAG Articles, and thus, the GBCC dictates the requirements for making such an amendment. The GBCC generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the GBCC specifically allows without shareholder action, the corporation's board of directors must recommend any amendment of the FLAG Articles to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the GBCC, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation. The FLAG Articles provide that the provisions regarding the approval required for certain business combinations may only be changed by the affirmative vote of at least two-thirds of the issued and outstanding shares of the corporation entitled to vote thereon at any regular or special meeting of the stockholders, and notice of the proposed change must be contained in the notice of the meeting, unless two-thirds of certain "continuing directors" approve the proposed amendment. The FLAG Articles also provide that the provisions regarding the election, term and removal of FLAG Directors may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or special meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting, unless two-thirds of the directors then serving approve the proposed amendment.

     The FLAG Bylaws generally provide that the Bylaws may be made, amended or repealed by the FLAG Board of Directors unless the FLAG Articles or the GBCC reserve the power to amend or repeal the Bylaws exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing a particular Bylaw, provide expressly that the FLAG Board of Directors may not amend or repeal that Bylaw. Neither the FLAG Articles nor Bylaws expressly permit the FLAG shareholders to make, alter or rescind any Bylaws. Any amendment of the provisions in the FLAG Bylaws relating to the number of directors of FLAG requires the affirmative vote of two-thirds of all directors then in office or the affirmative vote of the holders of two-thirds of the issued and outstanding shares of FLAG entitled to vote at any regular or special meeting of the stockholders called for that purpose. Unless two-thirds of the directors then serving approve, the provisions in the FLAG Bylaws relating to the removal of FLAG directors by the FLAG shareholders may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or special meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting.

     Middle Georgia. The Middle Georgia Articles and Bylaws are generally silent with respect to the issue of amending the Middle Georgia Articles, and thus, the GBCC dictates the requirements for making such an amendment. The GBCC generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the GBCC specifically allows without shareholder action, the corporation's board of directors must recommend the amendment to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the GBCC, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation.

     In general, Middle Georgia's Bylaws may be altered, amended, or repealed by the Middle Georgia Board of Directors, subject to the ratification and approval of such amendments at the annual meeting of Middle Georgia shareholders by majority vote of the shares entitled to elect directors. The Middle Georgia Bylaws provide that the Middle Georgia shareholders have the power to alter, amend or repeal any bylaws adopted by the Board of Directors of Middle Georgia, and new Bylaws may be adopted by the Middle Georgia shareholders. In addition, the shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended, or repealed by the Middle Georgia Board of Directors. Action taken by the shareholders with respect to the Middle Georgia Bylaws must be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to the Middle Georgia Bylaws must be taken by an affirmative vote of a majority of all directors then holding office.

CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

     FLAG. FLAG's Bylaws generally provide that the number of directors constituting the FLAG Board of Directors shall be ten. Unlike the Middle Georgia Board of Directors, the FLAG Board of Directors is classified. The FLAG Articles and Bylaws provide that FLAG's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of FLAG having a classified Board of Directors is that only approximately one-third of the members of the Board of Directors are elected each year, which effectively requires two annual meetings for FLAG's shareholders to change a majority of the members of the Board of Directors. The FLAG Bylaws provide that in the event of a vacancy on the FLAG Board of Directors, including any vacancy created by reason of an increase in the number of directors, such vacancy may be filled by the stockholders of FLAG, the FLAG Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by affirmative vote of a majority of the remaining directors. FLAG shareholders do not have cumulative voting rights with respect to the election of directors. All elections for directors are decided by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     Middle Georgia. Unlike the FLAG Board of Directors, the Middle Georgia Board is not classified. The number of directors is determined by the Board of Directors or the Middle Georgia shareholders from time to time, but in no event will the Board of Directors have less than three directors nor more than 25 directors. The Middle Georgia Bylaws provide that the directors will be elected by the affirmative vote of a majority of the shares represented at the annual meeting of Middle Georgia shareholders.

REMOVAL OF DIRECTORS

     FLAG. Under the FLAG Articles and Bylaws, any one or more directors of FLAG may be removed from office, but only for cause (defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over FLAG, or breach of fiduciary duty involving personal profit). Such removal must be effected by the affirmative vote of the holders of a majority of the outstanding shares of FLAG.

     Middle Georgia. The Middle Georgia Bylaws provide that the entire Board of Directors of Middle Georgia or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. In addition, the Board of Directors may remove a director from office if such director is adjudicated an incompetent by a court, if he is convicted of a felony, or if he fails to attend regular meetings of the Board of Directors for three consecutive meetings without having been excused by the Board of Directors.

     The FLAG Articles and Bylaws provide more restrictive requirements for the removal of FLAG directors than do the Middle Georgia Articles and Bylaws with respect to Middle Georgia directors. The effect of these differences in the parties' governing documents is that the directors of FLAG are afforded greater protection against their removal by the vote of the FLAG shareholders than are the directors of Middle Georgia.

INDEMNIFICATION

     FLAG. The FLAG Articles and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding which is initiated against such person by reason of his serving as a director, to the fullest extent authorized by the GBCC; provided, however, that FLAG will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of FLAG; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or (iv) for any transaction from which the director derives an improper personal benefit. FLAG's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the GBCC, the purchase of insurance by FLAG against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director's heirs, executors and administrators, and the limitation of a director's liability to the corporation itself. The indemnification provisions state that they are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The FLAG Bylaws also provide for similar indemnification of the officers of FLAG. The FLAG Bylaws provide that, shareholders are entitled to notification of any indemnification granted to the directors.

     Middle Georgia. The Middle Georgia Bylaws provide that Middle Georgia shall indemnify its directors, officers, trustees, employees and agents for reasonable expenses incurred in connection with any proceeding to which such person is made a party due to his or her role as a current or former director, officer, trustee, employee or agent of Middle Georgia; provided, however, that Middle Georgia will not indemnify any such person for the expenses relating to any proceeding in which the person is adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of his duties to the corporation. In addition, no such person will be indemnified by Middle Georgia in relation to a proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the corporation, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same proceeding. Furthermore, Section 14-2-856 of the GBCC prevents the indemnification of directors who are found liable to the corporation (or subjected to injunctive relief in favor of the corporation) for: (i) any appropriation, in violation of his duties, of any business opportunity of Middle Georgia; (ii) any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or (iv) any transaction from which the director derives an improper personal benefit. Middle Georgia's Bylaws provide for the advancement of expenses to such persons at the outset of a proceeding, upon the receipt from such person of a promise of repayment, the purchase of insurance by Middle Georgia against any liability of such person arising from his duties and actions as a director, and the survival of such indemnification to the person's heirs, executors and administrators. The indemnification provisions state that they are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled.

SPECIAL MEETINGS OF SHAREHOLDERS

     FLAG. FLAG's Bylaws provide that such meetings may be called at any time by a majority of the entire Board of Directors of FLAG, the Chairman of the Board, the President, or, upon delivery to FLAG's Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, the holders of a majority of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

     Middle Georgia. The Middle Georgia Bylaws provide that special meetings may be called at any time by the President, Chief Executive Officer, Chairman of the Board or the Board of Directors of Middle Georgia. Middle Georgia is required to call a special meeting when requested in writing by the holders of not less than twenty-five percent of all the shares entitled to vote in an election of directors.

ACTIONS BY SHAREHOLDERS WITHOUT A MEETING

     FLAG. With respect to whether action required or permitted to be taken by FLAG shareholders must be effected at a duly called meeting of shareholders or whether such action may be effected by written consent of the shareholders, the FLAG Bylaws basically mirror Section 14-2-704 of the GBCC, which provides that, unless otherwise provided in the articles of incorporation, action required or permitted by the GBCC to be taken at an annual or special meeting may be taken without a meeting if the action is taken by all the stockholders entitled to vote on the action, or, if provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present and voted. Since FLAG's Articles do not provide for the action by stockholders of FLAG without a meeting, any such action must be taken by the unanimous written consent of all stockholders entitled to vote on the action.

     The provisions of the GBCC do not affect the special voting requirements contained in the FLAG Articles of Incorporation or Bylaws for the approval of a business combination or the amendment of such provision. The approval of a business combination or of an amendment to the provision which sets forth the voting requirements of such combinations requires the affirmative vote of the holders of two-thirds of all shares of FLAG Common Stock outstanding and entitled to vote, unless (i) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested stockholder prior to the date when such interested stockholder first became an interested stockholder, or (ii) the business combination is unanimously approved by the continuing directors of FLAG.

     Middle Georgia. The Middle Georgia Articles and Bylaws are silent on whether action required or permitted to be taken by Middle Georgia shareholders must be effected at a duly called meeting of shareholders or whether such action may be effected by written consent of the shareholders. Section 14-2-704 of the GBCC provides that, unless otherwise provided in the articles of incorporation, action required or permitted by the GBCC to be taken at an annual or special meeting may be taken without a meeting if the action is taken by the unanimous written consent of all of the shareholders entitled to vote on such action.

MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS

     FLAG. The FLAG Articles generally require the affirmative vote of the holders of at least two-thirds of all the issued and outstanding shares (other than shares held by an "interested stockholder") of FLAG Common Stock entitled to vote to approve a "business combination" with an interested stockholder (basically, a 10% or more stockholder of FLAG), unless (i) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested stockholder regarding the business combination prior to the date such stockholder became an interested stockholder, or (ii) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, FLAG's Bylaws expressly provide that the terms and requirements of Sections 14-2-1110 through 14-2-1113 of the GBCC will be applicable to FLAG and to any business combination approved or recommended by the Board of Directors of FLAG. As a result, Section 14-2-1111 requires that the business combination be (i) unanimously approved by the continuing directors, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval, or (ii) recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by the holders voting shares of the corporation (other than the voting shares beneficially owned by the interested shareholder who is a party to the business combination). These voting requirements are required in addition to any vote otherwise required by law or the Articles of Incorporation of FLAG. Further,
Section 14-2-1112 states that the voting requirements in Section 14-2-1111 do not apply as long as all of the shareholders of FLAG receive a fair price in return for their stock as a result of the business combination. However, the voting requirements contained within the FLAG Articles of Incorporation would continue to apply to any such business combinations.

     The provisions of the FLAG Articles of Incorporation and Bylaws relating to business combinations and Sections 14-2-1110 through 14-2-1113 of the GBCC are designed as anti-takeover measures, and for the protection of the minority shareholders of FLAG against some of the inequities which arise in certain hostile takeover attempts. Middle Georgia's Articles and Bylaws do not contain such provisions.

     Middle Georgia. In general, transactions effectuating a plan of merger or share exchange, or a sale of assets other than in the regular course of business are not addressed by the Middle Georgia Articles or Bylaws. Accordingly, Sections 14-2-1101 et seq. and 14-2-1202 govern the shareholder approval of mergers and share exchanges, and sales of assets other than in the regular course of business, respectively. The approval of such transactions requires that the Board of Directors of Middle Georgia recommend the transaction to the shareholders and that the shareholders entitled to vote must approve the plan by a majority vote.

SHAREHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

     FLAG. The FLAG Bylaws state that the Board of Directors of FLAG has the power to determine which accounts and books of FLAG, if any, will be open to the inspection of shareholders, except such books and records which are required by law to be held open for inspection. The GBCC provides that a shareholder is entitled to inspect and copy certain books and records (such as the corporation's articles of incorporation or bylaws) upon written demand at least five days before the date on which he wishes to inspect such records. A shareholder is entitled to inspect certain other documents (such as minutes of the meetings of the board of directors, accounting records and the record of shareholders of the corporation) provided that such inspection must occur during regular business hours at a reasonable location determined by FLAG, and any such demand for inspection will only be permitted if the following conditions are met: (i) the demand for inspection is made in good faith, or made for a proper purpose (a purpose reasonably relevant to such person's legitimate interest as a shareholder); (ii) the shareholder describes with particularity his or her purpose for the inspection and the documents which he wishes to inspect; (iii) the records requested for inspection by the shareholder are directly connected with his or her stated purpose; and, (iv) the records are to be used solely for the shareholder's stated purpose. The FLAG Bylaws also state that the Board has the power to prescribe reasonable rules and regulations not in conflict with applicable law for the inspection of corporate books or accounts.

     Middle Georgia. The Middle Georgia Bylaws contain substantially similar terms as the FLAG Bylaws with respect to the rights of shareholders of Middle Georgia to inspect corporate records or accounts.

Basically, the Middle Georgia Board of Directors has the power to designate which documents will be open for inspection, and the manner in which shareholders may inspect such documents, subject to the requirements of the GBCC.

DIVIDENDS

     FLAG. The FLAG Bylaws provide that dividends upon the capital stock of FLAG may be declared by the FLAG Board of Directors, as long as the Board of Directors complies with the requirements of the GBCC and the applicable rules and regulations of any relevant regulatory authorities. Such dividends may be paid in cash, property, or shares of FLAG's capital stock. Section 14-2-640 of the GBCC provides, generally, that no distribution, including dividends, may be made by a corporation if, after giving the distribution effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     Middle Georgia. The Bylaws of Middle Georgia provide that the Board of Directors of Middle Georgia may, from time to time, declare and pay dividends (in cash or property), but only to the extent that such dividends are declared and paid from Middle Georgia's unreserved and unrestricted earned surplus, or out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the preceding fiscal year. Dividends may also be declared by the Middle Georgia Board of Directors and paid in the shares of Middle Georgia out of any treasury shares which have been reacquired out of the capital funds of the corporation. In addition, dividends may be declared by the Middle Georgia Board of Directors and paid in the authorized but unissued shares of the corporation out of the retained earnings of Middle Georgia, provided that such shares may not be issued at less than par value, and that, at the time such a dividend is paid, certain adjustments provided for in the Middle Georgia Bylaws are made with regard to Middle Georgia's retained earnings and capital stock.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

     FLAG Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "FLAG." The following table sets forth the high and low sale prices per share of FLAG Common Stock on the Nasdaq National Market and the dividends paid per share of FLAG Common Stock for the indicated periods.

                                                          SALE PRICE PER
                                                          SHARE OF FLAG
                                                           COMMON STOCK     ANNUAL DIVIDENDS DECLARED
                                                         ----------------       PER SHARE OF FLAG
                                                          HIGH      LOW           COMMON STOCK
                                                         -------   ------   -------------------------
1996
First Quarter..........................................  $ 14.50   $12.50            $0.075
Second Quarter.........................................    13.50    12.00             0.085
Third Quarter..........................................    12.75     9.50             0.085
Fourth Quarter.........................................    11.75    10.75             0.085
1997
First Quarter..........................................  $ 13.00   $10.25            $0.085
Second Quarter.........................................   14.625    11.25             0.085
Third Quarter..........................................    16.50    14.00             0.085
Fourth Quarter.........................................    21.50    16.50             0.085
1998
First Quarter (through February   , 1998)..............

     On October 27, 1997, the last day prior to the public announcement that FLAG and Middle Georgia had executed the Merger Agreement, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $17.00, and the resulting equivalent pro forma price per share of Middle Georgia
Common Stock (based on the 15.75 Exchange Ratio) was $267.75. On February   ,
1998, the latest practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the last reported sale price per share of FLAG Common
Stock on the Nasdaq National Market was $          , and the resulting
equivalent pro forma price per share of Middle Georgia Common Stock was
$          . The equivalent per share price of a share of Middle Georgia Common
Stock at each specified date represents the last reported sale price of a share of FLAG Common Stock on such date multiplied by the Exchange Ratio.

     There is no established public trading market for the Middle Georgia Common Stock, and no reliable information is available as to trades of such shares or the prices at which such shares have traded. Middle Georgia pays dividends annually. The last dividend paid by Middle Georgia was $1.00 per share, paid on February 6, 1997. The Merger Agreement permits Middle Georgia to pay its regular annual dividend in accordance with its usual record and payment dates.

     To the knowledge of Middle Georgia the most recent trade of Middle Georgia Common Stock prior to October 27, 1997, the last day prior to the public announcement that FLAG and Middle Georgia had executed the Merger Agreement, was the sale by Middle Georgia of 330 treasury shares to certain newly elected members of Citizens' Macon County Advisory Board on August 13, 1997 at $165.00 per share. To the knowledge of Middle Georgia, there have been no trades of Middle Georgia Common Stock since the announcement of the Merger.

     The foregoing information regarding Middle Georgia Common Stock is provided for informational purposes only and, due to the absence of an active market for Middle Georgia's shares, should not be viewed as indicative of the actual or market value of Middle Georgia Common Stock.

     The holders of FLAG Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. FLAG has paid regular quarterly cash dividends on its Common Stock since 1987. Although FLAG currently intends to continue to pay quarterly cash dividends on FLAG Common Stock, there can be no assurance that FLAG's dividend policy will remain unchanged after consummation of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. For information with respect to the provisions of the Merger Agreement relating to FLAG's and Middle Georgia's abilities to pay dividends on their respective common stock during the pendency of the Merger, see "DESCRIPTION OF MERGER -- Conduct of the Business Pending the Merger."

     FLAG is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends from its subsidiary depository institution. FLAG's subsidiary thrift institution is subject to certain legal restrictions on the amount of dividends it is permitted to pay.

                           BUSINESS OF MIDDLE GEORGIA

GENERAL

     Middle Georgia is a bank holding company headquartered in Unadilla, Georgia. Citizens, Middle Georgia's wholly-owned subsidiary, operates six banking offices located in the cities of Unadilla, Vienna, Byronville, Montezuma and Oglethorpe, Georgia. As of September 30, 1997, Middle Georgia had total consolidated assets of approximately $120 million, total consolidated deposits of approximately $104 million, and total consolidated shareholders' equity of approximately $11 million. Through Citizens and CB Financial, a wholly-owned subsidiary of Citizens, Middle Georgia offers a broad range of banking and banking-related services, in addition to providing pawn, title pawn and check cashing services.

MANAGEMENT


     The following table presents information about each of the directors and executive officers of Middle Georgia and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the Middle Georgia Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.


                                                                                     NUMBER OF SHARES OF
                             PRESENT                                                   MIDDLE GEORGIA
                         OCCUPATION AND                               DIRECTOR OR    BENEFICIALLY OWNED
                            PRINCIPAL      POSITION AND OFFICES HELD   EXECUTIVE    AT THE MIDDLE GEORGIA
                         OCCUPATION FOR       WITH MIDDLE GEORGIA       OFFICER          RECORD DATE
NAME AND ADDRESS         LAST FIVE YEARS         AND CITIZENS            SINCE      AND PERCENT OF CLASS
----------------         ---------------   -------------------------  -----------   ---------------------
Patti S. Davis           Banker            Senior Vice President and     1990         172 shares(1)(7)
  P.O. Box 628                               Chief Financial Officer                        .27%
  Unadilla, GA 31091                         of Citizens; Executive
                                             Vice President, Chief
                                             Financial Officer and
                                             Director of Middle
                                             Georgia
Wendell S. Dunaway       Farmer            Director of Middle            1982         10,981 shares(2)
  P.O. Box 647                               Georgia; Director and                         17.09%
  Hawkinsville, GA                           Chairman of the Board
  31035                                      of Citizens
James W. Johnson         Equipment         Director and Chairman of      1982         6,142 shares(3)
  P.O. Box 626           Dealer              the Board of Middle                           9.56%
  Hawkinsville, GA                           Georgia; Director of
  31035                                      Citizens
Charles G. Speight, Sr.  Retired           Director and President of     1982          0 shares(4)(7)
  P.O. Box 303           Businessman         Middle Georgia;                                 0%
  Unadilla, GA 31091                         Director and Vice
                                             Chairman of Citizens
Michael C. Speight       Banker            Director of Middle            1995          0 shares(5)(7)
  405 N. Sixth Street                        Georgia and
  Vienna, GA 31092                           Citizens

                                                                                     NUMBER OF SHARES OF
                             PRESENT                                                   MIDDLE GEORGIA
                         OCCUPATION AND                               DIRECTOR OR    BENEFICIALLY OWNED
                            PRINCIPAL      POSITION AND OFFICES HELD   EXECUTIVE    AT THE MIDDLE GEORGIA
                         OCCUPATION FOR       WITH MIDDLE GEORGIA       OFFICER          RECORD DATE
NAME AND ADDRESS         LAST FIVE YEARS         AND CITIZENS            SINCE      AND PERCENT OF CLASS
----------------         ---------------   -------------------------  -----------   ---------------------
J. Daniel Speight, Jr.   Banker            Director and Chief            1984       35,877 shares(6)(7)
  Route 1                                    Executive Officer of                          55.82%
  Pinehurst, GA 31070                        Middle Georgia;
                                             Director, President and
                                             Chief Executive Officer
                                             of Citizens
Executive Officers and                                                               53,172 shares (7)
  Directors as a Group                                                                     82.73%


---------------

(1) Includes 172 shares in a self-directed IRA. Excludes 4,615 shares in the name of Ms. Davis and 167 shares in the name of Speight Futures, Inc., which are subject to the terms and conditions of that certain Shareholder Agreement dated December 23, 1992. See Note 7.
(2) Includes 10,956 shares in the name of Mr. Dunaway and 25 shares in the name of Dunaway Brothers, Inc.
(3) Includes 2,471 shares in the name of Mr. Johnson, 115 shares in the name of Catherine Johnson, and 3,556 shares in the name of McCranie Companies Profit sharing Plan.
(4) Excludes 3,340 shares in the name of Mr. Speight and 995 shares in the name of Patricia H. Speight, which are subject to the terms and conditions of that certain Shareholder Agreement dated December 23, 1992. See Note 7.
(5) Excludes 1,668 shares in the name of Mr. Speight, 20 shares in the name of Mr. Speight as Custodian for Andrew C. Speight, 71 shares in the name of Mr. Speight as Custodian for Gregory C. Speight, 71 shares in the name of Mr. Speight as Custodian for Kevin A. Speight and 493 shares in the name of Sp8Co., Inc., which are subject to the terms and conditions of that certain Shareholder Agreement dated December 23, 1992. See Note 7.
(6) Includes 312 shares in a self-directed IRA. Excludes 6,400 shares in the name of Mr. Speight, 71 shares in the name of Mr. Speight as Custodian for J.D. Speight, III, 20 shares in the name of Mr. Speight as Custodian for Alexander W. Speight, 100 shares in the name of Mr. Speight as Trustee for Patricia Ruth Taylor and 493 shares in the name of Sp8Co., Inc., which are subject to the terms and conditions of that certain Shareholder Agreement dated December 23, 1992. For purposes of this chart only, beneficial ownership of the 35,565 shares of Middle Georgia Common Stock subject to the Shareholder Agreement is attributed to Mr. Speight. See Note 7.
(7) Certain shareholders of Middle Georgia, all of whom are members of the Speight Family, have executed a Shareholder Agreement dated December 23, 1992. The Shareholder Agreement provides that all shares subject to the terms and conditions of the Shareholder Agreement are to be voted by the Voting Committee as set forth in the Shareholder Agreement (the "Speight Family Voting Committee"). The Speight Family Voting Committee consists of:
    J. Daniel Speight, Jr., Michael C. Speight, Ann S. Mixon, Charles G. Speight, Jr., David Speight and Patti S. Davis.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Corporate Profile. Middle Georgia, a one-bank holding company for Citizens, is located in Unadilla, Georgia, Dooly County, a community approximately 160 miles south of downtown Atlanta, Georgia.

     Middle Georgia has expanded its presence in its primary service area by purchasing a full service branch banking facility in June 1997 located in Montezuma, Macon County, Georgia and by subsequently opening an additional facility in neighboring Oglethorpe, Georgia. The branch addition has contributed significant loan and deposit growth during 1997.

     Middle Georgia is community oriented, with an emphasis on retail banking, and offers such customary banking services as consumer and commercial checking accounts, NOW accounts, savings accounts, certificates of deposit, lines of credit, Mastercard and VISA accounts, and money transfers. In addition, Citizens finances agriculture, commercial and consumer transactions, makes secured and unsecured loans, including residential mortgage loans, and provides a variety of other banking services.

     Middle Georgia's primary service area is in Dooly and Macon County, Georgia and surrounding counties. The service area has experienced minimal growth for the past several years. The area's economic base is dependent upon cyclical factors, such as agriculture and real estate activities.

     The following discussion focuses on significant changes in the financial condition and results of operations of Middle Georgia during the past three years. The discussion and analysis is intended to supplement and highlight information contained in the accompanying consolidated financial statements and the selected financial data presented elsewhere in this report.

     Financial Highlights. Net earnings decreased 4% during 1996 as compared to 1995, totaling just over $1,065,000. Net earnings for 1995 grew 12% compared to 1994 earnings of $996,000. Net earnings per common share decreased 4% in 1996 and increased 11% in 1995. Pretax earnings for 1996 decreased by approximately $108,000, or 7%, primarily due to increases in Middle Georgia's provision for loan losses resulting from loan growth.

     The returns on average assets and on average stockholders' equity were 1.28% and 11.08%, respectively, in 1996 compared to 1.46% and 13.20%, respectively, in 1995. The return on average assets remained steady in light of the 9% growth in average assets during 1996.

     Total assets at December 31, 1996 were $99.8 million compared to $83.1 million at the end of 1995, an increase of approximately 20%. Total loans were approximately $69.5 million at December 31, 1996, an increase of over 27% from the 1995 balance, and total deposits at December 31, 1996, were $88 million as compared to $73 million in 1995, an increase of 21%. Middle Georgia continues to fund the majority of its assets with deposits acquired in its local marketplace. Core deposits, which include certificates of deposit of $100,000 or more, increased by 18% during the past twelve months. Middle Georgia also held approximately $15 million of public fund deposits at December 31, 1996, including approximately $9 million which was related to a short-term community project.

     Net Interest Income. Net interest income (the difference between interest earned on assets and interest paid on deposits and liabilities) is the largest component and most important source of Middle Georgia's earnings. Middle Georgia actively manages this income source to provide the largest possible amount of income while balancing interest rate, credit and liquidity risks. Net interest income for 1996 increased by 3% from 1995 and by 12% in 1995 as compared to 1994. The increased volume of earning assets was the primary reason for the increase in 1996.

     Interest income increased 6% in 1996 and 19% in 1995. The increase in 1996 and 1995 was primarily a result of an increase in interest and fees on loans of approximately $394,000 or 6%, and an increase in interest on investment securities of approximately $93,000 or 12%.

     Average earning assets in 1996 increased 7% when compared to 1995 due to increases in average loans of over $3.3 million and average investment securities of $1.5 million. Increases in average earning assets of 6% were also experienced between 1995 and 1994 due to increases in average loans of $4.4 million and a $1.5 million increase in average investment securities. The average earning asset mix remained consistent during 1996 with loans at 77%, investment securities at 19% and other earning assets at 4% of the total. In 1995, loans accounted for 77%, investment securities 18% and other earning assets 5%. The mix of earning assets is monitored on a continuing basis in order to react to favorable interest rate movements and to maximize the return on earning assets.

     Table 1 presents net interest income, yields and rates on a taxable-equivalent basis and average balances for 1996, 1995, and 1994.

          TABLE 1 -- CONSOLIDATED AVERAGE BALANCES, INTEREST AND RATES
                            TAXABLE EQUIVALENT BASIS
                             (DOLLARS IN THOUSANDS)

                                                              YEARS ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------------------
                                          1996                          1995                          1994
                               ---------------------------   ---------------------------   ---------------------------
                                         INTEREST                      INTEREST                      INTEREST
                               AVERAGE   INCOME/    YIELD/   AVERAGE   INCOME/    YIELD/   AVERAGE   INCOME/    YIELD/
                               BALANCE   EXPENSE     RATE    BALANCE   EXPENSE     RATE    BALANCE   EXPENSE     RATE
                               -------   --------   ------   -------   --------   ------   -------   --------   ------
ASSETS
Interest-earning assets:
  Interest earning deposits
    and fed funds sold.......  $ 3,208    $  174      5.42%  $ 3,271    $  197      6.02%  $ 5,324    $  217      4.08%
  Investment securities:
    Taxable..................   10,330       662      6.41     9,833       608      6.18     8,147       460      5.65
    Nontaxable...............    3,647       307      8.42     2,678       249      9.30     2,873       269      9.36
                               -------    ------    ------   -------    ------    ------   -------    ------    ------
         Total investment
           securities........   13,977       969      6.93    12,511       857      6.85    11,020       729      6.62
                               -------    ------    ------   -------    ------    ------   -------    ------    ------
  Loans (including loan
    fees)....................   57,466     6,606     11.50    54,139     6,212     11.47    49,732     5,176     10.41
                               -------    ------             -------    ------             -------    ------
         Total interest
           earning assets....   74,651     7,749     10.38    69,921     7,266     10.39    66,076     6,122      9.27
Allowance for loan losses....   (1,062)                         (955)                         (952)
Cash and due from banks......    2,255                         2,142                         2,097
Premises and equipment.......    3,549                         2,609                         1,675
Other assets.................    3,668                         2,750                         1,832
                               -------                       -------                       -------
         Total assets........  $83,061                       $76,467                       $70,728
                               =======                       =======                       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
  Deposits:
    Demand...................  $10,458    $  271      2.59%  $10,408    $  278      2.67%  $11,787    $  282      2.39%
    Savings..................    3,207        88      2.74     3,264        89      2.73     3,472        95      2.74
    Time.....................   45,761     2,597      5.68    40,316     2,281      5.66    34,374     1,558      4.53
  Other borrowings...........      444        21      4.73        64         4      6.25     1,121        69      6.16
                               -------    ------    ------   -------    ------    ------   -------    ------    ------
Total interest bearing
  liabilities................   59,870     2,977      4.97    54,052     2,652      4.91    50,754     2,004      3.95
Non-interest bearing demand
  deposits...................   13,012                        13,235                        11,826
Other liabilities............      569                           742                           675
Stockholders' equity.........    9,610                         8,438                         7,473
                               -------                       -------                       -------
Total liabilities and
  stockholders' equity.......  $83,061                       $76,467                       $70,728
                               =======                       =======                       =======
Net interest income..........              4,772                         4,614                         4,118
                                          ------                        ------                        ------
Net interest spread..........                         5.41%                         5.48%                         5.32%
                                                    ======                        ======                        ======
Net interest yield on
  interest earning assets....                         6.39%                         6.60%                         6.23%
                                                    ======                        ======                        ======
Tax equivalent adjustment:
  Investment securities......               (104)                          (85)                          (92)
                                          ------                        ------                        ------
Net interest income..........             $4,668                        $4,529                        $4,026
                                          ======                        ======                        ======

     Nonaccrual loans and the interest income recorded on these loans (both prior and subsequent to the time the loans were placed on nonaccrual status, if any) are included in the yield calculation for loans for all periods presented.


     Consolidated Average Balances, Interests and Rates. The net cost of funds, defined as interest expense divided by average earning assets, increased 20 basis points in 1996, while the yield on total earning assets decreased one basis point and earning assets to total assets decreased. The rate paid on interest bearing liabilities increased 6 basis points from 1995 levels. During 1995, the yield on total earning assets increased 112 basis points while the rate paid on interest bearing liabilities increased 96 basis points and the net cost of funds increased 76 basis points.

     The banking industry uses two key ratios to measure relative profitability of net interest income. The net interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest bearing deposits and gives a direct perspective on the effect of market interest rate movements. The net interest margin is defined as net interest income as a percentage of average total earning assets and takes into account the positive impact of investing noninterest bearing funding sources.

     The net interest spread decreased 7 basis points to 5.41% from the 1995 spread of 5.48% as the yield on interest earning assets decreased while the rates paid on interest bearing liabilities increased. The increase in 1995 was 16 basis points from the 5.32% reflected in 1994. The net interest margin also showed a decline as reflected by the 6.39% earned in 1996, a 21 basis point decrease from 1995. The net interest margin for 1995 increased 37 basis points from the 6.23% shown in 1994. Table 2 shows the change in net interest income for the past two years due to changes in volumes and rates.

           TABLE 2 -- ANALYSIS OF THE CHANGES IN NET INTEREST INCOME
                            TAXABLE EQUIVALENT BASIS
                             (DOLLARS IN THOUSANDS)

                                                            1996 COMPARED TO 1995        1995 COMPARED TO 1994
                                                          INCREASE (DECREASE) DUE TO   INCREASE (DECREASE) DUE TO
                                                                  CHANGES IN                   CHANGES IN
                                                          --------------------------   --------------------------
                                                                    YIELD/     NET               YIELD/     NET
                                                          VOLUME     RATE    CHANGE    VOLUME     RATE    CHANGE
                                                          -------   ------   -------   -------   ------   -------
Interest earned on:
  Interest earning deposits and fed funds sold.........    $ (4)     $(19)    $(23)     $(101)    $ 81    $  (20)
  Investment securities:
    Taxable............................................      31        23       54        102       46       148
    Nontaxable.........................................      83       (25)      58        (18)      (2)      (20)
  Loans (including loan fees)..........................     379        15      394        484      552     1,036
                                                           ----      ----     ----      -----     ----    ------
         Total interest income.........................     489        (6)     483        467      677     1,144
                                                           ----      ----     ----      -----     ----    ------
Interest paid on:
  Deposits:
    Demand.............................................       1        (8)      (7)       (36)      32        (4)
    Savings............................................      (1)        0       (1)        (5)      (1)       (6)
    Time...............................................     309         7      316        296      427       723
  Other borrowings.....................................      18        (1)      17        (66)       1       (65)
                                                           ----      ----     ----      -----     ----    ------
         Total interest expense........................     327        (2)     325        189      459       648
                                                           ----      ----     ----      -----     ----    ------
         Net interest income...........................    $162      $ (4)    $158      $ 278     $218    $  496
                                                           ====      ====     ====      =====     ====    ======

     Loans. Average loans increased over 6% in 1996 with much of the increase concentrated in the commercial loan and real estate mortgage categories. These categories account for 26% and 60%, respectively, of the total loan portfolio. Total gross loans outstanding at year end increased 27% over the previous year end levels. The growth in the portfolio resulted from Middle Georgia's ongoing efforts to increase the loan portfolio through the origination of quality loans. Consumer installment loans also increased 17% from year end 1995.

     Table 3 breaks down the composition of the loan portfolio for each of the past five years while Table 4 shows the amount of loans outstanding for selected categories as of December 31, 1996, with maturities based on the remaining scheduled repayments of principal.

                     TABLE 3 -- LOAN PORTFOLIO COMPOSITION
                             (DOLLARS IN THOUSANDS)

                                                                         DECEMBER 31,
                            ------------------------------------------------------------------------------------------------------
                                   1996                 1995                 1994                 1993                 1992
                            ------------------   ------------------   ------------------   ------------------   ------------------
                                      PERCENT              PERCENT              PERCENT              PERCENT              PERCENT
                            AMOUNT    OF TOTAL   AMOUNT    OF TOTAL   AMOUNT    OF TOTAL   AMOUNT    OF TOTAL   AMOUNT    OF TOTAL
                            -------   --------   -------   --------   -------   --------   -------   --------   -------   --------
Commercial................  $18,066      26%     $10,957      20%     $11,242      21%     $ 9,253      20%     $10,475      23%
Real
 estate -- construction...    1,390       2          205      --        2,638       5          871       2          214       1
Real estate -- mortgage...   41,691      60       36,374      67       33,921      62       29,122      64       29,026      63
Installment loans to
  individuals.............    8,338      12        7,103      13        6,800      12        6,551      14        5,958      13
                            -------     ---      -------     ---      -------     ---      -------     ---      -------     ---
         Total loans......   69,485     100       54,639     100       54,601     100       45,797     100       45,673     100
Less: Allowance for loan
         losses...........    1,188                1,018                  934                  920                  690
     Unearned interest....      153                   32                   50                   28                   33
                            -------              -------              -------              -------              -------
                            $68,144              $53,589              $53,617              $44,849              $44,950
                            =======              =======              =======              =======              =======

                       TABLE 4 -- LOAN PORTFOLIO MATURITY
                             (DOLLARS IN THOUSANDS)

                                                             MATURITY
                                            -------------------------------------------         RATE STRUCTURE
                                                       OVER ONE                           ---------------------------
                                              ONE        YEAR                             PREDETERMINED   FLOATING OR
                                            YEAR OR    THROUGH     DUE AFTER                INTEREST      ADJUSTABLE
                                             LESS     FIVE YEARS   FIVE YEARS    TOTAL        RATE           RATE
                                            -------   ----------   ----------   -------   -------------   -----------
Commercial................................  $6,142     $10,840       $1,084     $18,066      $14,272        $3,794
Real estate-construction..................     570         361          459       1,390        1,390            --
                                            ------     -------       ------     -------      -------        ------
                                            $6,712     $11,201       $1,543     $19,456      $15,662        $3,794
                                            ======     =======       ======     =======      =======        ======

     Investment Securities. The composition of Middle Georgia's investment securities portfolio reflects Middle Georgia's investment strategy of maximizing portfolio yields commensurate with risk and liquidity considerations. The primary objectives of Middle Georgia's investment strategy are to maintain an appropriate level of liquidity and provide a tool to assist in controlling Middle Georgia's interest rate position while at the same time producing adequate levels of interest income. Management of the maturity of the portfolio is necessary to provide liquidity and to control interest rate risk. Middle Georgia's classification of its entire portfolio as available for sale indicates its desire to maintain a high level of liquidity and provide more flexibility in meeting liquidity needs. During 1996 and 1995, gross investment securities sales were $2.1 million and $3.1 million, respectively. Maturities and paydowns were $2.0 million and $1.7 million during 1996 and 1995, respectively, representing 14% of the average total portfolio for each year. Net realized gains associated with the sales were minimal, accounting for 1.1% and 5.4% of noninterest income during 1996 and 1995, respectively. Gross unrealized gains in the total portfolio amounted to approximately $87,000 at December 31, 1996 and gross unrealized losses amounted to approximately $148,000.

     Total average investment securities increased 12% during 1996. Average investment securities during 1995 increased 14% from the 1994 average levels. Total investment securities increased $5.0 million, or approximately 39%, during 1996.

     Table 5 reflects the carrying amount of the investment securities portfolio for the past three years.

           TABLE 5 -- CARRYING VALUE OF SECURITIES AVAILABLE FOR SALE
                             (DOLLARS IN THOUSANDS)

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                               1996       1995       1994
                                                              -------    -------    -------
U. S. Treasury..............................................  $   747    $   757    $   750
U.S. Government agencies....................................    6,986      2,255      2,315
State, county and municipal.................................    3,684      3,624      5,701
Mortgage backed securities..................................    5,948      6,021      2,400
Equity securities...........................................      253         --         --
                                                              -------    -------    -------
          Total.............................................  $17,618    $12,657    $11,166
                                                              =======    =======    =======

     Table 6 presents the expected maturity of the total investment securities portfolio (using amortized cost) by maturity date and average yields (for all obligations on a fully taxable basis assuming a 34% tax rate) at December 31, 1996. It should be noted that the composition and maturity/repricing distribution of investment securities available for sale is subject to change depending on rate sensitivity, capital needs, and liquidity needs.

             TABLE 6 -- EXPECTED MATURITY OF INVESTMENT SECURITIES
                             (DOLLARS IN THOUSANDS)

                                                        AFTER ONE BUT    AFTER FIVE BUT
                                         WITHIN ONE         WITHIN           WITHIN         AFTER TEN
                                            YEAR          FIVE YEARS       TEN YEARS          YEARS        TOTALS
                                       --------------   --------------   --------------   --------------   -------
                                       AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT
                                       ------   -----   ------   -----   ------   -----   ------   -----   -------
U.S. Treasury........................  $   --     --%   $  744   5.59%   $   --     --%   $   --     --%   $   744
U.S. Government agencies.............   5,086   5.60       947   5.79       998   5.65        --     --      7,031
State, county and municipal..........     155   8.68     1,552   7.62       778   5.24     1,151   8.85      3,636
Mortgage backed securities...........      --     --       757   6.79     1,073   6.38     4,185   6.27      6,015
Equity securities....................      --     --       253   6.41        --     --        --     --        253
                                       ------           ------           ------           ------           -------
         Total.......................  $5,241           $4,253           $2,849           $5,336           $17,679
                                       ======           ======           ======           ======           =======

     Deposits. As reflected in Table 1, total average interest bearing liabilities increased 11% during 1996. The largest dollar increase in average interest bearing deposits was in the time deposit category, rising over $5.4 million or 14% from 1995. Average interest bearing demand deposits increased by $50,000 or less than 1%. Average noninterest bearing demand deposits increased over $223,000 or approximately 2% during 1996 after increasing 12% during 1995. Savings deposits, interest bearing demand deposits and noninterest bearing demand deposits accounted for 38% and 42% of total average deposits during 1996 and 1995, respectively. The maturities of time deposits of $100,000 or more issued by Middle Georgia at December 31, 1996 are summarized in Table 7. Management is of the opinion that its time deposits of $100,000 or more are customer-relationship oriented and represent a reasonably stable source of funds.

              TABLE 7 -- MATURITIES OF TIME DEPOSITS OVER $100,000
                             (DOLLARS IN THOUSANDS)

Within 3 months.............................................    $ 5,087
After 3 through 6 months....................................      1,211
After 6 through 12 months...................................      4,736
After 12 months.............................................      1,220
                                                                -------
                                                                $12,254
                                                                =======

     Liquidity Management. The objective of liquidity management is to ensure that sufficient funding is available, at a reasonable cost, to meet the ongoing operational cash needs of Middle Georgia and to take advantage of income producing opportunities as they arise. While the desired level of liquidity will vary depending upon a variety of factors, it is the primary goal of Middle Georgia to maintain a high level of liquidity in all economic environments. Liquidity is defined as the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management involves maintaining Middle Georgia's ability to meet the day to day cash flow requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs. Without proper liquidity management, Middle Georgia would not be able to perform the primary function of a financial intermediary and would, therefore, not be able to meet the needs of the communities it serves. Daily monitoring of the sources and uses of funds is necessary to maintain an acceptable cash position that meets both requirements. In a banking environment, both assets and liabilities are considered sources of liquidity funding and both are monitored on a daily basis.

     The asset portion of the balance sheet provides liquidity primarily through loan principal repayments, maturities of securities and, to a lesser extent, sales of securities available for sale. Commercial and real estate-construction loans that mature in one year or less amounted to $6.7 million or 10% of the total loan portfolio at December 31, 1996. Securities available for sale maturing in the same time frame totaled over $5 million or 30% of the total investment securities portfolio at year end 1996 (including estimated maturities of mortgage backed securities). Other short-term investments such as federal funds sold and maturing interest bearing deposits with other banks are additional sources of liquidity funding.

     The liability portion of the balance sheet provides liquidity through various customers' interest bearing and noninterest bearing deposit accounts. Federal funds purchased and advances from the Federal Home Loan Bank are additional sources of liquidity and basically represent Middle Georgia's incremental borrowing capacity. This source of liquidity is short-term in nature and is used as necessary to fund asset growth and meet short-term liquidity needs.

     As disclosed in Middle Georgia's Consolidated Statement of Cash Flows (see "MIDDLE GEORGIA FINANCIAL DATA"), net cash provided by operating activities was approximately $2.4 million primarily due to net earnings and increases in accrued expenses. Net cash used in investing activities of $20.7 million consisted primarily of net loans originated of $15.1 million and securities purchased of $9.2 million. This resulted from management's continued efforts to invest new funds from deposits into loans and investment securities. The $14.9 million of net cash provided by financing activities consisted primarily of the $15 million increase in demand, savings and time deposits.

     Management considers Middle Georgia's liquidity position at the end of 1996 to be sufficient to meet its foreseeable cash flow requirements. Reference is made to the Consolidated Statements of Cash Flows for a three year analysis of the changes in cash and cash equivalents resulting from operating, investing and financing activities. See "MIDDLE GEORGIA FINANCIAL DATA."

     Interest Rate Sensitivity Management. The absolute level and volatility of interest rates can have a significant impact on Middle Georgia's profitability. The objective of interest rate risk management is to identify and manage the sensitivity of net interest income to changing interest rates, in order to achieve Middle Georgia's overall financial goals. Based on economic conditions, asset quality and various other considerations, management establishes tolerance ranges for interest rate sensitivity and manages within these ranges.

     Middle Georgia uses income simulation modeling as a primary tool in measuring interest rate risk and managing interest rate sensitivity. Simulation modeling considers not only the impact of changing market rates of interest on future net interest income, but also such other potential causes of variability as earning asset volume, mix, and general market conditions.

     Interest rate sensitivity is a function of the repricing characteristics of Middle Georgia's portfolio of assets and liabilities. These repricing characteristics are the time frames within which the interest bearing assets and liabilities are subject to change in interest rates either at replacement, repricing or maturity during the life of the instruments. Interest rate sensitivity management focuses on the maturity structure of assets and liabilities and their repricing characteristics during periods of changes in market interest rates. Effective interest rate sensitivity management seeks to ensure that both assets and liabilities respond to changes in interest rates within an acceptable time frame, thereby minimizing the effect of interest rate movements on net interest income. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in Middle Georgia's current portfolio that are subject to repricing at various time horizons: immediate through three months, four to twelve months, one to five years and on a cumulative basis. The differences are known as interest sensitivity gaps. Table 8 shows interest sensitivity gaps for these different intervals as of December 31, 1996.

                 TABLE 8 -- INTEREST RATE SENSITIVITY ANALYSIS
                             (DOLLARS IN THOUSANDS)

                                                                                      OVER FIVE
                                             IMMEDIATE   OVER THREE                   YEARS AND
                                              THROUGH      MONTHS        OVER ONE       NON-
                                               THREE     THROUGH ONE   THROUGH FIVE     RATE
                                              MONTHS        YEAR          YEARS       SENSITIVE    TOTAL
                                             ---------   -----------   ------------   ---------   -------
Interest earning assets:
  Interest bearing deposits and federal
     funds sold............................   $ 1,640      $    --       $    --       $    --    $ 1,640
  Investment securities:
     Taxable...............................     5,085           --         4,821         4,028     13,934
     Tax-exempt............................        --          155         1,552         1,977      3,684
  Loans:...................................    32,909       16,512        18,073         1,991     69,485
                                              -------      -------       -------       -------    -------
          Total interest earning assets....    39,634       16,667        24,446         7,996     88,743
Interest bearing liabilities:
  Deposits:
     Interest bearing demand...............    20,884           --            --            --     20,884
     Savings...............................     3,091           --            --            --      3,091
     Time..................................    11,591       25,302        10,386            --     47,279
                                              -------      -------       -------       -------    -------
          Total interest bearing
            liabilities....................    35,566       25,302        10,386            --     71,254
Noninterest bearing funding sources, net...        --           --            --        16,764     16,764
                                              -------      -------       -------       -------    -------
Interest sensitivity gap...................     4,068       (8,635)       14,060        (8,768)   $   725
                                              -------      -------       -------       -------    =======
Cumulative interest sensitivity gap........   $ 4,068      $(4,567)      $ 9,493       $   725
                                              =======      =======       =======       =======

     As seen in Table 8, 50% of earning asset funding sources will reprice within one year compared to 45% of all interest earning assets. Changes in the mix of earning assets or supporting liabilities can either increase or decrease the net interest margin without affecting interest rate sensitivity. In addition, the interest rate spread between an asset and its supporting liability can vary significantly while the timing of repricing for both the asset and the liability remains the same, thus impacting net interest income. This characteristic is referred to as basis risk and generally relates to the possibility that the repricing characteristics of short-term assets tied to Middle Georgia's prime lending rate are different from those of short-term funding sources such as certificates of deposit.

     Varying interest rate environments can create changes in prepayment levels of assets and liabilities which are not reflected in the interest rate sensitivity analysis report. These prepayments may have significant effects on Middle Georgia's net interest margin. Because of these factors an interest sensitivity gap report may not provide a complete assessment of Middle Georgia's exposure to changes in interest rates.

     Table 8 indicates Middle Georgia is in a liability sensitive or negative gap position after twelve months. This liability sensitive position would generally indicate that Middle Georgia's net interest income would decrease should interest rates rise and would increase should interest rates fall. Due to the factors cited previously, current simulation results indicate only minimal sensitivity to parallel shifts in interest rates. Management also evaluates the condition of the economy, the pattern of market interest rates and other economic data to determine the appropriate mix and repricing characteristics of assets and liabilities required to produce an optimal net interest margin.

     Fair Value of Financial Instruments. As indicated in Note 15 to Middle Georgia's Consolidated Financial Statements, the fair value of Middle Georgia's financial instruments is exceeded by the net book value of such assets and liabilities by approximately $265,000 at December 31, 1996. These disclosures should not be considered a surrogate of the liquidation value of Middle Georgia, but rather represent a good faith estimate of the increase or decrease in value of financial instruments held by Middle Georgia since purchase, origination, or issuance.

     Capital Resources. Stockholders' equity at December 31, 1996 increased 10% from December 31, 1995. Net earnings after dividends for 1996 and the change in the unrealized gain/(loss) on the securities available for sale portfolio, net of tax, accounted for the majority of the increase in stockholders' equity.

     Dividends of $63,942, or $1.00 per share, were declared on Middle Georgia's Common Stock in 1996 and 1995. Middle Georgia has strived to retain earnings in order to keep pace with the rate of asset growth.

     Average stockholders' equity as a percentage of total average assets is one measure used to determine capital strength. The ratio of average stockholders' equity to average assets for 1996 was 11.57% compared to 11.03% in 1995. The increase in the ratio is the result of retaining earnings to support anticipated future asset growth. Table 9 summarizes these and other key ratios of Middle Georgia for each of the last three years.

                             TABLE 9 -- KEY RATIOS

                                                              1996    1995    1994
                                                              -----   -----   -----
Return on average assets....................................   1.28%   1.46%   1.41%
Return on average equity....................................  11.08   13.20   13.33
Dividend payout ratio.......................................   6.00    5.74    6.38
Average equity to average assets............................  11.57   11.03   10.57

     The FDIC has issued guidelines for the implementation of risk-based capital requirements by U.S. banks. These risk-based capital guidelines take into consideration risk factors, as defined by regulators, associated with various categories of assets, both on and off balance sheet. Under the guidelines, capital strength is measured in two tiers which are used in conjunction with risk adjusted assets to determine the risk based capital ratios. The guidelines require an 8% total risk-based capital ratio, of which 4% must be Tier I capital.

     Citizens' Tier I capital, which consists of stockholders' equity net of unrealized gains and losses on securities available for sale and intangible assets, amounted to $8.9 million at December 31, 1996. Tier II capital includes supplemental capital components such as qualifying allowance for loan losses. Tier I capital plus Tier II capital components is referred to as Total Risk-based Capital and was $9.9 million at December 31, 1996. The percentage ratios, as calculated under the guidelines, were 11.1% and 12.4% for Tier I and Total Risk-based Capital, respectively, at December 31, 1996.

     A minimum leverage ratio is required in addition to the risk-based capital standards and is defined as Tier I capital divided by average assets adjusted for the unrealized gain/loss on the investment securities portfolio and intangible assets. Although a minimum leverage ratio of 3% has been established, the FDIC will require bank holding companies to maintain a leverage ratio greater than 3% if it is experiencing or anticipating significant growth or is operating with less than well-diversified risks in the opinion of the FDIC. The FDIC uses the leverage ratio in tandem with the risk-based capital ratios to assess capital adequacy of banks. Citizens' leverage ratios at December 31, 1996 and 1995 were 10.3% and 10.8%, respectively. Risk-based and leverage capital positions as of December 31, 1996 and 1995 are presented in Table 10.

                    TABLE 10 -- ANALYSIS OF CAPITAL ADEQUACY
                             (DOLLARS IN THOUSANDS)

                                                               1996      1995
                                                              -------   -------
Risk-based capital ratios:
  Tier I capital to risk-adjusted assets....................     11.1%     13.2%
  Tier II capital to risk-adjusted assets...................      1.3       1.2
                                                              -------   -------
          Total capital to risk-adjusted assets.............     12.4%     14.4%
                                                              =======   =======
          Leverage ratio....................................     10.3%     10.8%
                                                              =======   =======
  Tier I capital............................................  $ 8,876   $ 8,326
  Tier II capital...........................................      999       791
                                                              -------   -------
          Total capital.....................................  $ 9,875     9,117
                                                              =======   =======
Total risk-adjusted assets..................................  $79,735   $63,124
                                                              =======   =======

     All three of the capital ratios of Citizens currently exceed the minimum ratios required in 1996 as defined by federal regulators and are deemed to be well capitalized. Citizens monitors these ratios to ensure that Citizens remains within regulatory guidelines. Increased regulatory activity in the financial industry as a whole will continue to impact the structure of the industry; however, management does not anticipate any negative impact on the capital resources or operations of Middle Georgia.

     Provision and Allowance for Loan Losses. Middle Georgia manages asset quality and controls risk through diversification of the loan portfolio and the application of policies designed to foster sound underwriting and loan monitoring practices. Middle Georgia's loan administration function is charged with monitoring asset quality, establishing credit policies and procedures, and enforcing the consistent application of these policies and procedures.

     The provision for loan losses is the annual cost of providing an adequate allowance for anticipated potential future losses on loans. The amount each year is dependent upon many factors including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, management's assessment of loan portfolio quality, the value of collateral and economic factors and trends.

     During recent years, Middle Georgia has strengthened its review process of the larger loans in its portfolio and has imposed stricter underwriting standards in order to minimize the impact an economic downturn might have on credit quality. Loan review procedures, including such techniques as loan grading and on-site reviews, are continually utilized in order to ensure that potential problem loans are identified early in order to lessen any potentially negative impact such problem loans may have on Middle Georgia's earnings. Management's involvement continues throughout the process and includes participation in the workout process and recovery activity. These formalized procedures are monitored internally by the loan review committee. Such review procedures are quantified in quarterly reports to senior management and are used in determining whether such loans represent potential loss to Middle Georgia. Management monitors the entire loan portfolio in an attempt to identify problem loans so that risks in the portfolio can be identified on a timely basis and an appropriate allowance maintained.

     The provision for loan losses increased 100% in 1996 compared to a 267% increase in 1995. The increased provision for 1996 and 1995 is a direct result of management's efforts to maintain an adequate allowance given the increase in loans outstanding. The allowance for loan losses as a percentage of gross loans outstanding at year end totaled 1.7% and 1.9% for 1996 and 1995, respectively.

     Middle Georgia does not allocate the allowance for loan losses to the various loan categories. The entire allowance is available to absorb losses from any and all loans. Table 11 sets forth information with respect to Middle Georgia's allowance for loan losses for each of the last five years.

             TABLE 11 -- ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                             (DOLLARS IN THOUSANDS)

                                                                   YEARS ENDED DECEMBER 31,
                                                             ------------------------------------
                                                              1996     1995    1994   1993   1992
                                                             ------   ------   ----   ----   ----
Allowance for loan losses at beginning of year.............  $1,018   $  934   $920   $690   $491
Charge-offs:
  Commercial...............................................       8        1     19     --     84
  Real estate..............................................      20       --      1     39     36
  Installment loans to individuals.........................      30       31     11     14     12
                                                             ------   ------   ----   ----   ----
          Total charge-offs................................      58       32     31     53    132
                                                             ------   ------   ----   ----   ----
Recoveries:
  Commercial...............................................      --       --      1     --      1
  Real estate..............................................      --       --      9      8     --
  Installment loans to individuals.........................       8        6      5     --     12
                                                             ------   ------   ----   ----   ----
          Total recoveries.................................       8        6     15      8     13
                                                             ------   ------   ----   ----   ----
Net charge-offs............................................      50       26     16     45    119
Provisions charged to earnings.............................     220      110     30    275    318
                                                             ------   ------   ----   ----   ----
Balance at end of year.....................................  $1,188   $1,018   $934   $920   $690
                                                             ======   ======   ====   ====   ====
Ratio of net charge-offs to average loans outstanding
  during the period........................................     .09%     .05%   .03%   .10%   .26%
                                                             ======   ======   ====   ====   ====


     Asset Quality. Nonperforming assets, comprised of nonaccrual loans, loans 90 days or more past due and other real estate owned, totaled $2.3 million at December 31, 1996. At December 31, 1995, nonperforming assets amounted to $1 million. The increase in nonperforming assets during 1995 relates to one large loan relationship, totaling $872,000, that was placed on nonaccrual status in September 1995 when the customer filed for bankruptcy protection. This loan was subsequently paid off in December 1997. The increase in other real estate at December 31, 1996 was due primarily to one property totaling approximately $182,000 that was foreclosed upon in November 1996. This property had not yet been sold as of December 31, 1997. There were no related party loans which were considered nonperforming at December 31, 1996 or 1995. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. As a result of management's ongoing review of the loan portfolio, loans are placed on nonaccrual status generally when they are past due for principal or interest payments for more than 90 days or it is otherwise not reasonable to expect collection of principal and interest under their original terms. Exceptions are allowed for loans 90 days past due when such loans are well collateralized and in process of collection. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Loans made by Middle Georgia to facilitate the sale of other real estate are made on terms comparable to loans of similar risk. An adequate investment by the buyer is required prior to the removal of other real estate from nonperforming assets.



     There were no commitments to lend additional funds on nonaccrual loans at December 31, 1996. There were no other foreclosed or repossessed assets at December 31, 1996. Table 12 summarizes Middle Georgia's risk elements for each of the last five years. Management performs an evaluation of the loan portfolio on a quarterly basis. Potential problem loans are reviewed monthly and a determination is made as to the potential losses. The evaluation takes into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and a review of specific problem and individually significant loans.


                           TABLE 12 -- RISK ELEMENTS
                             (DOLLARS IN THOUSANDS)


                                                                   YEARS ENDED DECEMBER 31,
                                                             ------------------------------------
                                                              1996     1995    1994   1993   1992
                                                             ------   ------   ----   ----   ----
Accruing loans 90 days or more past due....................  $  979   $   22   $ --   $ 11   $  8
Loans on nonaccrual........................................   1,013      902     87    626     73
Other real estate..........................................     337       76    105     84     78
                                                             ------   ------   ----   ----   ----
Total nonperforming assets.................................  $2,329   $1,000   $192   $721   $159
                                                             ======   ======   ====   ====   ====
Total nonperforming assets as a percentage of loans........    3.35%    1.83%   .35%  1.57%   .35%
                                                             ======   ======   ====   ====   ====



     Interest on nonaccrual loans which would have been reported during 1996 if the loans had been current in accordance with their original terms amounted to approximately $95,000. No interest income on nonaccrual loans was recorded in net earnings during 1996.


     There may be additional loans within Middle Georgia's portfolio that become classified as conditions dictate; however, management was not aware of any such loans that are material in amount at December 31, 1996. At December 31, 1996, management was unaware of any known trends, events or uncertainties that will have or that are reasonably likely to have a material effect on Middle Georgia's liquidity, capital resources or operations.

     Noninterest Income. Noninterest income consists primarily of revenues generated from service charges and fees on deposit accounts. Noninterest income increased 14% during 1996 as compared to 1995 primarily due to new accounts. Total noninterest income for 1995 showed an increase of 13% compared to 1994.

     Noninterest Expense. Noninterest expense for 1996 increased 7% following an increase of 11% in 1995. Total salaries and employee benefits increased 9% during 1996 and 7% in 1995 due largely to employee additions required to support Middle Georgia's branch growth.

     Net occupancy expense increased 34% in 1996 following an increase of 21% in 1995. The 1996 increase in occupancy expense was due to expenses related to branch renovations, including depreciation and maintenance expenses, as well as increases due to investments in technology upgrades.

     Other noninterest expenses decreased by approximately $144,000 or 13% compared to a 12% increase in 1995. The largest components of other noninterest expenses which include data processing and stationery and supplies, increased 9% in 1996. Management continues to evaluate other noninterest expense details in efforts to further decrease the cost of providing expanded banking services to a growing customer base.

     Income Taxes. Income tax expense decreased 11% during 1996, while it increased by 12% in 1995. The effective tax rate as a percentage of pretax income was 30% in 1996 and 32% in 1995. These tax rates differ from the statutory Federal tax rate of 34 percent primarily due to state taxes and tax exempt interest income on certain investment securities. In 1996, tax exempt investment securities interest expressed as a percentage of pretax earnings increased to 13% from 10% in 1995. See Note 11 to Middle Georgia's Consolidated Financial Statements for an analysis of income taxes.

     Impact of Inflation and Changing Prices. A bank's asset and liability structure is substantially different from that of an industrial company in that primarily all assets and liabilities of a bank are monetary in nature. Management believes the impact of inflation on financial results depends on Middle Georgia's ability to react to changes in interest rates and, by such reaction, reduce the inflationary impact on performance. Interest rates do not necessarily move in the same direction, or at the same magnitude, as the prices of other goods and services. As discussed previously, management seeks to manage the relationship between interest-sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

  Management's Discussion and Analysis of Financial Condition and Results of
Operations For Each of the   Nine Months Ended September 30, 1997 and 1996:

     Financial Condition. Total assets at September 30, 1997 were approximately $120 million, representing a 20% increase from December 31, 1996. Deposits increased approximately $16.4 million, or 19% from December 31, 1996, while net loans increased approximately $18.5 million, or 27%. The allowance for loan losses at September 30, 1997 totaled $1.3 million, representing 1.5% of total loans compared to the December 31, 1996 total of $1.2 million, representing 1.7% of total loans. Securities available for sale decreased 11% from December 31, 1996. The increases in assets, loans and deposits are primarily due to the acquisition of the Montezuma branch, which contributed $29.1 million in deposits and increased loan demand.


     The total of nonperforming assets, which includes nonaccrual loans, repossessed collateral and loans for which payments are more than 90 days past due, decreased from $2.3 million at December 31, 1996 to $1.4 million at September 30, 1997. The decrease in nonperforming assets at September 30, 1997 relates to one large loan relationship totaling approximately $918,000, that was past due greater than 90 days (and still accruing interest) at December 31, 1996 that is now current at September 30, 1997. There were no related party loans which were considered nonperforming at September 30, 1997.


     Middle Georgia was most recently examined by its primary regulatory authority in December 1996. There were no recommendations by the regulatory authority that in management's opinion will have material effects on the company's liquidity, capital resources or operations.

     Results of Operations. Net interest income increased $667,000, or 20%, in the first nine months of 1997 compared to the same period for 1996. Interest income for the first nine months of 1997 was $6.9 million, representing an increase of $1.3 million, or 24% over the same period in 1996. Interest expense for the first nine months of 1997 increased approximately $661,000, or 21%, compared to the same period in 1996. This increase in interest income and expense during the first nine months of 1997 compared to the same period in 1996 is primarily attributable to the increase in the volume of both loans and deposits.

     The provision for loan losses for the first nine months of 1997 decreased $14,000 compared to the same period for 1996. It is management's belief that the allowance for loan losses is adequate to absorb probable losses in the loan portfolio.

     Noninterest income increased 14% to approximately $965,000 for the nine month period ended September 30, 1997, as compared to the same period in 1996. This increase is primarily attributable to Middle Georgia's computer and network installation sales.

     Noninterest expenses for the first nine months of 1997 increased approximately $839,000, or 28%, compared to the first nine months of 1996. The net increase is primarily attributable to employee additions required to maintain growth and expenses related to the new branch facility in Montezuma.

     Capital Resources. Citizens is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines, Citizens must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Citizens' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require Citizens to maintain minimum amounts and ratios of total and Tier I capital (as defined) to risk-weighted assets and of Tier I capital (as defined) to average assets. As of September 30, 1997, Citizens met all capital adequacy requirements to which it is subject.

     The following tables present Citizens' consolidated regulatory capital position at September 30, 1997:

RISK-BASED CAPITAL RATIOS
Tier I Capital..............................................   9.09%
Tier I Capital minimum requirement..........................   4.00
                                                              -----
Excess......................................................   5.09%
                                                              =====
Total Capital...............................................  10.37%
Total Capital minimum requirement...........................   8.00
                                                              -----
Excess......................................................   2.37%
                                                              =====
LEVERAGE RATIO
Tier I Capital to adjusted total assets.....................   7.52%
Minimum leverage requirement................................   3.00
                                                              -----
Excess......................................................   4.52%
                                                              =====

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     Several of Middle Georgia's directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Middle Georgia and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Middle Georgia and its subsidiaries, including borrowings, all of which, in the opinion of Middle Georgia management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Middle Georgia and its subsidiaries expect to have such transactions on similar terms with its directors, executive officers, and their affiliates in the future. The aggregate amount of loans outstanding by Citizens to directors, executive officers, and related parties of Middle Georgia or Citizens as of September 30, 1997, was approximately $3,881,000, which represented approximately 36% of consolidated shareholders' equity on that date.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS OF MIDDLE GEORGIA

     The following lists each shareholder of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the 64,272 outstanding shares of Middle Georgia Common Stock as of the Middle Georgia Record Date.

                     NAME AND ADDRESS                        NUMBER OF SHARES    PERCENTAGE OF CLASS
                     ----------------                        ----------------    -------------------
Wendell S. Dunaway.........................................   10,981 shares(1)          17.09%
  P.O. Box 647
  Hawkinsville, GA 31035
James W. Johnson...........................................    6,142 shares(2)           9.56%
  P.O. Box 626
  Hawkinsville, GA 31035
Speight Family Voting Committee............................   35,565 shares(3)          55.33%
  (consisting of: J. Daniel Speight, Jr., Michael C.
  Speight, Ann S. Mixon, Charles G. Speight, Jr., David
  Speight and Patti S. Davis).

---------------

(1) Includes 10,956 shares in the name of Mr. Dunaway and 25 shares in the name of Dunaway Brothers, Inc.
(2) Includes 2,471 shares in the name of Mr. Johnson, 115 shares in the name of Catherine Johnson, and 3,556 shares in the name of McCranie Companies Profit sharing Plan.

(3) Certain shareholders of Middle Georgia, all of whom are members of the Speight Family, have executed a Shareholder Agreement dated December 23, 1992. The Shareholder Agreement provides that all shares subject to the terms and conditions of the Shareholder Agreement are to be voted by the Voting Committee as set forth in the Shareholder Agreement (the "Speight Family Voting Committee"). Individual members of the Speight Family Voting Committee hold an aggregate of 532 shares that are not subject to the Shareholder Agreement. See "-- Management."


YEAR 2000 ISSUES



     Middle Georgia adopted a Year 2000 Policy and Plan of Action in September 1997 (the "Y2K Plan"). Pursuant to the Y2K Plan, Middle Georgia established a Steering Committee in September 1997, consisting of ten members who are all employees and/or officers of Citizens (the "Steering Committee"). The members of the Steering Committee are representatives of all areas of Citizens and Middle Georgia. The Steering Committee scheduled meetings quarterly for 1997, bi-monthly for the first half of 1998, and monthly thereafter. The Steering Committee has had two meetings since its inception. A representative of the Steering Committee updates the Board of Directors of Citizens monthly on the progress of the Steering Committee and status of compliance with the Y2K Plan. In December 1997, the Board of Directors of Citizens approved a budget submitted on behalf of the Steering Committee for expenses in connection with implementing the Y2K Plan.



     As of September 30, 1997, the Steering Committee had identified all mission-critical areas, which the Steering Committee has committed to ensure are Year 2000 compliant by December 31, 1998. The Board of Directors of Citizens approved the list of mission-critical areas.



     Citizens purchased and is utilizing software developed by Brintech known as Year 2000 Risk Management System. The Brintech software assists Citizens in evaluating and risk grading its vendors. Citizens has received correspondence from various of its vendors regarding the status of their Year 2000 compliance programs.



     After a comprehensive contract review, Citizens will send to each of its vendors a request regarding status of such vendor's Year 2000 compliance. Citizens anticipates sending these letters to its vendors by the end of February 1998. The Brintech software will provide assistance in tracking responses from vendors and providing risk assessments of such responses.



     Through members of the Steering Committee, Citizens has reviewed all loans over $100,000 to identify larger borrowers with potential Year 2000 problems in their business plan or operations. Citizens intends to notify these borrowers of their potential Year 2000 issues and to conduct seminars for its customers to provide Year 2000 compliance assistance.

                                BUSINESS OF FLAG

GENERAL

     FLAG is a unitary thrift holding company headquartered in LaGrange, Georgia with five savings bank offices in LaGrange, Georgia, which serve markets located in western Georgia and eastern Alabama. As of September 30, 1997, FLAG had total consolidated assets of approximately $238 million, total consolidated deposits of approximately $178 million, and total consolidated shareholders' equity of approximately $22 million. Through its federal savings bank subsidiary, First Federal, and First Federal's wholly-owned subsidiary, Piedmont, FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, engages in equipment leasing, engages in mortgage banking services, provides a wide range of brokerage services and performs real estate appraisal services.

     FLAG continually evaluates business combination opportunities and conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that FLAG might undertake may be material, in terms of assets acquired or liabilities assumed, to FLAG's financial condition. Recent business combinations in the banking industry have typically involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquirer.

DIRECTORS AND EXECUTIVE OFFICERS

     The Bylaws of the company provide that the Board of Directors of FLAG shall consist of ten members who shall be divided into three classes as nearly equal in number as possible. The directors in each class are elected by the shareholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors expires each year at the Annual Meeting of Shareholders, and a new class of either three or four directors is elected by the shareholders each year at that time. The directors of the surviving corporation will be: Dr. A. Glenn Bailey, H. Speer Burdette, III, Patti S. Davis, Fred A. Durand, III, John S. Holle, Kelly R. Linch, J. Daniel Speight, Jr., John W. Stewart, Jr., and Robert W. Walters and such additional persons as may thereafter be elected. The executive officers of the surviving corporation will be: John S. Holle, Chairman of the Board; J. Daniel Speight, Jr., President and Chief Executive Officer; Patti S. Davis, Senior Vice President and Secretary; Ellison C. Rudd, Senior Vice President, Treasurer and Chief Financial Officer; and such additional persons as may thereafter be elected.

     The following section sets forth certain information regarding each of the persons who, after the consummation of the Merger, will be a director or executive officer of FLAG, as the surviving corporation. Except as otherwise indicated, each of the named persons has been engaged in his present principal occupation for more than five years.

     Dr. A. Glenn Bailey. Dr. Bailey is a physician and surgeon in LaGrange and is a director, and from 1980 to 1989 was President, of Clark-Holder Clinic, a LaGrange medical clinic. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Dr. Bailey will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Dr. Bailey is 62 years old.

     H. Speer Burdette, III. Mr. Burdette is an owner, director and Vice President/Treasurer of J.K. Boatwright & Co., P.C., an accounting firm located in LaGrange. He has been a director of First Federal since 1993 and a director of FLAG since 1994. Following the Merger, Mr. Burdette will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Burdette is 45 years old.


     Patti S. Davis. Ms. Davis is a cousin of J. Daniel Speight, Jr., and has served as Executive Vice President and Chief Financial Officer of Middle Georgia since 1994. Ms. Davis has been Senior Vice President and Chief Financial Officer of Citizens since 1990. Following the consummation of the Merger, Ms. Davis will become a Senior Vice President and the Secretary of FLAG, and will serve as a member of the

Board of Directors of FLAG. In addition, Ms. Davis will continue to act as Senior Vice President and Chief Financial Officer and a director of Citizens. Ms. Davis is 41 years old.

     Fred A. Durand, III. Mr. Durand is President, Chief Executive Officer and a director of Durand-Wayland, Inc., a manufacturer of produce sorting and spray equipment. He has been a director of First Federal since 1990 and director of FLAG since 1994. Following the Merger, Mr. Durand will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Durand is 55 years old.


     Charles O. Hinely. Mr. Hinely has served as Senior Vice President and Chief Operating Officer of FLAG since December 1997. Mr. Hinely has 30 years of banking and financial industry related experience. He has worked for Citizens and Southern National Bank and was a principle of Bank Management Resources, Inc. (BMR Financial Group) and LSI Partners, Inc. Following the Merger, Mr. Hinely will continue to serve as Senior Vice President and Chief Operating Officer of FLAG. Mr. Hinely is 51 years old.


     John S. Holle. Mr. Holle has served as Chairman of the Board, President, Chief Executive Officer and as a director of FLAG since 1993, and he has been President, Chief Executive Officer and a director of First Federal since 1985 and Chairman of the Board of First Federal since 1990. Mr. Holle previously served in various other executive positions with First Federal after joining First Federal in 1972. Mr. Holle also has been Chairman of the Board and President of First Federal's wholly-owned subsidiary, Piedmont, since 1986. Following the Merger, Mr. Holle will continue to be the Chairman of the Board and will serve as a member of the Board of Directors of FLAG. In addition, Mr. Holle will continue to act as President, Chief Executive Officer and a member of the Board of Directors of First Federal following the Merger. Mr. Holle is 47 years old.

     Kelly R. Linch. Mr. Linch is owner of Linch's, Inc., a retail appliance and electronics store in LaGrange. He has been a director of First Federal since 1986 and a director of FLAG since 1994. Following the Merger, Mr. Linch will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Linch also is a director of Key Distributors of Georgia, Inc. Mr. Linch is 55 years old.

     Ellison C. Rudd. Mr. Rudd has served as Executive Vice President, Chief Financial Officer and Treasurer of FLAG since 1994. Mr. Rudd has also been Executive Vice President of First Federal since 1993 and Chief Financial Officer and Treasurer since 1989 when he joined First Federal as a Vice President. Following the Merger, Mr. Rudd will be Senior Vice President, Treasurer and Chief Financial Officer of FLAG. In addition, Mr. Rudd will continue to act as Chief Financial Officer, Treasurer and Executive Vice President of First Federal. Mr. Rudd is 53 years old.


     Raymond C. Smith, Jr. Mr. Smith has served as Senior Vice President, Human Resources since June 1996, having 16 years previous bank personnel experience. Mr. Smith most recently served as Human Resources Manager for the Retail Division of Bank South, N.A. Following the Merger, Mr. Smith will continue to serve as Senior Vice President, Human Resources, of FLAG. Mr. Smith is 49 years old.



     J. Daniel Speight, Jr. Mr. Speight is a cousin of Patti S. Davis, and has served as Chief Executive Officer and as a director of Middle Georgia since 1989 and has been President and Chief Executive Officer of Citizens since 1984. Following the Merger, Mr. Speight will be the President and Chief Executive Officer of FLAG, and will serve as a member of the Board of Directors of FLAG. In addition, Mr. Speight will retain his status as President and Chief Executive Officer and a director of Citizens following the consummation of the Merger. Mr. Speight is 40 years old.


     John W. Stewart, Jr. Mr. Stewart is an owner, Chairman of the Board and President of Stewart Wholesale Hardware Company, a wholesale grocery and hardware business in LaGrange. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Mr. Stewart will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Stewart is 63 years old.

     Robert W. Walters. Mr. Walters retired in March 1996 as owner and director of The Mill Store, Inc., a retail and contract floor covering business in LaGrange. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Mr. Walters will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Walters is 64 years old.


     Lee W. Washam. Mr. Washam has served as Senior Vice President and Secretary of FLAG and First Federal since 1995. From 1993 to 1995, he served as Vice President and Assistant Secretary of First Federal. Mr. Washam joined First Federal in 1983 and has served in various management positions since 1987. Following the consummation of the Merger, Mr. Washam will continue to serve as Senior Vice President and Secretary of First Federal. Mr. Washam is 36 years old.



     Mary E. Winks. Ms. Winks has served as Senior Vice President, Retail Banking and Marketing since July 1996, having 27 years prior bank and consulting experience. Most recently, Ms. Winks was a Senior Bank consultant with LSI, Inc. of Atlanta. After the Merger, Ms. Winks will continue to serve as Senior Vice President, Retail Banking and Marketing of First Federal. Ms. Winks is 46 years old.



YEAR 2000 ISSUES



     First Federal has appointed a Year 2000 committee comprised of three outside directors and several key senior executives of First Federal. The committee meets on a monthly basis to provide direction and monitor the progress being made relating to First Federal's Year 2000 efforts.



     First Federal managers and supervisors have identified: (i) hardware and software used in their area of responsibility impacted by the Year 2000 issue; and (ii) vendors upon whom First Federal relies to provide financial information or services which may be impacted by the Year 2000 issue. First Federal has conducted a risk assessment for each product, and has categorized the risks associated with each product as "catastrophic," "serious," or "minimal." First Federal's overall risk is considered to be serious to minimal. A separate plan and action date have been established for hardware/software considered to be critical to First Federal's on-going operations. The next steps in the process will be to develop a test for the hardware/software, test the hardware/software as it becomes Year 2000 compliant, and to document those tests accordingly.



     First Federal plans to convert from an NCR software system to an application system provided by Phoenix International Ltd., Inc. ("Phoenix") in August 1998. Phoenix has represented in their contract with First Federal that the Phoenix application system is Year 2000 compliant. First Federal will test the system for Year 2000 Compliance prior to conversion. The Phoenix application system will include many critical applications, including the general ledger, loan application system, deposit application system and accounts receivable and payable. The third party application system used to process First Federal's payroll has already been certified as Year 2000 Compliant.



     First Federal is in the initial stages of determining the impact of the Year 2000 on its larger loan customers. For those loan customers with a significant risk to their on-going operations arising from possible Year 2000 issues, First Federal will monitor and document their Year 2000 compliance efforts. First Federal is in the process of developing a questionnaire for its lending officers to use in assessing the Year 2000 risk for larger loan customers. First Federal plans to conduct Year 2000 seminars for its commercial customers. First Federal also intends to add a provision to its standard loan agreement relating to the borrower's Year 2000 compliance.


     Additional information about FLAG and its subsidiaries is included in documents incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of earnings for the nine months ended September 30, 1997, and for each of the three years in the period ended December 31, 1996 (collectively, the "Pro Forma Earnings Statements"), combine the historical financial statements of FLAG with Middle Georgia after giving effect to the Merger using the pooling of interests method of accounting. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Merger occurred at September 30, 1997, while the pro forma adjustments to the Pro Forma Earnings Statements are computed as if the Merger were consummated on January 1, 1994, the earliest period presented. The following financial statements do not reflect any anticipated cost savings which may be realized by FLAG after consummation of the Merger.

     The pro forma information does not purport to represent what FLAG's and Middle Georgia's combined results of operations actually would have been if the Merger had occurred on January 1, 1994.

                  FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                                      PRO FORMA        PRO
                                                                          MIDDLE     ADJUSTMENTS      FORMA
                                                                FLAG     GEORGIA    DEBIT (CREDIT)   COMBINED
                                                              --------   --------   --------------   --------
                                                   ASSETS
Cash and due from banks.....................................  $  9,678   $  4,646                    $ 14,324
Federal funds sold..........................................                  610                         610
Securities available for sale, at fair value................    48,018     15,735                      63,753
Securities held to maturity.................................     2,685                                  2,685
Loans held for sale.........................................     1,339         --                       1,339
Loans.......................................................   163,437     87,935                     251,372
Less allowance for loan losses..............................    (4,645)    (1,338)                     (5,983)
                                                              --------   --------                    --------
Loans, net..................................................   158,792     86,597                     245,389
Premises and equipment, net.................................     5,961      4,371                      10,332
Other assets................................................    11,990      7,928                      19,918
                                                              --------   --------                    --------
         Total assets.......................................  $238,463   $119,887                    $358,350
                                                              ========   ========                    ========
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
  Noninterest bearing.......................................  $  8,971   $ 13,965                    $ 22,936
  Interest bearing..........................................   168,668     90,462                     259,130
                                                              --------   --------                    --------
Total deposits..............................................   177,639    104,427                     282,066
Advances and Federal funds purchased........................    34,018      2,000                      36,018
Accrued expenses and other liabilities......................     5,088      2,546                       7,634
                                                              --------   --------                    --------
         Total liabilities..................................   216,745    108,973                     325,718
                                                              --------   --------                    --------
Stockholders' Equity
Common stock................................................     2,037         66      $   946          3,049
Additional paid-in capital..................................     8,038      3,373       (1,097)        10,314
Retained earnings...........................................    11,844      7,627                      19,471
Unrealized gains (losses) on securities available for sale,
  net of tax................................................      (201)        (1)                       (202)
                                                              --------   --------      -------       --------
                                                                21,718     11,065                      32,632
Less: Cost of 1,457 shares of treasury stock................                 (151)         151              0
                                                              --------   --------      -------       --------
         Total stockholders' equity.........................    21,718     10,914                      32,632
                                                              --------   --------      -------       --------
           Total stockholders' equity and liabilities ......  $238,463   $119,887                    $358,350
                                                              ========   ========      =======       ========


See accompanying notes to pro forma condensed consolidated financial statements.

                  FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                               PRO FORMA        PRO
                                                                   MIDDLE     ADJUSTMENTS      FORMA
                                                          FLAG     GEORGIA   DEBIT (CREDIT)   COMBINED
                                                         -------   -------   --------------   --------
Interest income........................................  $12,786   $6,900                     $19,686
Interest expense.......................................    6,811    2,863                       9,674
                                                         -------   ------       -------       -------
  Net interest income..................................    5,975    4,037                      10,012
Provision for loan losses..............................     (424)     (76)                       (500)
                                                         -------   ------       -------       -------
  Net interest income after provision for loan
     losses............................................    5,551    3,961                       9,512
                                                         -------   ------       -------       -------
Noninterest income:
  Fees and service charges.............................    1,961      633                       2,594
  Net realized gains on the sale of assets.............      311       24                         335
  Other operating income...............................      207      308                         515
                                                         -------   ------       -------       -------
Total noninterest income...............................    2,479      965                       3,444
                                                         -------   ------       -------       -------
Noninterest expense:
  Salaries and employee benefits.......................    2,401    1,617                       4,018
  Net occupancy and equipment expenses.................      484      792                       1,276
  Other operating expenses.............................    2,706    1,387                       4,093
                                                         -------   ------       -------       -------
Total noninterest expense..............................    5,591    3,796                       9,387
                                                         -------   ------       -------       -------
  Income before income taxes...........................    2,439    1,130                       3,569
Income tax expense.....................................      808      312                       1,120
                                                         -------   ------       -------       -------
  Net income...........................................  $ 1,631   $  818                     $ 2,449
                                                         =======   ======       =======       =======
  Net income per common share outstanding..............  $  0.80   $12.76                     $  0.80
                                                         =======   ======       -------       =======
Weighted average outstanding shares....................    2,037       64                       3,045
                                                         =======   ======       =======       =======


See accompanying notes to pro forma condensed consolidated financial statements.

                  FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                               PRO FORMA        PRO
                                                                   MIDDLE     ADJUSTMENTS      FORMA
                                                          FLAG     GEORGIA   DEBIT (CREDIT)   COMBINED
                                                         -------   -------   --------------   --------
Interest income........................................  $17,363   $7,645                     $25,008
Interest expense.......................................    9,190    2,977                      12,167
                                                         -------   ------       -------       -------
  Net interest income..................................    8,173    4,668                      12,841
Provision for loan losses..............................   (3,485)    (220)                     (3,705)
                                                         -------   ------       -------       -------
  Net interest income after provision for loan
     losses............................................    4,688    4,448                       9,136
                                                         -------   ------       -------       -------
Noninterest income:
  Fees and service charges.............................    2,396      656                       3,052
  Net realized gains on the sale of assets.............      387       13                         400
  Other operating income...............................      210      403                         613
                                                         -------   ------       -------       -------
Total noninterest income...............................    2,993    1,072                       4,065
                                                         -------   ------       -------       -------
Noninterest expense:
  Salaries and employee benefits.......................    2,664    2,140                       4,804
  Net occupancy and equipment expenses.................      475      923                       1,398
  Other operating expenses.............................    5,031      929                       5,960
                                                         -------   ------       -------       -------
Total noninterest expense..............................    8,170    3,992                      12,162
                                                         -------   ------       -------       -------
  Income (loss) before income taxes....................     (489)   1,528                       1,039
Income tax expense (benefit)...........................     (311)     463                         152
                                                         -------   ------       -------       -------
  Net income (loss)....................................  $  (178)  $1,065                     $   887
                                                         =======   ======       =======       =======
  Net income (loss) per common share outstanding.......  $ (0.09)  $16.66                     $  0.29
                                                         =======   ======       -------       =======
Weighted average outstanding shares....................    2,011       64                       3,019
                                                         =======   ======       =======       =======


See accompanying notes to pro forma condensed consolidated financial statements.

                  FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                               PRO FORMA        PRO
                                                                   MIDDLE     ADJUSTMENTS      FORMA
                                                          FLAG     GEORGIA   DEBIT (CREDIT)   COMBINED
                                                         -------   -------   --------------   --------
Interest income........................................  $17,168   $7,181                     $24,349
Interest expense.......................................    9,885    2,652                      12,537
                                                         -------   ------       -------       -------
  Net interest income..................................    7,283    4,529                      11,812
Provision for loan losses..............................     (630)    (110)                       (740)
                                                         -------   ------       -------       -------
  Net interest income after provision for loan
     losses............................................    6,653    4,419                      11,072
                                                         -------   ------       -------       -------
Noninterest income:
  Fees and service charges.............................    2,141      609                       2,750
  Net realized gains on the sale of assets.............      209       51                         260
  Other operating income...............................      109      277                         386
                                                         -------   ------       -------       -------
Total noninterest income...............................    2,459      937                       3,396
                                                         -------   ------       -------       -------
Noninterest expense:
  Salaries and employee benefits.......................    2,424    1,960                       4,384
  Net occupancy and equipment expenses.................      397      687                       1,084
  Other operating expenses.............................    3,220    1,073                       4,293
                                                         -------   ------       -------       -------
Total noninterest expense..............................    6,041    3,720                       9,761
                                                         -------   ------       -------       -------
  Income before income taxes...........................    3,071    1,636                       4,707
Income tax expense.....................................    1,045      522                       1,567
                                                         -------   ------       -------       -------
  Net income...........................................  $ 2,026   $1,114                     $ 3,140
                                                         =======   ======       =======       =======
  Net income per common share outstanding..............  $  1.02   $17.41                     $  1.05
                                                         =======   ======       -------       =======
Weighted average outstanding shares....................    1,991       64                       2,999
                                                         =======   ======       =======       =======

See accompanying notes to pro forma condensed consolidated financial statements.

                  FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                               PRO FORMA        PRO
                                                                   MIDDLE     ADJUSTMENTS      FORMA
                                                          FLAG     GEORGIA   DEBIT (CREDIT)   COMBINED
                                                         -------   -------   --------------   --------
Interest income........................................  $15,059   $6,030                     $21,089
Interest expense.......................................    8,222    2,004                      10,226
                                                         -------   ------       -------       -------
  Net interest income..................................    6,837    4,026                      10,863
Provision for loan losses..............................     (440)     (30)                       (470)
                                                         -------   ------       -------       -------
  Net interest income after provision for loan
     losses............................................    6,397    3,996                      10,393
                                                         -------   ------       -------       -------
Noninterest income:
  Fees and service charges.............................    1,717      512                       2,229
  Net realized gains (losses) on the sale of assets....      (27)       2                         (25)
  Other operating income...............................      190      312                         502
                                                         -------   ------       -------       -------
Total noninterest income...............................    1,880      826                       2,706
                                                         -------   ------       -------       -------
Noninterest expense:
  Salaries and employee benefits.......................    2,227    1,836                       4,063
  Net occupancy and equipment expenses.................      349      567                         916
  Other operating expenses.............................    2,952      958                       3,910
                                                         -------   ------       -------       -------
Total noninterest expense..............................    5,528    3,361                       8,889
                                                         -------   ------       -------       -------
  Income before income taxes...........................    2,749    1,461                       4,210
Income tax expense.....................................      981      465                       1,446
                                                         -------   ------       -------       -------
  Net income...........................................  $ 1,768   $  996                     $ 2,764
                                                         =======   ======       =======       =======
  Net income per common share outstanding..............  $  0.88   $15.67                     $  0.91
                                                         =======   ======       -------       =======
Weighted average outstanding shares....................    2,013       64                       3,021
                                                         =======   ======       =======       =======


See accompanying notes to pro forma condensed consolidated financial statements.

                  FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(1) The unaudited pro forma consolidated balance sheet as of September 30, 1997 and consolidated statements of earnings for the nine months ended September 30, 1997 and for the years ended December 31, 1996, 1995 and 1994 have been prepared based on the historical consolidated balance sheets and statements of earnings, which give effect to the Merger of Middle Georgia with and into FLAG accounted for as a pooling of interests, based on the exchange of 15.75 shares of FLAG Common Stock for each outstanding share of Middle Georgia Common Stock.
(2) In the opinion of management of the respective companies included above, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring in nature.

                             SHAREHOLDER PROPOSALS


     Proposals of shareholders of FLAG intended to be presented at the 1998 Annual Meeting of Shareholders must have been received by FLAG at its principal executive offices on or before November 24, 1997, in order to be included in FLAG's Proxy Statement and Proxy relating to the 1998 Annual Meeting of Shareholders. Only proper proposals which were timely received will be included in such Proxy Statement and Proxy.


     Proposals of shareholders of FLAG intended to be presented at the 1999 annual meeting of shareholders must be received by FLAG at its principal executive offices on or before the date that is 120 calendar days in advance of the date of FLAG's 1998 proxy statement released to security holders in order to be included in FLAG's proxy statement and proxy relating to the 1999 annual meeting of shareholders. As of the date of the mailing of this Joint Proxy Statement/Prospectus, FLAG's 1998 proxy statement has not been completed. The specific date by which proposals of shareholders of FLAG intended to be represented at the 1999 annual meeting of shareholders must be received by FLAG in order to be included in FLAG's 1999 proxy statement will be set forth in FLAG's 1998 proxy statement.


                                    EXPERTS

     The consolidated financial statements of FLAG, incorporated by reference herein and in the Registration Statement, have been audited by Robinson, Grimes and Company, P.C., independent certified public accountants, for the periods indicated in their report thereon which is included in the FLAG Annual Report to Shareholders which is incorporated by reference in FLAG's Annual Report on Form 10-K for the year ended December 31, 1996. The financial statements audited by Robinson, Grimes and Company, P.C. have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The financial statements of Middle Georgia as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, are contained herein and in the Registration Statement in reliance upon the report of Porter Keadle Moore, LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the shares of FLAG Common Stock to be issued in the Merger and certain tax consequences of the Merger will be passed upon by Alston & Bird LLP, Atlanta, Georgia.

                                 OTHER MATTERS

     Management of FLAG does not know of any matters to be brought before the FLAG Special Meeting other than those described above. If any other matters properly come before the FLAG Special Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

     Management of Middle Georgia does not know of any matters to be brought before the Middle Georgia Special Meeting other than those described above. If any other matters properly come before the Middle Georgia Special Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

                         MIDDLE GEORGIA FINANCIAL DATA

                                                              PAGE
                                                              ----
Consolidated Balance Sheets as of September 30, 1997 and
  1996 (Unaudited)..........................................   F-2
Consolidated Statements of Earnings for the Nine Months
  Ended September 30, 1997 and 1996 (Unaudited).............   F-3
Consolidated Statements of Cash Flows for the Nine Months
  Ended September 30, 1997 and 1996 (Unaudited).............   F-4
Notes to Consolidated Financial Statements (Unaudited)......   F-5
Report of Independent Certified Public Accountants..........   F-6
Consolidated Balance Sheets as of December 31, 1996 and
  1995......................................................   F-7
Consolidated Statements of Earnings for the Years Ended
  December 31, 1996, 1995 and 1994..........................   F-8
Consolidated Statements of Changes in Stockholders' Equity
  for the Years Ended December 31, 1996, 1995 and 1994......   F-9
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1996, 1995 and 1994..........................  F-10
Notes to Consolidated Financial Statements..................  F-11

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                  1997             1996
                                                              ------------      -----------
                                          ASSETS
Cash and due from banks.....................................  $  4,646,136      $ 3,514,339
Federal funds sold..........................................       610,000           50,000
                                                              ------------      -----------
          Cash and cash equivalents.........................     5,256,136        3,564,339
Securities available for sale...............................    15,735,375       12,601,988
Other investments...........................................     1,149,755          900,210
Loans, net..................................................    86,596,707       58,877,014
Premises and equipment......................................     4,370,549        3,547,350
Other assets................................................     6,778,565        4,062,252
                                                              ------------      -----------
                                                              $119,887,087      $83,553,153
                                                              ============      ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
  Demand....................................................  $ 13,964,666      $12,086,273
  Interest-bearing demand...................................    19,376,392        9,713,469
  Savings...................................................     4,157,474        3,071,173
  Time......................................................    66,928,022       46,705,078
                                                              ------------      -----------
          Total deposits....................................   104,426,554       71,575,993
Accounts payable and accrued liabilities....................     2,546,021        2,203,908
Federal Home Loan Bank advances.............................     2,000,000               --
                                                              ------------      -----------
          Total liabilities.................................   108,972,575       73,779,901
                                                              ------------      -----------
Stockholders' equity:
  Common stock, par value $1, authorized 1,000,000 shares;
     issued 65,729 shares...................................        65,729           65,729
  Additional paid-in capital................................     3,372,779        3,325,988
  Retained earnings.........................................     7,627,232        6,632,713
  Unrealized loss on securities available for sale, net of
     tax....................................................          (332)        (158,555)
                                                              ------------      -----------
                                                                11,065,408        9,865,875
  Less treasury stock at cost, 1,457 and 1,787 shares,
     respectively...........................................      (150,896)         (92,623)
                                                              ------------      -----------
          Total stockholders' equity........................    10,914,512        9,773,252
                                                              ------------      -----------
                                                              $119,887,087      $83,553,153
                                                              ============      ===========

          See accompanying notes to consolidated financial statements.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
Interest income:
  Interest and fees on loans................................  $6,104,110   $4,788,945
  Interest on federal funds sold............................     113,646      144,020
  Interest on investment securities:
     Taxable................................................     530,449      488,790
     Tax-exempt.............................................     152,000      151,594
                                                              ----------   ----------
          Total interest income.............................   6,900,205    5,572,849
                                                              ----------   ----------
Interest expense:
  Demand....................................................     359,859      194,466
  Savings...................................................      75,083       66,784
  Time......................................................   2,367,643    1,927,688
  Other.....................................................      60,720       13,447
                                                              ----------   ----------
          Total interest expense............................   2,863,305    2,202,385
                                                              ----------   ----------
          Net interest income...............................   4,036,900    3,370,464
Provision for loan losses...................................      76,000       90,000
                                                              ----------   ----------
          Net interest income after provision for loan
            losses..........................................   3,960,900    3,280,464
                                                              ----------   ----------
Other income:
  Service charges on deposits...............................     500,709      489,985
  Other fees and commissions................................     132,731      134,765
  Gain on sales of securities...............................      24,318        2,837
  Other.....................................................     307,908      222,209
                                                              ----------   ----------
          Total other income................................     965,166      849,796
                                                              ----------   ----------
Other expenses:
  Salaries and employee benefits............................   1,616,478    1,315,962
  Occupancy.................................................     791,956      655,770
  Other operating...........................................   1,387,362      985,371
                                                              ----------   ----------
          Total other expenses..............................   3,795,796    2,957,103
                                                              ----------   ----------
          Earnings before income taxes......................   1,130,270    1,173,157
Income taxes................................................     312,437      348,721
                                                              ----------   ----------
          Net earnings......................................  $  817,833   $  824,436
                                                              ==========   ==========
Net earnings per share......................................  $    12.76   $    12.89
                                                              ==========   ==========
Dividends per share.........................................  $     1.00   $     1.00
                                                              ==========   ==========
Weighted average number of shares outstanding...............      64,074       63,944
                                                              ==========   ==========

          See accompanying notes to consolidated financial statements.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                  1997          1996
                                                              ------------   -----------
Cash flows from operating activities:
Net earnings................................................  $    817,833   $   824,436
Adjustments to reconcile net earnings to net cash provided
  by operating activities:
  Depreciation, amortization and accretion..................       443,303       378,211
  Provision for loan losses.................................        76,000        90,000
  Gain on sales of investment securities....................       (24,318)       (2,837)
  Change in:
     Interest receivable and other assets...................      (968,769)     (557,194)
     Interest payable and other liabilities.................       861,244     1,290,396
                                                              ------------   -----------
          Net cash provided by operating activities.........     1,205,293     2,023,012
                                                              ------------   -----------
Cash flows from investing activities:
Proceeds from sales of other investments....................       225,400            --
Purchases of other investments..............................      (856,595)     (295,460)
Proceeds from sales of securities available for sale........    40,617,143     3,453,296
Purchase of securities available for sale...................   (38,464,020)   (3,577,351)
Net change in loans.........................................   (17,457,617)   (5,377,766)
Purchase of premises and equipment..........................      (628,196)     (389,073)
Cash acquired in branch purchase, net of premium paid.......    25,392,767            --
                                                              ------------   -----------
          Net cash provided by (used in) investing
            activities......................................     8,828,882    (6,186,354)
                                                              ------------   -----------
Cash flows from financing activities:
Net change in demand, savings and time deposits.............   (12,674,809)   (1,450,740)
Proceeds from FHLB advances.................................     2,000,000            --
Purchases of treasury stock.................................            --       (20,933)
Sales of treasury stock.....................................        54,450            --
Dividends paid..............................................       (63,942)      (63,942)
                                                              ------------   -----------
          Net cash used in financing activities.............   (10,684,301)   (1,535,615)
                                                              ------------   -----------
Net change in cash and cash equivalents.....................      (650,126)   (5,698,957)
Cash and cash equivalents at beginning of period............     5,906,262     9,263,296
                                                              ------------   -----------
Cash and cash equivalents at end of period..................  $  5,256,136   $ 3,564,339
                                                              ============   ===========

          See accompanying notes to consolidated financial statements.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     Basis of Presentation. The consolidated financial statements include the accounts of Middle Georgia and Citizens. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The consolidated financial information furnished herein reflects all adjustments which are, in the opinion of management, necessary to present a fair statement of the results of operations and financial position for the periods covered herein. All such adjustments are of a normal recurring nature.

     Recent Accounting Pronouncements. During February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 simplifies current standards by eliminating the presentation of primary earnings per share ("EPS") and requiring the presentation of basic EPS, which includes no potential common shares and thus no dilution. The Statement also requires entities with complex capital structures to present basic and diluted EPS on the face of the income statement and also eliminates the modified treasury stock method of computing potential common shares. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Early application is not permitted. Upon adoption, restatement of all prior-period EPS data presented is required. Based upon the current capital structure of Middle Georgia, this Statement will have no effect on the EPS calculation.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 131 specifies the presentation and disclosure of operating segment information reported in the annual report and interim reports issued to stockholders. The provisions of both statements will be effective for fiscal years beginning after December 15, 1997. The management of Middle Georgia believes that the adoption of these statements will not have a material impact on Middle Georgia's financial position, results of operations, or liquidity.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Middle Georgia Bankshares, Inc.
Unadilla, Georgia

     We have audited the accompanying consolidated balance sheets of Middle Georgia Bankshares, Inc. and subsidiary as of December 31, 1996 and 1995, and the related statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Middle Georgia Bankshares, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          PORTER KEADLE MOORE, LLP

                                          /s/ PORTER KEADLE MOORE, LLP
                                          Successor to the practice of
                                          Evans, Porter, Bryan & Co.

Atlanta, Georgia
April 10, 1997

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              -----------   -----------
                                        ASSETS
Cash and due from banks.....................................  $ 4,266,262   $ 3,833,296
Federal funds sold..........................................    1,640,000     5,430,000
                                                              -----------   -----------
          Cash and cash equivalents.........................    5,906,262     9,263,296
Securities available for sale...............................   17,617,849    12,656,683
Other investments...........................................      647,560       604,750
Loans, net..................................................   68,144,472    53,589,248
Premises and equipment, net.................................    3,553,458     3,544,168
Cash surrender value of life insurance......................    1,343,928     1,263,718
Accrued interest receivable.................................    1,585,859     1,576,088
Other assets................................................      972,169       593,329
                                                              -----------   -----------
                                                              $99,771,557   $83,091,280
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand....................................................  $16,764,294   $17,212,985
  Interest-bearing demand...................................   20,883,690    10,916,052
  Savings...................................................    3,091,065     3,148,259
  Time......................................................   47,279,123    41,749,437
                                                              -----------   -----------
          Total deposits....................................   88,018,172    73,026,733
Accrued interest payable....................................      508,442       432,419
Other liabilities...........................................    1,176,335       481,093
                                                              -----------   -----------
          Total liabilities.................................   89,702,949    73,940,245
                                                              -----------   -----------
Commitments
Stockholders' equity:
  Common stock, $1 par value; 1,000,000 shares authorized;
     65,729 shares issued...................................       65,729        65,729
  Additional paid-in capital................................    3,352,504     3,352,504
  Retained earnings.........................................    6,873,341     5,872,219
  Unrealized gain (loss) on securities available for sale,
     net of tax.............................................      (37,895)       24,721
                                                              -----------   -----------
                                                               10,253,679     9,315,173
Less treasury stock at cost, 1,787 and 1,640 shares,
  respectively..............................................     (185,071)     (164,138)
                                                              -----------   -----------
          Total stockholders' equity........................   10,068,608     9,151,035
                                                              -----------   -----------
                                                              $99,771,557   $83,091,280
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                1996         1995         1994
                                                             ----------   ----------   ----------
Interest income:
Interest and fees on loans.................................  $6,606,128   $6,212,378   $5,175,671
Interest on deposits with other banks......................          --        3,144        3,622
Interest on federal funds sold.............................     174,256      194,216      213,366
Interest and dividends on investments:
U.S. Treasury and U.S. Government agencies.................     599,016      569,438      440,718
State, county and municipal................................     202,621      164,038      177,599
Other......................................................      62,954       37,973       19,444
                                                             ----------   ----------   ----------
          Total interest income............................   7,644,975    7,181,187    6,030,420
                                                             ----------   ----------   ----------
Interest expense:
Interest on deposits:
  Demand...................................................     270,561      278,319      282,092
  Savings..................................................      87,951       89,305       95,078
  Time.....................................................   2,596,961    2,280,522    1,557,429
                                                             ----------   ----------   ----------
                                                              2,955,473    2,648,146    1,934,599
Other interest expense.....................................      21,651        3,977       69,368
                                                             ----------   ----------   ----------
          Total interest expense...........................   2,977,124    2,652,123    2,003,967
                                                             ----------   ----------   ----------
          Net interest income..............................   4,667,851    4,529,064    4,026,453
Provision for loan losses..................................     220,000      110,000       30,000
                                                             ----------   ----------   ----------
Net interest income after provision for loan losses........   4,447,851    4,419,064    3,996,453
                                                             ----------   ----------   ----------
Other income:
Service charges on deposits................................     656,457      609,299      512,099
Gain on sales of securities available for sale.............      12,718       51,019        2,038
Miscellaneous..............................................     402,896      276,623      311,734
                                                             ----------   ----------   ----------
          Total other income...............................   1,072,071      936,941      825,871
                                                             ----------   ----------   ----------
Other expenses:
Salaries and employee benefits.............................   2,139,988    1,960,227    1,836,218
Occupancy..................................................     922,672      686,645      566,444
Other operating............................................     928,915    1,073,240      958,282
                                                             ----------   ----------   ----------
          Total other expenses.............................   3,991,575    3,720,112    3,360,944
                                                             ----------   ----------   ----------
Earnings before income taxes...............................   1,528,347    1,635,893    1,461,380
Income taxes...............................................     463,283      521,506      465,459
                                                             ----------   ----------   ----------
          Net earnings.....................................  $1,065,064   $1,114,387   $  995,921
                                                             ----------   ----------   ----------
Net earnings per share.....................................  $    16.66   $    17.41   $    15.67
                                                             ----------   ----------   ----------
Weighted average number of shares outstanding..............      63,944       63,995       63,537
                                                             ----------   ----------   ----------

          See accompanying notes to consolidated financial statements.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                           UNREALIZED
                                                                          GAIN (LOSS)
                                              ADDITIONAL                 ON SECURITIES
                                    COMMON     PAID-IN      RETAINED     AVAILABLE FOR     TREASURY
                                     STOCK     CAPITAL      EARNINGS    SALE, NET OF TAX     STOCK        TOTAL
                                    -------   ----------   ----------   ----------------   ---------   -----------
Balance, December 31, 1993........  $65,729   $3,325,988   $3,888,339      $      --       $ (57,722)  $ 7,222,334
Unrealized gain upon adoption of
  SFAS 115, net of tax of
  $60,729.........................       --           --           --         99,085              --        99,085
Treasury stock purchases, 2,426
  shares..........................       --           --           --             --        (266,860)     (266,860)
Treasury stock sales, 1,456
  shares..........................       --       21,174           --             --         145,731       166,905
Cash dividends declared, $1.00 per
  share...........................       --           --      (62,486)            --              --       (62,486)
Change in unrealized gain (loss)
  on securities available for
  sale, net of tax................       --           --           --       (431,341)             --      (431,341)
Net earnings......................       --           --      995,921             --              --       995,921
                                    -------   ----------   ----------      ---------       ---------   -----------
Balance, December 31, 1994........   65,729    3,347,162    4,821,774       (332,256)       (178,851)    7,723,558
Treasury stock sales, 147
  shares..........................       --        5,342           --             --          14,713        20,055
Cash dividends declared, $1.00 per
  share...........................       --           --      (63,942)            --              --       (63,942)
Change in unrealized gain (loss)
  on securities available for
  sale, net of tax................       --           --           --        356,977              --       356,977
Net earnings......................       --           --    1,114,387             --              --     1,114,387
                                     -------  ----------   ----------      ---------       ---------   -----------
Balance, December 31, 1995........   65,729    3,352,504    5,872,219         24,721        (164,138)    9,151,035
Treasury stock purchase, 147
  shares..........................       --           --           --             --         (20,933)      (20,933)
Cash dividends declared, $1.00 per
  share...........................       --           --      (63,942)            --              --       (63,942)
Change in unrealized gain (loss)
  on securities available for
  sale, net of tax................       --           --           --        (62,616)             --       (62,616)
Net earnings......................       --           --    1,065,064             --              --     1,065,064
                                    -------   ----------   ----------      ---------       ---------   -----------
Balance, December 31, 1996........  $65,729   $3,352,504   $6,873,341      $ (37,895)      $(185,071)  $10,068,608
                                    =======   ==========   ==========      =========       =========   ===========

          See accompanying notes to consolidated financial statements.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                  1996          1995          1994
                                                              ------------   -----------   -----------
Cash flows from operating activities:
Net earnings................................................  $  1,065,064   $ 1,114,387   $   995,921
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation, amortization and accretion................       516,707       357,629       327,411
    FHLB stock dividends....................................            --            --        (2,500)
    Provision for loan losses...............................       220,000       110,000        30,000
    Provision for deferred taxes benefit....................       (79,302)      (19,316)       (2,067)
    Provision for estimated losses on other real estate.....            --            --        15,000
    Gain on sales of securities available for sale..........       (12,718)      (51,019)       (2,038)
    (Gain) loss on disposals of premises and equipment......        21,442        36,808       (17,346)
    Gain on sale of other real estate.......................         2,516       (36,658)       (4,000)
    Change in:
      Interest receivable...................................        (9,771)     (353,866)     (210,757)
      Interest payable......................................        76,023       165,852        15,908
      Cash surrender value of life insurance................       (80,210)      (69,536)      (33,954)
      Other assets..........................................          (957)      (92,684)       (3,938)
      Accrued expenses and other liabilities................       695,242        30,794        69,606
                                                              ------------   -----------   -----------
         Net cash provided by operating activities..........     2,414,036     1,192,391     1,177,246
                                                              ------------   -----------   -----------
Cash flows from investing activities:
Change in interest-bearing deposits with other banks........            --            --       100,712
Purchases of securities available for sale..................    (9,179,469)   (6,222,794)   (2,141,287)
Proceeds from sales and calls of securities available for
  sale......................................................     2,154,207     3,076,270       130,962
Proceeds from maturities of securities available for sale...     1,983,498     1,731,095     2,609,675
Purchases of other investments..............................       (42,810)      (67,450)     (205,500)
Net increase in loans.......................................   (15,121,552)      (50,845)   (8,824,009)
Purchases of premises and equipment.........................      (631,049)   (2,268,146)     (347,183)
Proceeds from sale of premises and equipment................        75,930        19,977        71,131
Payments for and improvements to other real estate..........            --            --       (13,329)
Purchase of cash value life insurance policies..............            --    (1,059,209)           --
Proceeds from sale of other real estate.....................        83,611        14,460         6,585
                                                              ------------   -----------   -----------
         Net cash used in investing activities..............   (20,677,634)   (4,826,642)   (8,612,243)
                                                              ------------   -----------   -----------
Cash flows from financing activities:
Net change in demand and savings deposits...................     9,461,753      (648,886)    2,078,493
Net change in time deposits.................................     5,529,686     7,102,535     2,652,181
Repayments of note payable..................................            --      (390,000)     (130,000)
Purchases of treasury stock.................................       (20,933)           --       266,860
Sales of treasury stock.....................................            --        20,055       166,905
Dividends paid..............................................       (63,942)      (63,694)      (62,238)
                                                              ------------   -----------   -----------
         Net cash provided by financing activities..........    14,906,564     6,020,010     4,972,201
                                                              ------------   -----------   -----------
Net change in cash and cash equivalents.....................    (3,357,034)    2,385,759    (2,462,796)
Cash and cash equivalents at beginning of year..............     9,263,296     6,877,537     9,340,333
                                                              ------------   -----------   -----------
Cash and cash equivalents at end of year....................  $  5,906,262   $ 9,263,296   $ 6,877,537
                                                              ============   ===========   ===========
Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest..................................................  $  2,901,100   $ 2,486,271   $ 1,988,059
  Income taxes..............................................       432,000       590,000       442,500
Noncash investing and financing activities :
Transfer of loans to other real estate......................       346,328        76,077        25,787
Financed sales of other real estate.........................            --       107,413            --
Change in dividends payable.................................           248           248           248
Transfer of securities held to maturity to available for
  sale upon adoption of SFAS 115............................            --            --    11,792,471
Change in unrealized gain (loss) on securities available for
  sale, net of tax..........................................  $    (62,616)  $   356,977   $  (332,256)

          See accompanying notes to consolidated financial statements.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Middle Georgia Bankshares, Inc. (the "Company") is a bank holding company whose business is conducted by its wholly-owned bank subsidiary, Citizens Bank (the "Bank"). The Company is subject to regulation under the Bank Holding Company Act of 1956.

     The Bank is a commercial bank that serves Dooly County and surrounding communities in middle Georgia. The Bank is chartered and regulated by the Georgia Department of Banking and Finance, and is insured and subject to regulation by the Federal Deposit Insurance Corporation.

  Basis of Presentation

     The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year presentation.

     The accounting principles followed by the Company and the Bank, and the methods of applying these principles, conform with generally accepted accounting principles ("GAAP") and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with the realization of deferred tax assets which are based on future taxable income.

  Investment Securities

     The Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Securities held to maturity are those securities for which the Bank has the ability and intent to hold until maturity. All other securities are classified as available for sale. At December 31, 1996 and 1995, there were no trading securities or securities held to maturity.

     Available for sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

     A decline in the market value of any investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

     Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses are included in earnings and are derived using the specific identification method of determining the cost of securities sold.

  Other Investments

     Other investments include equity securities with no readily determinable fair value. These investment securities are carried at cost.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

  Loans and Allowance for Loan Losses

     Loans are stated at principal amount outstanding, net of unearned interest and the allowance for loan losses. Interest income on loans is primarily calculated by using the simple interest method on daily balances of the principal amount outstanding.


     As a result of management's ongoing review of the loan portfolio, loans are placed on nonaccrual status generally when they are past due for principal or interest payments for more than 90 days or it is otherwise not reasonable to expect collection of principal and interest under their original terms. Exceptions are allowed for loans 90 days past due when such loans are well collateralized and in process of collection.


     The Bank accounts for impaired loans in accordance with Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure." A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Interest income from impaired loans is recognized using a cash basis method of accounting during the time within that period in which the loans were impaired.

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgement, will be adequate to absorb probable losses on existing loans that may become uncollectible. Management's judgement in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

     Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgements of information available to them at the time of their examination.

  Premises and Equipment

     Premises and equipment are carried at cost less accumulated depreciation. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in earnings for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and improvements are capitalized.

     Depreciation expense is computed using the straight-line method over the following estimated useful lives:


Buildings...................................................    15 - 40 years
Furniture, fixtures and equipment...........................     3 - 10 years

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

  Other Real Estate

     Properties acquired through foreclosure are carried at the lower of cost (defined as fair value at foreclosure) or fair value less estimated costs to dispose. Accounting literature defines fair value as the amount that is expected to be received in a current sale between a willing buyer and seller other than in a forced or liquidation sale. Fair values at foreclosure are based on appraisals. Losses arising from the acquisition of foreclosed properties are charged against the allowance for loan losses. Subsequent writedowns are provided by a charge to income through the allowance for losses on other real estate in the period in which the need arises.

  Treasury Stock

     Treasury stock is accounted for by the cost method. Subsequent reissuances are accounted for at average cost.

  Income Taxes

     Deferred tax assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting and the tax bases of the Company's assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

  Net Earnings Per Share

     Net earnings per share is based upon the weighted average number of common shares outstanding during each period.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

(2)  SECURITIES AVAILABLE FOR SALE

     The amortized cost and estimated fair value of securities available for sale at December 31, 1996 and 1995 are presented below:

                                                           GROSS        GROSS       ESTIMATED
                                            AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                              COST         GAINS        LOSSES        VALUE
                                           -----------   ----------   ----------   -----------
1996:
Equity securities........................  $   252,650    $     --     $     --    $   252,650
U.S. Treasury............................      744,272       2,949          190        747,031
U.S. Government agencies.................    7,031,312       4,014       49,282      6,986,044
State, county and municipal..............    3,636,150      61,014       13,631      3,683,533
Mortgage-backed securities...............    6,014,587      19,311       85,307      5,948,591
                                           -----------    --------     --------    -----------
                                           $17,678,971    $ 87,288     $148,410    $17,617,849
                                           ===========    ========     ========    ===========
1995:
U.S. Treasury............................  $   746,928    $  9,790     $     --    $   756,718
U.S. Government agencies.................    2,300,295       1,248       46,699      2,254,844
State, county and municipal..............    3,542,924      93,007       12,060      3,623,871
Mortgage-backed securities...............    6,026,662      50,243       55,655      6,021,250
                                           -----------    --------     --------    -----------
                                           $12,616,809    $154,288     $114,414    $12,656,683
                                           ===========    ========     ========    ===========

     The amortized cost and estimated fair value of securities available for sale at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties:

                                                               AMORTIZED     ESTIMATED
                                                                 COST       FAIR VALUE
                                                              -----------   -----------
U.S. Treasury:
1 to 5 years................................................  $   744,272   $   747,031
                                                              ===========   ===========
U.S. Government agencies:
Within 1 year...............................................  $ 5,085,894   $ 5,085,113
1 to 5 years................................................      947,110       947,935
5 to 10 years...............................................      998,308       952,996
                                                              -----------   -----------
                                                              $ 7,031,312   $ 6,986,044
                                                              ===========   ===========
State, county and municipal:
Within 1 year...............................................  $   155,000   $   156,545
1 to 5 years................................................    1,551,947     1,569,856
5 to 10 years...............................................      778,499       769,060
More than 10 years..........................................    1,150,704     1,188,072
                                                              -----------   -----------
                                                              $ 3,636,150   $ 3,683,533
                                                              ===========   ===========
Total securities other than mortgage-backed securities:
Within 1 year...............................................  $ 5,240,894   $ 5,241,658
1 to 5 years................................................    3,243,329     3,264,822
5 to 10 years...............................................    1,776,807     1,722,056
More than 10 years..........................................    1,150,704     1,188,072
Mortgage-backed securities..................................    6,014,587     5,948,591
Equity securities...........................................      252,650       252,650
                                                              -----------   -----------
                                                              $17,678,971   $17,617,849
                                                              ===========   ===========

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

     Proceeds from sales of securities available for sale during 1996, 1995 and 1994 totalled $2,154,207, $3,076,270 and $130,962, respectively. Gross gains of $12,718, $51,019 and $2,038 were realized on those sales.

     Investment securities with a carrying value of approximately $16,516,000 and $5,437,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits or for other purposes.

(3)  LOANS

     Major classifications of loans at December 31, 1996 and 1995 are summarized as follows:

                                                                 1996          1995
                                                              -----------   -----------
Commercial, financial and agricultural......................  $18,066,228   $10,957,472
Real estate -- construction.................................    1,389,710       205,009
Real estate -- mortgage.....................................   41,691,295    36,373,566
Consumer loans..............................................    8,338,259     7,103,305
                                                              -----------   -----------
          Total loans.......................................   69,485,492    54,639,352
Less: Unearned interest.....................................      152,900        32,221
      Allowance for loan losses.............................    1,188,120     1,017,883
                                                              -----------   -----------
          Total net loans...................................  $68,144,472   $53,589,248
                                                              ===========   ===========

     The Bank grants loans and extensions of credit to individuals and a variety of firms and corporations located primarily in counties in middle Georgia. Although the Bank has a diversified loan portfolio, a substantial portion is collateralized by improved and unimproved agricultural real estate and is dependent upon the agriculture market.

     Changes in the allowance for loan losses are summarized as follows:

                                                         1996         1995        1994
                                                      ----------   ----------   --------
Balance at beginning of year........................  $1,017,883   $  933,867   $919,549
Provisions charged to expense.......................     220,000      110,000     30,000
Loan charge-offs....................................     (58,020)     (31,857)   (31,397)
Recoveries..........................................       8,257        5,873     15,715
                                                      ----------   ----------   --------
Balance at end of year..............................  $1,188,120   $1,017,883   $933,867
                                                      ----------   ----------   --------


(4)  PREMISES AND EQUIPMENT


     Premises and equipment at December 31, 1996 and 1995 are summarized as follows:

                                                                 1996         1995
                                                              ----------   ----------
Land........................................................  $  244,993   $  244,993
Buildings and improvements..................................   2,822,064    2,702,224
Furniture and equipment.....................................   3,454,104    3,069,065
                                                              ----------   ----------
                                                               6,521,161    6,016,282
Less: Accumulated depreciation..............................   2,967,703    2,472,114
                                                              ----------   ----------
                                                              $3,553,458   $3,544,168
                                                              ==========   ==========

     Depreciation expense was approximately $525,000, $342,000 and $294,000 in 1996, 1995 and 1994, respectively.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

(5)  DEPOSITS

     At December 31, 1996, maturities of time deposits are as follows:

Maturing In:
1997........................................................  $31,374,470
1998........................................................   12,028,835
1999........................................................    2,281,905
2000........................................................       85,982
2001 and thereafter.........................................    1,507,931
                                                              -----------
          Total.............................................  $47,279,123
                                                              ===========

     Time deposits of $100,000 or more were approximately $12,254,000 and $8,691,000 at December 31, 1996 and 1995, respectively.

(6)  EMPLOYEE AND DIRECTOR BENEFIT PLANS

     The Company has a 401(k) profit-sharing plan covering substantially all employees subject to certain minimum age and service requirements, with contributions determined annually by the Board of Directors. The Company contributed $19,256, $21,285 and $47,420 in 1996, 1995 and 1994, respectively, to the plan.

     The Bank provides retirement benefits to its key officers and Board of Directors and for purposes of providing death benefits for their designated beneficiaries. Under the plan, The Bank purchased split-dollar whole life insurance contracts on the lives of each key officer and director. The increase in cash surrender value of the contracts, less The Bank's cost of funds, constitutes The Bank's contribution to the plan each year. In the event the insurance contracts fail to produce positive returns, The Bank has no obligation to contribute to the plan. At December 31, 1996 and 1995, the cash surrender value of these insurance contracts was approximately $1,283,000 and $1,079,000, respectively, and is included as a component of the cash surrender value of life insurance on the consolidated balance sheets. Expenses incurred for benefits were approximately $10,500 during 1996. No expenses were recorded for benefits relating to this plan during 1995.

(7)  FEDERAL HOME LOAN BANK TRANSACTIONS

     The Bank has an agreement with the Federal Home Loan Bank (FHLB) to provide the Bank credit facilities. Any amounts advanced by the FHLB are secured under a blanket floating lien covered by all of the Bank's 1-4 family first mortgage loans. The Bank may draw advances up to 75% of the outstanding balance of these loans based on the agreement with the FHLB. The Bank has no borrowings from the FHLB outstanding at December 31, 1996 and 1995.

(8)  COMMITMENTS

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amount of these instruments reflects the extent of involvement the Bank has in particular classes of financial instruments.

     The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The same credit policies are used in making commitments and conditional obligations as for on-balance-sheet instruments.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

     In most cases, collateral is required to support financial instruments with credit risk.

                                                                     APPROXIMATE
                                                                   CONTRACT AMOUNT
                                                              -------------------------
                                                                 1996          1995
                                                              -----------   -----------
Financial instruments whose contract amounts represent
  credit risk:
Commitments to extend credit................................  $15,500,000   $12,406,000
Standby letters of credit...................................  $   260,000   $    98,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, or personal property.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to local businesses. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds real estate, equipment and certificates of deposit as collateral supporting those commitments for which collateral is deemed necessary.

(9)  REGULATORY MATTERS

     The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios of total and Tier 1 capital (as defined) to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 1996 and 1995, that all capital adequacy requirements to which they are subject are met.

     As of December 31, 1996 the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

     The Bank amounts and ratios are in excess of Bank only capital amounts and Consolidated amounts and ratios are in excess of consolidated capital amounts and ratios due to additional capital retained by the Company for general corporate purposes.

                                                                                      TO BE WELL
                                                                                   CAPITALIZED UNDER
                                                                FOR CAPITAL        PROMPT CORRECTIVE
                                             ACTUAL          ADEQUACY PURPOSES     ACTION PROVISIONS
                                       ------------------   -------------------   -------------------
                                         AMOUNT     RATIO     AMOUNT     RATIO      AMOUNT     RATIO
                                       ----------   -----   ----------   ------   ----------   ------
December 31, 1996:
Total Capital (to Risk Weighted
  Assets)............................  $9,874,759    12.4%  $6,378,800     M8.0%  $7,973,500    M10.0%
Tier 1 Capital (to Risk Weighted
  Assets)............................   8,875,709    11.1    3,189,400     M4.0    4,784,100    M 6.0
Tier 1 Capital (to Average Assets)...   8,875,709    10.3    3,441,400     M4.0    4,301,750    M 5.0
December 31, 1995:
Total Capital (to Risk Weighted
  Assets)............................   9,117,444    14.4    5,049,920     M8.0    6,312,400    M10.0
Tier 1 Capital (to Risk Weighted
  Assets)............................   8,325,569    13.2    2,524,960     M4.0    3,787,440    M 6.0
Tier 1 Capital (to Average Assets)...   8,325,569    10.8    3,090,160     M4.0    3,862,700    M 5.0

     Dividends paid by the Bank are the primary source of funds available to the Company. Statutes and regulations impose restrictions on the amount of dividends that may be declared. For the year ending December 31, 1997, the Bank could pay approximately $579,000 to the Company without seeking regulatory approval.

(10)  TREASURY STOCK TRANSACTIONS

     During 1996 and 1994, the Company redeemed 147 and 2,426 shares of its common stock at prices ranging from $100 to $142 per share. During 1995 and 1994, the Company re-issued 147 and 1,456 shares at prices ranging from $113 to $136 per share.

(11)  INCOME TAXES

     The following is an analysis of the provision for income tax expense for the years ended December 31, 1996, 1995 and 1994:

                                                           1996       1995       1994
                                                         --------   --------   --------
Current:
Federal................................................  $495,105   $472,822   $420,026
State..................................................    47,480     68,000     47,500
                                                         --------   --------   --------
                                                          542,585    540,822    467,526
                                                         --------   --------   --------
Deferred (reduction):
Federal................................................   (66,767)   (16,263)    (1,740)
State..................................................   (12,535)    (3,053)      (327)
                                                         --------   --------   --------
                                                          (79,302)   (19,316)    (2,067)
                                                         --------   --------   --------
          Total income tax expense.....................  $463,283   $521,506   $465,459
                                                         ========   ========   ========

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

     The differences between the income tax expense and the amount computed by applying the statutory federal income tax rate to earnings before taxes for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                           1996       1995       1994
                                                         --------   --------   --------
Pretax income at statutory rates.......................  $519,638   $556,204   $496,869
Add (deduct):
Tax-exempt interest income.............................   (86,080)   (86,285)   (77,640)
State taxes, net of federal effect.....................    23,064     42,900     31,078
Other..................................................     6,661      8,687     15,152
                                                         --------   --------   --------
                                                         $463,283   $521,506   $465,459
                                                         ========   ========   ========

     The following summarizes the sources and expected tax consequences of future taxable deductions (income) which comprise the net deferred tax asset. The net deferred tax asset is included as a component of other assets at December 31, 1996 and 1995:

                                                                1996        1995
                                                              ---------   ---------
Deferred income tax assets:
Allowance for loan losses...................................  $ 339,353   $ 274,730
Unrealized loss on securities available for sale............     23,227          --
Other, net..................................................     32,357      12,760
                                                              ---------   ---------
          Gross deferred tax assets.........................    394,937     287,490
                                                              ---------   ---------
Deferred income tax liabilities:
Premises and equipment......................................   (146,089)   (141,171)
Unrealized gain on securities available for sale............         --     (15,153)
                                                              ---------   ---------
Gross deferred tax liabilities..............................   (146,089)   (156,324)
                                                              ---------   ---------
          Net deferred tax asset............................  $ 248,848   $ 131,166
                                                              =========   =========

(12)  RELATED PARTY TRANSACTIONS


     In the normal course of business, executive officers and directors of the Company and the Bank, including certain business organizations and individuals associated with them, maintain a variety of banking relationships with the Bank. Loans to executive officers and directors are made on terms comparable to those available to other Bank customers. The following is a summary of activity for related party loans for 1996.



Balance at December 31, 1995................................  $ 3,326,000
New loans...................................................      893,000
Repayments..................................................   (2,577,000)
                                                              -----------
Balance at December 31, 1996................................  $ 1,642,000
                                                              ===========


     The Company is subject to a shareholder agreement entered into with members of the Speight family. The Speight family collectively holds 35,565 shares of Company stock at December 31, 1996 and 1995. This agreement provides for the purchase and sale of each of the shareholders' stock during the life or at the death of the shareholder, effectively controlling the management of the Company by imposing certain restrictions and mutual obligations on themselves and on the Company.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

(13)  MIDDLE GEORGIA (PARENT ONLY) FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              -----------   ----------
                                        ASSETS
Cash........................................................  $   750,882   $  423,394
Other investments...........................................      270,760      250,750
Investment in subsidiary....................................    8,837,815    8,350,290
Goodwill, net...............................................      116,543      120,860
Other assets................................................      126,754      135,483
                                                              -----------   ----------
                                                              $10,102,754   $9,280,777
                                                              ===========   ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Other liabilities...........................................  $    34,146   $  129,742
Stockholders' equity........................................   10,068,608    9,151,035
                                                              -----------   ----------
                                                              $10,102,754   $9,280,777
                                                              ===========   ==========

                             STATEMENTS OF EARNINGS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                 1996         1995        1994
                                                              ----------   ----------   --------
Income:
Dividends received from subsidiary..........................  $  607,476   $  550,250   $757,144
Management fees.............................................      90,000       90,000     90,000
Other income................................................      43,758       28,937     20,581
                                                              ----------   ----------   --------
          Total income......................................     741,234      669,187    867,725
                                                              ----------   ----------   --------
Expense:
Interest....................................................          --        2,210     37,442
Amortization................................................       4,317        4,316      4,318
Other operating.............................................     265,711      265,051    279,143
                                                              ----------   ----------   --------
          Total expense.....................................     270,028      271,577    320,903
                                                              ----------   ----------   --------
Earnings before income tax benefit and equity in
  undistributed earnings of subsidiary......................     471,206      397,610    546,822
Income tax benefit..........................................      43,717       50,493     70,041
                                                              ----------   ----------   --------
Earnings before equity in undistributed earnings of
  subsidiary................................................     514,923      448,103    616,863
Equity in undistributed earnings of subsidiary..............     550,141      666,284    379,058
                                                              ----------   ----------   --------
          Net earnings......................................  $1,065,064   $1,114,387   $995,921
                                                              ==========   ==========   ========

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                1996         1995        1994
                                                             ----------   ----------   ---------
Cash flows from operating activities:
Net earnings...............................................  $1,065,064   $1,114,387   $ 995,921
Adjustments to reconcile net earnings to net cash provided
  by operating activities:
  Equity in undistributed earnings of subsidiary...........    (550,141)    (666,284)   (379,058)
  Depreciation and amortization............................       5,169        5,169      10,188
  Change in:
     Other assets..........................................       7,877      (50,425)     17,199
     Other liabilities.....................................     (95,844)        (516)      8,308
                                                             ----------   ----------   ---------
          Net cash provided by operating activities........     432,125      402,331     652,558
                                                             ----------   ----------   ---------
Cash flows used in investing activities, consisting of
  purchases of equity securities...........................     (20,010)     (50,750)   (200,000)
                                                             ----------   ----------   ---------
Cash flows from financing activities:
Repayments of note payable.................................          --     (390,000)   (130,000)
Purchases of treasury stock................................     (20,933)          --    (266,860)
Sales of treasury stock....................................          --       20,055     166,905
Dividends paid.............................................     (63,694)     (63,694)    (62,238)
                                                             ----------   ----------   ---------
          Net cash used in financing activities............     (84,627)    (433,639)   (292,193)
                                                             ----------   ----------   ---------
Net change in cash.........................................     327,488      (82,058)    160,365
Cash at beginning of year..................................     423,394      505,452     345,087
                                                             ----------   ----------   ---------
Cash at end of year........................................  $  750,882   $  423,394   $ 505,452
                                                             ==========   ==========   =========
Supplemental disclosures of cash flow information:
Noncash investing and financing activities:
  Change in unrealized gain (loss) on subsidiary's
     securities available for sale.........................  $  (62,616)  $  356,977   $(332,256)
  Change in dividends payable..............................  $      248   $      248   $     248

(14)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination, or issuance.

  Cash and Cash Equivalents

     For cash, due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

  Securities Available for Sale

     Fair values of securities available for sale are based on quoted market prices.

  Other Investments

     The carrying value of other investments approximates fair value.

  Loans

     The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

  Cash Surrender Value

     The carrying amount of the cash surrender value of life insurance policies is a reasonable estimate of fair value.

  Deposits

     The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

  Commitments to Extend Credit and Standby Letters of Credit

     Because commitments to extend credit and standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

  Limitations

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                 MIDDLE GEORGIA BANKSHARES, INC. AND SUBSIDIARY

     The carrying amount and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows:

                                                        1996                        1995
                                              -------------------------   -------------------------
                                               CARRYING      ESTIMATED     CARRYING      ESTIMATED
                                                AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                              -----------   -----------   -----------   -----------
Assets:
Cash and cash equivalents...................  $ 5,906,262   $ 5,906,262   $ 9,263,296   $ 9,263,296
Securities available for sale...............   17,617,849    17,617,849    12,656,683    12,656,683
Other investments...........................      647,560       647,560       604,750       604,750
Loans, net..................................   68,144,472    68,028,347    53,589,248    53,708,223
Cash surrender value........................    1,343,928     1,343,928     1,263,718     1,263,718

Liabilities:
Deposits....................................  $88,018,172   $88,167,130   $73,026,733   $73,215,669

Unrecognized financial instruments:
Commitments to extend credit................   15,500,000    15,500,000    12,406,000    12,406,000
Standby letters of credit...................      260,000       260,000        98,000        98,000

(15)  SUBSEQUENT EVENT

     On January 15, 1997, the Bank entered into a Purchase and Assumption agreement to acquire certain assets and assume deposit liabilities of the Montezuma branch office of Wachovia Bank of Georgia, N.A., Atlanta, Georgia. The assets to be purchased include loans secured by the assumed deposits, without recourse, and premises and equipment of the Montezuma office and of a former Wachovia branch in Oglethorpe which is currently not operational. Estimated deposits to be assumed totalled approximately $30,045,000 as of December 31, 1996 with an associated deposit premium of $2,106,000. Estimated assets to be purchased total approximately $2,142,000 at December 31, 1996. The transaction is expected to close in May 1997.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          FLAG FINANCIAL CORPORATION,

                                      AND

                        MIDDLE GEORGIA BANKSHARES, INC.

                          DATED AS OF OCTOBER 28, 1997

                               TABLE OF CONTENTS


                                                                       PAGE
                                                                       ----
  Parties............................................................   A-6
  Preamble...........................................................   A-6
  ARTICLE 1 -- TRANSACTIONS AND TERMS OF MERGER......................   A-6
   1.1   Merger......................................................   A-6
   1.2   Time and Place of Closing...................................   A-6
   1.3   Effective Time..............................................   A-6
  ARTICLE 2 -- TERMS OF MERGER.......................................   A-7
   2.1   Charter.....................................................   A-7
   2.2   Bylaws......................................................   A-7
   2.3   Directors and Officers......................................   A-7
  ARTICLE 3 -- MANNER OF CONVERTING SHARES...........................   A-7
   3.1   Conversion of Shares........................................   A-7
   3.2   Anti-Dilution Provisions....................................   A-7
   3.3   Shares Held by Middle Georgia or FLAG.......................   A-7
   3.4   Dissenting Shareholders.....................................   A-7
   3.5   Fractional Shares...........................................   A-8
  ARTICLE 4 -- EXCHANGE OF SHARES....................................   A-8
   4.1   Exchange Procedures.........................................   A-8
   4.2   Rights of Former Middle Georgia Shareholders................   A-9
  ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF MIDDLE GEORGIA......   A-9
   5.1   Organization, Standing, and Power...........................   A-9
   5.2   Authority of Middle Georgia; No Breach By Agreement.........  A-10
   5.3   Capital Stock...............................................  A-10
   5.4   Middle Georgia Subsidiaries.................................  A-11
   5.5   Financial Statements........................................  A-11
   5.6   Absence of Undisclosed Liabilities..........................  A-11
   5.7   Absence of Certain Changes or Events........................  A-12
   5.8   Tax Matters.................................................  A-12
   5.9   Allowance for Possible Loan Losses..........................  A-13
   5.10  Assets......................................................  A-13
   5.11  Intellectual Property.......................................  A-14
   5.12  Environmental Matters.......................................  A-14
   5.13  Compliance with Laws........................................  A-15
   5.14  Labor Relations.............................................  A-15
   5.15  Employee Benefit Plans......................................  A-15
   5.16  Material Contracts..........................................  A-17
   5.17  Legal Proceedings...........................................  A-17
   5.18  Reports.....................................................  A-18
   5.19  Statements True and Correct.................................  A-18
   5.20  Accounting, Tax and Regulatory Matters......................  A-18
   5.21  Charter Provisions..........................................  A-18
   5.22  Board Recommendation........................................  A-18
  ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF FLAG................  A-19
   6.1   Organization, Standing, and Power...........................  A-19
   6.2   Authority of FLAG; No Breach By Agreement...................  A-19
   6.3   Capital Stock...............................................  A-20
   6.4   FLAG Subsidiaries...........................................  A-20
   6.5   SEC Filings; Financial Statements...........................  A-21
   6.6   Absence of Undisclosed Liabilities..........................  A-21

                                                                       PAGE
                                                                       ----
   6.7   Absence of Certain Changes or Events........................  A-21
   6.8   Tax Matters.................................................  A-21
   6.9   Allowance for Possible Loan Losses..........................  A-22
   6.10  Assets......................................................  A-23
   6.11  Intellectual Property.......................................  A-23
   6.12  Environmental Matters.......................................  A-23
   6.13  Compliance with Laws........................................  A-24
   6.14  Labor Relations.............................................  A-24
   6.15  Employee Benefit Plans......................................  A-25
   6.16  Material Contracts..........................................  A-26
   6.17  Legal Proceedings...........................................  A-27
   6.18  Reports.....................................................  A-27
   6.19  Statements True and Correct.................................  A-27
   6.20  Accounting, Tax and Regulatory Matters......................  A-27
   6.21  Charter Provisions..........................................  A-27
   6.22  Board Recommendation........................................  A-28
  ARTICLE 7 -- CONDUCT OF BUSINESS PENDING CONSUMMATION..............  A-28
   7.1   Affirmative Covenants of Middle Georgia.....................  A-28
   7.2   Negative Covenants of Middle Georgia........................  A-28
   7.3   Affirmative Covenants of FLAG...............................  A-30
   7.4   Negative Covenants of FLAG..................................  A-30
   7.5   Adverse Changes in Condition................................  A-31
   7.6   Reports.....................................................  A-31
  ARTICLE 8 -- ADDITIONAL AGREEMENTS.................................  A-32
         Registration Statement; Proxy Statement; Shareholder
   8.1   Approval....................................................  A-32
   8.2   Exchange Listing............................................  A-32
   8.3   Applications................................................  A-32
   8.4   Filings with State Offices..................................  A-32
   8.5   Agreement as to Efforts to Consummate.......................  A-32
   8.6   Investigation and Confidentiality...........................  A-33
   8.7   Press Releases..............................................  A-33
   8.8   Certain Actions.............................................  A-33
   8.9   Accounting and Tax Treatment................................  A-34
   8.10  Charter Provisions..........................................  A-34
   8.11  Agreements of Affiliates....................................  A-34
   8.12  Employee Benefits and Contracts.............................  A-34
   8.13  Indemnification.............................................  A-35
  ARTICLE 9 -- CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.....  A-36
   9.1   Conditions to Obligations of Each Party.....................  A-36
   9.2   Conditions to Obligations of FLAG...........................  A-37
   9.3   Conditions to Obligations of Middle Georgia.................  A-38
  ARTICLE 10 -- TERMINATION..........................................  A-38
  10.1   Termination.................................................  A-38
  10.2   Effect of Termination.......................................  A-39
  10.3   Non-Survival of Representations and Covenants...............  A-39
  ARTICLE 11 -- MISCELLANEOUS........................................  A-39
  11.1   Definitions.................................................  A-39
  11.2   Expenses....................................................  A-45
  11.3   Brokers and Finders.........................................  A-45

                                                                       PAGE
                                                                       ----
  11.4   Entire Agreement............................................  A-45
  11.5   Amendments..................................................  A-46
  11.6   Waivers.....................................................  A-46
  11.7   Assignment..................................................  A-46
  11.8   Notices.....................................................  A-47
  11.9   Governing Law...............................................  A-47
  11.10  Counterparts................................................  A-47
  11.11  Captions; Articles and Sections.............................  A-47
  11.12  Interpretations.............................................  A-47
  11.13  Enforcement of Agreement....................................  A-47
  11.14  Severability................................................  A-48
  Signatures.........................................................  A-48

                                LIST OF EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
   1     --  Forms of agreement of affiliates of Middle Georgia.
             (sec. 8.11(a)).
   2     --  Form of agreement of affiliates of FLAG. (sec. 8.11(b)).
   3     --  Matters as to which Powell Goldstein Frazer & Murphy LLP will opine. (sec. 9.2(d)).
   4     --  Form of Claims Letter (sec. 9.2(f)).
   5     --  Matters as to which Alston & Bird LLP will opine.
             (sec. 9.3(d)).
   6     --  Form of Claims Letter (sec. 9.3(f)).

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 28, 1997, by and between FLAG FINANCIAL CORPORATION ("FLAG"), a Georgia corporation; and MIDDLE GEORGIA BANKSHARES, INC. ("Middle Georgia"), a Georgia corporation.

                                    PREAMBLE

     The respective Boards of Directors of Middle Georgia and FLAG are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the combination of Middle Georgia with FLAG pursuant to the merger of Middle Georgia with and into FLAG. At the effective time of such merger, the outstanding shares of the capital stock of Middle Georgia shall be converted into the right to receive shares of the common stock of FLAG (except as provided herein). As a result, shareholders of Middle Georgia shall become shareholders of FLAG and FLAG shall continue to conduct the business and operations of Middle Georgia. The transactions described in this Agreement are subject to the approvals of the shareholders of Middle Georgia, the shareholders of FLAG, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

     Certain terms used in this Agreement are defined in Section 11.1.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

     1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Middle Georgia shall be merged with and into FLAG in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). FLAG shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Middle Georgia and FLAG.

     1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which both of the following conditions are met: (a) the shareholders of Middle Georgia have approved this Agreement to the extent such approval is required by applicable Law, and (b) the shareholders of FLAG have approved any issuance of FLAG Common Stock to be made pursuant to this Agreement.

                                   ARTICLE 2

                                TERMS OF MERGER

     2.1 CHARTER. The Articles of Incorporation of FLAG in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

     2.2 BYLAWS. The Bylaws of FLAG in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3  DIRECTORS AND OFFICERS.

          (a) The directors of the Surviving Corporation shall be: Dr. A. Glenn Bailey, H. Speer Burdette, III, Patti S. Davis, Fred A. Durand, III, John
     S. Holle, Kelly R. Linch, J. Daniel Speight, Jr., John W. Stewart, Jr., Robert W. Walters and such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

          (b) The executive officers of the Surviving Corporation shall be: John
     S. Holle, Chairman of the Board; J. Daniel Speight, Jr., President and Chief Executive Officer; Patti S. Davis, Senior Vice President and Secretary; Ellison C. Rudd, Senior Vice President, Treasurer and Chief Financial Officer; and such additional persons as may thereafter be elected. Such persons shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES

     3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FLAG, Middle Georgia, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of capital stock of FLAG issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Middle Georgia Common Stock (excluding shares held by any Middle Georgia Entity or any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 15.75 shares of FLAG Common Stock (the "Exchange Ratio").

     3.2 ANTI-DILUTION PROVISIONS. In the event FLAG changes the number of shares of FLAG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be after the Exchange Ratio has been determined in accordance with Section 3.1(b) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 SHARES HELD BY MIDDLE GEORGIA OR FLAG. Each of the shares of Middle Georgia Common Stock held by any Middle Georgia Entity or by any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 DISSENTING SHAREHOLDERS. Any holder of shares of Middle Georgia Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Article 13, Part 2 of Title 14 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to Middle Georgia the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Middle Georgia fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, FLAG shall issue and deliver the consideration to which such holder of shares of Middle Georgia Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Middle Georgia Common Stock held by him. If and to the extent required by applicable Law, Middle Georgia will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corporation.

     3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Middle Georgia Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FLAG Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the market value of one share of FLAG Common Stock at the Effective Time. The market value of one share of FLAG Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                   ARTICLE 4

                               EXCHANGE OF SHARES

     4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, FLAG and Middle Georgia shall cause the exchange agent selected by FLAG (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of Middle Georgia Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of Middle Georgia Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Middle Georgia Common Stock represented by Certificates that are not registered in the transfer records of Middle Georgia, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FLAG and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of Middle Georgia Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. To the extent required by Section 3.5, each holder of shares of Middle Georgia Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the Certificate or Certificates, cash in lieu of any fractional share of FLAG Common Stock to which such holder may be otherwise entitled (without interest). FLAG shall not be obligated to deliver the consideration to which any former holder of Middle Georgia Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither FLAG nor the Exchange Agent shall be liable to a holder of Middle Georgia Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of Middle Georgia shall constitute ratification of the appointment of the Exchange Agent.

     4.2 RIGHTS OF FORMER MIDDLE GEORGIA SHAREHOLDERS. At the Effective Time, the stock transfer books of Middle Georgia shall be closed as to holders of Middle Georgia Common Stock immediately prior to the Effective Time and no transfer of Middle Georgia Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Middle Georgia Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Middle Georgia in respect of such shares of Middle Georgia Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of Middle Georgia shall be entitled to vote after the Effective Time at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their respective shares of Middle Georgia Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FLAG Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FLAG on the FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FLAG Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FLAG Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the FLAG Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

                                   ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF MIDDLE GEORGIA

     Middle Georgia hereby represents and warrants to FLAG as follows:

     5.1 ORGANIZATION, STANDING, AND POWER. Middle Georgia is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Middle Georgia is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect. The minute book and other organizational documents for Middle Georgia have been made available to FLAG for its review and, except as disclosed in Section 5.1 of the Middle Georgia Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.2  AUTHORITY OF MIDDLE GEORGIA; NO BREACH BY AGREEMENT.

          (a) Middle Georgia has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Middle Georgia, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Middle Georgia Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Middle Georgia. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Middle Georgia, enforceable against Middle Georgia in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Middle Georgia, nor the consummation by Middle Georgia of the transactions contemplated hereby, nor compliance by Middle Georgia with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Middle Georgia's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Middle Georgia Subsidiary or any resolution adopted by the board of directors or the shareholders of any Middle Georgia Entity, or (ii) except as disclosed in
     Section 5.2 of the Middle Georgia Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Middle Georgia Entity under, any Contract or Permit of any Middle Georgia Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
     Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Middle Georgia Entity or any of their respective material Assets (including any FLAG Entity or any Middle Georgia Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity or any Middle Georgia Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Middle Georgia of the Merger and the other transactions contemplated in this Agreement.

     5.3  CAPITAL STOCK.

          (a) The authorized capital stock of Middle Georgia consists of 1,000,000 shares of Middle Georgia Common Stock, of which 64,272 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Middle Georgia are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Middle Georgia has been issued in violation of any preemptive rights of the current or past shareholders of Middle Georgia.

          (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the Middle Georgia Disclosure Memorandum, there are no shares of capital stock or other equity securities of Middle Georgia outstanding and no outstanding Equity Rights relating to the capital stock of Middle Georgia.

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

     5.4  MIDDLE GEORGIA SUBSIDIARIES.  Middle Georgia has disclosed in Section
5.4 of the Middle Georgia Disclosure Memorandum all of the Middle Georgia Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Middle Georgia Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the Middle Georgia Disclosure Memorandum, Middle Georgia or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Middle Georgia Subsidiary. No capital stock (or other equity interest) of any Middle Georgia Subsidiary is or may become required to be issued (other than to another Middle Georgia Entity) by reason of any Equity Rights, and there are no Contracts by which any Middle Georgia Subsidiary is bound to issue (other than to another Middle Georgia Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Middle Georgia Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Middle Georgia Subsidiary (other than to another Middle Georgia Entity). There are no Contracts relating to the rights of any Middle Georgia Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Middle Georgia Subsidiary. All of the shares of capital stock (or other equity interests) of each Middle Georgia Subsidiary held by a Middle Georgia Entity are fully paid and (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the Middle Georgia Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the Middle Georgia Disclosure Memorandum, each Middle Georgia Subsidiary is either a bank, a savings association, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Middle Georgia Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect. Each Middle Georgia Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund. The minute book and other organizational documents for each Middle Georgia Subsidiary have been made available to FLAG for its review, and, except as disclosed in Section 5.4 of the Middle Georgia Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.5 FINANCIAL STATEMENTS. Each of the Middle Georgia Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of Middle Georgia and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Middle Georgia Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Middle Georgia as of December 31, 1996 and June 30, 1997, included in the Middle Georgia Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Middle Georgia Entity has incurred or paid any Liability since June 30, 1997, except for such Liabilities incurred or paid
(i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as disclosed in the Middle Georgia Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Middle Georgia Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, and (ii) the Middle Georgia Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Middle Georgia provided in Article 7.

     5.8  TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of any of the Middle Georgia Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Middle Georgia Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, except as reserved against in the Middle Georgia Financial Statements delivered prior to the date of this Agreement or as disclosed in Section
     5.8 of the Middle Georgia Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Middle Georgia Entities, except for any such Liens which are not reasonably likely to have a Middle Georgia Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

          (b) None of the Middle Georgia Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for any Taxes due or to become due for any of the Middle Georgia Entities for the period or periods through and including the date of the respective Middle Georgia Financial Statements that has been made and is reflected on such Middle Georgia Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of the Middle Georgia Entities have been provided for in accordance with GAAP.

          (e) Except as disclosed in Section 5.8 of the Middle Georgia Disclosure Memorandum, none of the Middle Georgia Entities is a party to any Tax allocation or sharing agreement and none of the Middle Georgia Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Middle Georgia) or has any Liability for Taxes of any Person (other than Middle Georgia and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the Middle Georgia Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect.

          (g) Except as disclosed in Section 5.8 of the Middle Georgia Disclosure Memorandum, none of the Middle Georgia Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 280G or 162(m) of the Internal Revenue Code.

          (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Middle Georgia Entities that occurred during or after any Taxable Period in which the Middle Georgia Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

          (i) No Middle Georgia Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (j) All material elections with respect to Taxes affecting the Middle Georgia Entities have been or will be timely made.

     5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Middle Georgia included in the most recent Middle Georgia Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Middle Georgia included in the Middle Georgia Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Middle Georgia Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Middle Georgia Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Middle Georgia Material Adverse Effect.

     5.10  ASSETS.

          (a) Except as disclosed in Section 5.10 of the Middle Georgia Disclosure Memorandum or as disclosed or reserved against in the Middle Georgia Financial Statements delivered prior to the date of this Agreement, the Middle Georgia Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Middle Georgia Material Adverse Effect. All tangible properties used in the businesses of the Middle Georgia Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Middle Georgia's past practices.

          (b) All Assets which are material to Middle Georgia's business on a consolidated basis, held under leases or subleases by any of the Middle Georgia Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (c) The Middle Georgia Entities currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the Middle Georgia Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Middle Georgia Entity under such policies.

          (d) The Assets of the Middle Georgia Entities include all Assets required to operate the business of the Middle Georgia Entities as presently conducted.

     5.11 INTELLECTUAL PROPERTY. Each Middle Georgia Entity owns or has a license to use all of the Intellectual Property used by such Middle Georgia Entity in the course of its business. Each Middle Georgia Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Middle Georgia Entity in connection with such Middle Georgia Entity's business operations, and such Middle Georgia Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Middle Georgia Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Middle Georgia threatened, which challenge the rights of any Middle Georgia Entity with respect to Intellectual Property used, sold or licensed by such Middle Georgia Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Middle Georgia Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the Middle Georgia Disclosure Memorandum, no Middle Georgia Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section
5.11 of the Middle Georgia Disclosure Memorandum, no officer, director or employee of any Middle Georgia Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Middle Georgia Entity.

     5.12  ENVIRONMENTAL MATTERS.

          (a) Except as disclosed in Section 5.12 of the Middle Georgia Disclosure Memorandum, to the Knowledge of Middle Georgia, each Middle Georgia Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect.

          (b) To the Knowledge of Middle Georgia, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Middle Georgia Entity or any of its Operating Properties or Participation Facilities (or Middle Georgia in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Middle Georgia Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, nor, to the Knowledge of Middle Georgia, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect.

          (c) Except as disclosed in Section 5.12 of the Middle Georgia Disclosure Memorandum, during the period of (i) any Middle Georgia Entity's ownership or operation of any of their respective current properties, (ii) any Middle Georgia Entity's participation in the management of any Participation Facility, or (iii) any Middle Georgia Entity's holding of a security interest in a Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect. Except as disclosed in Section 5.12 of the Middle Georgia Disclosure Memorandum, prior to the period of (i) any Middle Georgia Entity's ownership or operation of any of their respective current properties, (ii) any Middle Georgia Entity's participation in the management of any Participation Facility, or (iii) any Middle Georgia Entity's holding of a security interest in a Operating Property, to the Knowledge of Middle Georgia, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or

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     Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect.

     5.13 COMPLIANCE WITH LAWS. Middle Georgia is duly registered as a bank holding company under the BHC Act. Each Middle Georgia Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect. Except as disclosed in Section 5.13 of the Middle Georgia Disclosure Memorandum, none of the Middle Georgia Entities:

          (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

          (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect; or

          (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Middle Georgia Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, or (iii) requiring any Middle Georgia Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FLAG.

     5.14 LABOR RELATIONS. No Middle Georgia Entity is the subject of any Litigation asserting that it or any other Middle Georgia Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Middle Georgia Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Middle Georgia Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Middle Georgia Entity, pending or threatened, or to the Knowledge of Middle Georgia, is there any activity involving any Middle Georgia Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.15  EMPLOYEE BENEFIT PLANS.

          (a) Middle Georgia has disclosed in Section 5.15 of the Middle Georgia Disclosure Memorandum, and has delivered or made available to FLAG prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Middle Georgia Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Middle Georgia Benefit Plans"). Any of the Middle Georgia Benefit Plans which is an "employee pension benefit plan," as that term is defined in

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     Section 3(2) of ERISA, is referred to herein as a "Middle Georgia ERISA
     Plan." Each Middle Georgia ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Middle Georgia Pension Plan." No Middle Georgia Pension Plan is or has been a multiemployer plan within the meaning of
     Section 3(37) of ERISA.

          (b) All Middle Georgia Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect. Each Middle Georgia ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Middle Georgia is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Middle Georgia, no Middle Georgia Entity has engaged in a transaction with respect to any Middle Georgia Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Middle Georgia Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect.

          (c) No Middle Georgia Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Middle Georgia Pension Plan, (ii) no change in the actuarial assumptions with respect to any Middle Georgia Pension Plan, and (iii) no increase in benefits under any Middle Georgia Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Middle Georgia Pension Plan nor any "single-employer plan," within the meaning of
     Section 4001(a)(15) of ERISA, currently or formerly maintained by any Middle Georgia Entity, or the single-employer plan of any entity which is considered one employer with Middle Georgia under Section 4001 of ERISA or
     Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Middle Georgia Material Adverse Effect. No Middle Georgia Entity has provided, or is required to provide, security to a Middle Georgia Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Middle Georgia Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Middle Georgia Material Adverse Effect. No Middle Georgia Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Middle Georgia Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Middle Georgia Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as disclosed in Section 5.15 of the Middle Georgia Disclosure Memorandum, no Middle Georgia Entity has any Liability for retiree health and life benefits under any of the Middle Georgia Benefit Plans and there are no restrictions on the rights of such Middle Georgia Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Middle Georgia Material Adverse Effect.

          (f) Except as disclosed in Section 5.15 of the Middle Georgia Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Middle Georgia Entity from any Middle Georgia Entity under any Middle Georgia Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Middle Georgia Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Middle Georgia Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Middle Georgia Financial Statements to the extent required by and in accordance with GAAP.

     5.16 MATERIAL CONTRACTS. Except as disclosed in Section 5.16 of the Middle Georgia Disclosure Memorandum or otherwise reflected in the Middle Georgia Financial Statements, none of the Middle Georgia Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Middle Georgia Entity or the guarantee by any Middle Georgia Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Middle Georgia Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Middle Georgia Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Middle Georgia Entity,
(vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Middle Georgia with the SEC (assuming Middle Georgia were subject to the reporting requirements of the 1934 Act) as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "Middle Georgia Contracts"). With respect to each Middle Georgia Contract and except as disclosed in Section 5.16 of the Middle Georgia Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Middle Georgia Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect;
(iii) no Middle Georgia Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Middle Georgia, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any Middle Georgia Entity for money borrowed is prepayable at any time by such Middle Georgia Entity without penalty or premium.

     5.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Middle Georgia, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Middle Georgia Entity, or against any director, employee or employee benefit plan of any Middle Georgia Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Middle Georgia Entity, that are reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect. Section 5.17 of the Middle Georgia Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Middle Georgia Entity is a party and which names a Middle Georgia Entity as a defendant or cross-defendant or for which any Middle Georgia Entity has any potential Liability.

     5.18 REPORTS. Since January 1, 1993, or the date of organization if later, each Middle Georgia Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any Middle Georgia Entity or any Affiliate thereof to FLAG pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Middle Georgia Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by FLAG with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Middle Georgia Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by a Middle Georgia Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Middle Georgia and FLAG, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Middle Georgia Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.20 ACCOUNTING, TAX AND REGULATORY MATTERS. No Middle Georgia Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.21 CHARTER PROVISIONS. Each Middle Georgia Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Middle Georgia Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Middle Georgia Entity that may be directly or indirectly acquired or controlled by them.

     5.22 BOARD RECOMMENDATION. The Board of Directors of Middle Georgia, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of Middle Georgia Common Stock approve this Agreement.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF FLAG

     FLAG hereby represents and warrants to Middle Georgia as follows:

     6.1 ORGANIZATION, STANDING, AND POWER. FLAG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FLAG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. The minute book and other organizational documents for FLAG have been made available to Middle Georgia for its review and, except as disclosed in Section 6.1 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.2  AUTHORITY OF FLAG; NO BREACH BY AGREEMENT.

          (a) FLAG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLAG, subject to the approval of the issuance of the shares of FLAG Common Stock pursuant to the Merger by a majority of the votes cast at the FLAG Shareholders' Meeting (assuming for such purpose that the votes cast in respect of such proposal represent a majority of the outstanding FLAG Common Stock), which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by FLAG. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of FLAG, enforceable against FLAG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by FLAG, nor the consummation by FLAG of the transactions contemplated hereby, nor compliance by FLAG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FLAG's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any FLAG Subsidiary or any resolution adopted by the board of directors or the shareholders of any FLAG Entity, or (ii) except as disclosed in Section 6.2 of the FLAG Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FLAG Entity under, any Contract or Permit of any FLAG Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FLAG Entity or any of their respective material Assets (including any FLAG Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FLAG of the Merger and the other transactions contemplated in this Agreement.

     6.3  CAPITAL STOCK.

          (a) The authorized capital stock of FLAG consists of (i) 20,000,000 shares of FLAG Common Stock, of which 2,036,990 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of FLAG Capital Stock are, and all of the shares of FLAG Common Stock to be issued in exchange for shares of Middle Georgia Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FLAG Capital Stock has been, and none of the shares of FLAG Common Stock to be issued in exchange for shares of Middle Georgia Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FLAG.

          (b) Except as set forth in Section 6.3(a), or as disclosed in Section
     6.3 of the FLAG Disclosure Memorandum, there are no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG.

     6.4 FLAG SUBSIDIARIES. FLAG has disclosed in Section 6.4 of the FLAG Disclosure Memorandum all of the FLAG Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FLAG Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, FLAG or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FLAG Subsidiary. No capital stock (or other equity interest) of any FLAG Subsidiary are or may become required to be issued (other than to another FLAG Entity) by reason of any Equity Rights, and there are no Contracts by which any FLAG Subsidiary is bound to issue (other than to another FLAG Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FLAG Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FLAG Subsidiary (other than to another FLAG Entity). There are no Contracts relating to the rights of any FLAG Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FLAG Subsidiary. All of the shares of capital stock (or other equity interests) of each FLAG Subsidiary held by a FLAG Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FLAG Entity free and clear of any Lien. Each FLAG Subsidiary is either a savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FLAG Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FLAG Subsidiary have been made available to Middle Georgia for its review, and, except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.5  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) FLAG has timely filed and made available to Middle Georgia all SEC Documents required to be filed by FLAG since December 31, 1992 (the "FLAG SEC Reports"). The FLAG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FLAG SEC Reports or necessary in order to make the statements in such FLAG SEC Reports, in light of the circumstances under which they were made, not misleading. No FLAG Subsidiary is required to file any SEC Documents.

          (b) Each of the FLAG Financial Statements (including, in each case, any related notes) contained in the FLAG SEC Reports, including any FLAG SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FLAG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No FLAG Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FLAG as of December 31, 1996 and June 30, 1997, included in the FLAG Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No FLAG Entity has incurred or paid any Liability since June 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as disclosed in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the FLAG Disclosure Memorandum,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and (ii) the FLAG Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FLAG provided in Article 7.

     6.8 TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of any of the FLAG Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FLAG Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FLAG Material Adverse Effect, except as reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in
     Section 6.8 of the FLAG Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FLAG

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

     Entities, except for any such Liens which are not reasonably likely to have a FLAG Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

          (b) None of the FLAG Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for any Taxes due or to become due for any of the FLAG Entities for the period or periods through and including the date of the respective FLAG Financial Statements that has been made and is reflected on such FLAG Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of the FLAG Entities have been provided for in accordance with GAAP.

          (e) Except as disclosed in Section 6.8 of the FLAG Disclosure Memorandum, none of the FLAG Entities is a party to any Tax allocation or sharing agreement and none of the FLAG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLAG) or has any Liability for Taxes of any Person (other than FLAG and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the FLAG Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

          (g) Except as disclosed in Section 6.8 of the FLAG Disclosure Memorandum, none of the FLAG Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 280G or 162(m) of the Internal Revenue Code.

          (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FLAG Entities that occurred during or after any Taxable Period in which the FLAG Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

          (i) No FLAG Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (j) All material elections with respect to Taxes affecting the FLAG Entities have been or will be timely made.

     6.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The Allowance shown on the consolidated balance sheets of FLAG included in the most recent FLAG Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FLAG included in the FLAG Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the FLAG Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FLAG Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FLAG Material Adverse Effect.

     6.10  ASSETS.

          (a) Except as disclosed in Section 6.10 of the FLAG Disclosure Memorandum or as disclosed or reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement, the FLAG Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FLAG Material Adverse Effect. All tangible properties used in the businesses of the FLAG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FLAG's past practices.

          (b) All Assets which are material to FLAG's business on a consolidated basis, held under leases or subleases by any of the FLAG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (c) The FLAG Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FLAG Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FLAG Entity under such policies.

          (d) The Assets of the FLAG Entities include all Assets required to operate the business of the FLAG Entities as presently conducted.

     6.11 INTELLECTUAL PROPERTY. Each FLAG Entity owns or has a license to use all of the Intellectual Property used by such FLAG Entity in the course of its business. Each FLAG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FLAG Entity in connection with such FLAG Entity's business operations, and such FLAG Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FLAG Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FLAG threatened, which challenge the rights of any FLAG Entity with respect to Intellectual Property used, sold or licensed by such FLAG Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the FLAG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in
Section 6.11 of the FLAG Disclosure Memorandum, no FLAG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, no officer, director or employee of any FLAG Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FLAG Entity.

     6.12  ENVIRONMENTAL MATTERS.

          (a) To the Knowledge of FLAG, each FLAG Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

          (b) To the Knowledge of FLAG, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any FLAG Entity or any of its Operating Properties or Participation Facilities (or FLAG in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site

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

     owned, leased, or operated by any FLAG Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

          (c) During the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility, or (iii) any FLAG Entity's holding of a security interest in a Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Prior to the period of
     (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility, or (iii) any FLAG Entity's holding of a security interest in a Operating Property, to the Knowledge of FLAG, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     6.13 COMPLIANCE WITH LAWS. FLAG is duly registered as a savings and loan holding company under the HOLA. Each FLAG Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Except as disclosed in Section 6.13 of the FLAG Disclosure Memorandum, none of the FLAG Entities:

          (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

          (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; or

          (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FLAG Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) requiring any FLAG Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Middle Georgia.

     6.14 LABOR RELATIONS. No FLAG Entity is the subject of any Litigation asserting that it or any other FLAG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FLAG Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FLAG Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FLAG Entity, pending or

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

threatened, or to the Knowledge of FLAG, is there any activity involving any FLAG Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.15  EMPLOYEE BENEFIT PLANS.

          (a) FLAG has disclosed in Section 6.15 of the FLAG Disclosure Memorandum and has delivered or made available to Middle Georgia prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FLAG Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FLAG Benefit Plans"). Any of the FLAG Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FLAG ERISA Plan." Each FLAG ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "FLAG Pension Plan." No FLAG Pension Plan is or has been a multiemployer plan within the meaning of
     Section 3(37) of ERISA.

          (b) All FLAG Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FLAG is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Flag, no FLAG Entity has engaged in a transaction with respect to any FLAG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FLAG Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or
     Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

          (c) No FLAG Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a FLAG Pension Plan, (ii) no change in the actuarial assumptions with respect to any FLAG Pension Plan, and (iii) no increase in benefits under any FLAG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FLAG Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FLAG Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has provided, or is required to provide, security to a FLAG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FLAG Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FLAG Material Adverse Effect. No notice of a "reportable event," within the meaning of
     Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has

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     been required to be filed for any FLAG Pension Plan or by any ERISA
     Affiliate within the 12-month period ending on the date hereof.

          (e) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, no FLAG Entity has any Liability for retiree health and life benefits under any of the FLAG Benefit Plans and there are no restrictions on the rights of such FLAG Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FLAG Material Adverse Effect.

          (f) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FLAG Entity from any FLAG Entity under any FLAG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FLAG Benefit Plan, or
     (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FLAG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FLAG Financial Statements to the extent required by and in accordance with GAAP.

     6.16 MATERIAL CONTRACTS. Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum or otherwise reflected in the FLAG Financial Statements, none of the FLAG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FLAG Entity or the guarantee by any FLAG Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Middle Georgia Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FLAG Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FLAG Entity, (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FLAG with the SEC as of the date of this Agreement that has not been filed as an exhibit to FLAG's Form 10-K filed for the fiscal year ended December 31, 1996, or in an SEC Document and identified to Middle Georgia (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "FLAG Contracts"). With respect to each FLAG Contract and except as disclosed in Section 6.16 of the FLAG Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) no FLAG Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; (iii) no FLAG Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FLAG, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any FLAG Entity for money borrowed is prepayable at any time by such FLAG Entity without penalty or premium.

     6.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of FLAG, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FLAG Entity, or against any director, employee or employee benefit plan of any FLAG Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FLAG Entity, that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Section
6.17 of the FLAG Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FLAG Entity is a party and which names a FLAG Entity as a defendant or cross-defendant or for which any FLAG Entity has any potential Liability.

     6.18 REPORTS. Since January 1, 1993, or the date of organization if later, each FLAG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any FLAG Entity or any Affiliate thereof to Middle Georgia pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FLAG Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by FLAG with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FLAG Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any FLAG Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Middle Georgia and FLAG, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any FLAG Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.20 ACCOUNTING, TAX AND REGULATORY MATTERS. No FLAG Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.21 CHARTER PROVISIONS. Each FLAG Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any FLAG Entity or restrict or impair the ability of FLAG or any of its

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

Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FLAG Entity that may be directly or indirectly acquired or controlled by them.

     6.22 BOARD RECOMMENDATION. The Board of Directors of FLAG, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of FLAG Common Stock approve the issuance of shares of FLAG Common Stock pursuant to this Agreement.

                                   ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 AFFIRMATIVE COVENANTS OF MIDDLE GEORGIA. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, Middle Georgia shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 NEGATIVE COVENANTS OF MIDDLE GEORGIA. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, Middle Georgia covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Middle Georgia Entity, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Middle Georgia Entity to another Middle Georgia Entity) in excess of an aggregate of $100,000 (for the Middle Georgia Entities on a consolidated basis) except in the ordinary course of the business of Middle Georgia Subsidiaries consistent with past practices (which shall include, for Middle Georgia Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Middle Georgia Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Middle Georgia Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Middle Georgia Entity, or declare or pay any dividend or make any other distribution in respect of Middle Georgia's capital stock, provided that Middle Georgia may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular annual cash dividends on the shares of Middle Georgia Common Stock at a rate not in excess of $1.00 per share with usual and regular record and payment dates in accordance with past practice disclosed in Section 7.2(c) of the Middle Georgia Disclosure Memorandum and such dates may not be changed without the prior written consent of FLAG; or

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

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Middle Georgia Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Middle Georgia Common Stock or any other capital stock of any Middle Georgia Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

          (e) adjust, split, combine or reclassify any capital stock of any Middle Georgia Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Middle Georgia Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any Middle Georgia Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Middle Georgia Entity); or

          (f) make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Middle Georgia Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business,
     (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (g) grant any increase in compensation or benefits to the employees or officers of any Middle Georgia Entity, except in accordance with past practice disclosed in Section 7.2(g) of the Middle Georgia Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Middle Georgia Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Middle Georgia Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Middle Georgia Entity except in accordance with past practice disclosed in Section 7.2(g) of the Middle Georgia Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

          (h) enter into or amend any employment Contract between any Middle Georgia Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the Middle Georgia Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Middle Georgia Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Middle Georgia Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the Middle Georgia Disclosure Memorandum, settle any Litigation involving any Liability of any Middle Georgia Entity for material money damages or restrictions upon the operations of any Middle Georgia Entity; or

          (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

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

     7.3 AFFIRMATIVE COVENANTS OF FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Middle Georgia shall have been obtained, and except as otherwise expressly contemplated herein, FLAG shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.4 NEGATIVE COVENANTS OF FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Middle Georgia shall have been obtained, and except as otherwise expressly contemplated herein, FLAG covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

          (a) amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of Middle Georgia Common Stock, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a FLAG Entity to another FLAG Entity) in excess of an aggregate of $100,000 (for the FLAG Entities on a consolidated basis) except in the ordinary course of the business of FLAG Subsidiaries consistent with past practices (which shall include, for FLAG Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any FLAG Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the FLAG Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FLAG Entity, or declare or pay any dividend or make any other distribution in respect of FLAG's capital stock; or

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.4(d) of the FLAG Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of FLAG Common Stock or any other capital stock of any FLAG Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

          (e) adjust, split, combine or reclassify any shares of FLAG Capital Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of FLAG Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any FLAG Subsidiary (unless any such shares of stock are sold or otherwise transferred to another FLAG Entity); or

          (f) make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned FLAG Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution

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

     Subsidiary in its fiduciary capacity, or (iii) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (g) grant any increase in compensation or benefits to the employees or officers of any FLAG Entity, except in accordance with past practice disclosed in Section 7.4(g) of the FLAG Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.4(g) of the FLAG Disclosure Memorandum or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any FLAG Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any FLAG Entity except in accordance with past practice disclosed in Section 7.4(g) of the FLAG Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

          (h) enter into or amend any employment Contract between any FLAG Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the FLAG Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

          (i) adopt any new employee benefit plan of any FLAG Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any FLAG Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans except as required by Law, the terms of such plans, or consistent with past practice; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in applicable Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any FLAG Entity for material money damages or restrictions upon the operations of any FLAG Entity; or

          (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     7.5 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

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

                                   ARTICLE 8

                             ADDITIONAL AGREEMENTS

     8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. As soon as reasonably practicable after execution of this Agreement, FLAG shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of FLAG Common Stock upon consummation of the Merger. Middle Georgia shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as FLAG may reasonably request in connection with such action. Middle Georgia shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. FLAG shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon the issuance of shares of FLAG Common Stock pursuant to the Merger and such other related matters as it deems appropriate. In connection with the Shareholders' Meetings, (i) Middle Georgia and FLAG shall prepare a Joint Proxy Statement and mail such Joint Proxy Statement to their respective shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Board of Directors of Middle Georgia and FLAG shall recommend to their respective shareholders the approval of the matters submitted for approval (subject to the Board of Directors of Middle Georgia and FLAG, as applicable, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to Middle Georgia's shareholders or FLAG's shareholders, as the case may be, under applicable law), and (iv) the Board of Directors and officers of Middle Georgia and FLAG shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of Middle Georgia and FLAG, as applicable, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to Middle Georgia's shareholders or FLAG's shareholders, as the case may be, under applicable law). FLAG and Middle Georgia shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2 NASDAQ LISTING. FLAG shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of FLAG Common Stock to be issued to the holders of Middle Georgia Common Stock pursuant to the Merger, and FLAG shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     8.3 APPLICATIONS. FLAG shall promptly prepare and file, and Middle Georgia shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, FLAG shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be

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satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement.
Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6  INVESTIGATION AND CONFIDENTIALITY.

          (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and, after November 14, 1997, shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          (c) Each Party shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

          (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Middle Georgia Material Adverse Effect or a FLAG Material Adverse Effect, as applicable.

     8.7 PRESS RELEASES. Prior to the Effective Time, Middle Georgia and FLAG shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Middle Georgia Entity and no FLAG Entity nor any Affiliate thereof nor any Representatives thereof retained by any Middle Georgia Entity or FLAG Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of Middle Georgia or FLAG, as the case may be, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to Middle Georgia's shareholders or FLAG's shareholders, as the case may be, under applicable law, no Middle Georgia Entity and no FLAG Entity nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Middle Georgia or FLAG, as the case may be, may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. Each Party shall promptly advise the other Party following the receipt of any Acquisition Proposal and the details thereof, and advise the other Party of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Each Party shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the

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foregoing, and (ii) direct and use its reasonable efforts to cause all of its
Affiliates and Representatives not to engage in any of the foregoing.

     8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10 CHARTER PROVISIONS. Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FLAG or any of its Subsidiaries (including Middle Georgia and its Subsidiaries) to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Middle Georgia Entity or any FLAG Subsidiary that may be directly or indirectly acquired or controlled by them.

     8.11  AGREEMENTS OF AFFILIATES.

          (a) Middle Georgia has disclosed in Section 8.11 of the Middle Georgia Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Middle Georgia for purposes of Rule 145 under the 1933 Act. Middle Georgia shall use its reasonable efforts to cause each such Person to deliver to FLAG not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Middle Georgia Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FLAG Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and, if the Merger is accounted for by the pooling-of-interests method of accounting, until such time as financial results covering at least 30 days of combined operations of FLAG and Middle Georgia have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger is accounted for using the pooling-of-interests method of accounting, shares of FLAG Common Stock issued to such affiliates of Middle Georgia in exchange for shares of Middle Georgia Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of FLAG and Middle Georgia have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.11 (and FLAG shall be entitled to place restrictive legends upon certificates for shares of FLAG Common Stock issued to affiliates of Middle Georgia pursuant to this Agreement to enforce the provisions of this Section 8.11). FLAG shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FLAG Common Stock by such affiliates.

          (b) FLAG has disclosed in Section 8.11 of the FLAG Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of FLAG for purposes of Rule 144 under the 1933 Act. FLAG shall use its reasonable efforts to cause each such Person to deliver to FLAG not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 2, providing that, if the Merger is accounted for by the pooling-of-interests method of accounting, such Person will not sell, pledge, transfer, or otherwise dispose of the shares of FLAG Common Stock held by such Person except as contemplated by such agreement until such time as financial results covering at least 30 days of combined operations of FLAG and Middle Georgia have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

     8.12 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, FLAG shall either (i) continue to provide to officers and employees of the Middle Georgia Entities employee benefits under Middle Georgia's existing employee benefit and welfare plans or, (ii) if FLAG shall determine to provide to officers and employees of the Middle Georgia Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the Middle Georgia Entities employee benefits under

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employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of FLAG Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined benefit plan of Middle Georgia shall be treated as service under FLAG's defined benefit benefit plan, if any, (ii) service under any qualified defined contribution plans of Middle Georgia shall be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of Middle Georgia shall be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the Middle Georgia Entities who, at or after the Effective Time, become employees of a FLAG Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the Middle Georgia Entities, FLAG shall cause each comparable employee welfare benefit plan which is substituted for a Middle Georgia welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FLAG also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.12 of the Middle Georgia Disclosure Memorandum to FLAG between any Middle Georgia Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Middle Georgia Benefit Plans.

     8.13  INDEMNIFICATION.

          (a) Subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, FLAG shall, as the Surviving Corporation, indemnify, defend and hold harmless each person entitled to indemnification from a Middle Georgia Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by Middle Georgia's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the Indemnified Party.

          (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.13, upon learning of any such Liability or Litigation, shall promptly notify FLAG thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) FLAG shall have the right to assume the defense thereof and FLAG shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FLAG elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FLAG and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FLAG shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that FLAG shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) FLAG shall not be liable for any settlement effected without its prior written consent; and provided further that FLAG shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

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                                   ARTICLE 9

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

          (a) SHAREHOLDER APPROVAL. The shareholders of Middle Georgia shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of FLAG shall have approved the issuance of shares of FLAG Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

          (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

          (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Middle Georgia Material Adverse Effect or a FLAG Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

          (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger shall have been received.

          (f) NASDAQ LISTING. The shares of FLAG Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

          (g) POOLING LETTERS. Each of the Parties shall have received letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to FLAG and Middle Georgia, in form and substance reasonably acceptable to FLAG and Middle Georgia, from Porter Keadle Moore LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

          (h) TAX MATTERS. Each Party shall have received a written opinion of counsel from Alston & Bird LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue

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     Code, (ii) the exchange in the Merger of Middle Georgia Common Stock for
     FLAG Common Stock will not give rise to gain or loss to the shareholders of Middle Georgia with respect to such exchange (except to the extent of any cash received), and (iii) none of Middle Georgia or FLAG will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Middle Georgia and FLAG reasonably satisfactory in form and substance to such counsel.

          (i) EMPLOYMENT AGREEMENTS. John S. Holle, Ellison C. Rudd, J. Daniel Speight, Jr. and Patti S. Davis shall have each negotiated an employment agreement with FLAG, as the Surviving Corporation, on terms mutually satisfactory to the Parties and the individual executing the employment agreement (collectively, the "Employment Agreements").

     9.2 CONDITIONS TO OBLIGATIONS OF FLAG. The obligations of FLAG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FLAG pursuant to Section 11.6(a):

          (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Middle Georgia set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections 5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Middle Georgia set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Middle Georgia Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Middle Georgia to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) CERTIFICATES. Middle Georgia shall have delivered to FLAG (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Middle Georgia and in
     Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Middle Georgia's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FLAG and its counsel shall request.

          (d) OPINION OF COUNSEL. FLAG shall have received an opinion of Powell Goldstein Frazer & Murphy LLP, counsel to Middle Georgia, dated as of the Closing, in form reasonably satisfactory to FLAG, as to the matters set forth in Exhibit 3.

          (e) AFFILIATES AGREEMENTS. FLAG shall have received from each affiliate of Middle Georgia and FLAG the affiliates letter referred to in
     Section 8.11, to the extent necessary to assure in the reasonable judgment of FLAG that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

          (f) CLAIMS LETTERS. Each of the directors and officers of Middle Georgia and Citizens shall have executed and delivered to FLAG letters in substantially the form of Exhibit 4.

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

     9.3 CONDITIONS TO OBLIGATIONS OF MIDDLE GEORGIA. The obligations of Middle Georgia to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Middle Georgia pursuant to Section 11.6(b):

          (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FLAG set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FLAG set forth in Section 6.20 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FLAG set forth in this Agreement (including the representations and warranties set forth in Section 6.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FLAG Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of FLAG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) CERTIFICATES. FLAG shall have delivered to Middle Georgia (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to FLAG and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by FLAG's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Middle Georgia and its counsel shall request.

          (d) OPINION OF COUNSEL. Middle Georgia shall have received an opinion of Alston & Bird LLP, counsel to FLAG, dated as of the Effective Time, in form reasonably acceptable to Middle Georgia, as to the matters set forth in Exhibit 5.

          (e) AFFILIATES AGREEMENTS. FLAG shall have received from each affiliate of Middle Georgia and FLAG the affiliates letter referred to in
     Section 8.11, to the extent necessary to assure in the reasonable judgment of Middle Georgia that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

          (f) CLAIMS LETTERS. Each of the directors and officers of FLAG and First Federal shall have executed and delivered to FLAG letters in substantially the form of Exhibit 6.

                                   ARTICLE 10

                                  TERMINATION

     10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Middle Georgia and FLAG or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of FLAG and Middle Georgia; or

          (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have,

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     individually or in the aggregate, a Middle Georgia Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, on the breaching Party;
     or

          (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Middle Georgia or FLAG fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meetings where such matters were presented to such shareholders for approval and voted upon; or

          (e) By either Party in the event that the Merger shall not have been consummated by June 30, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of FLAG, at any time prior to 5:00 p.m. Eastern time, on November 14, 1997, without any Liability if it determines in its reasonable good faith judgment that the Asset quality of Middle Georgia, the status of litigation involving Middle Georgia (or any other liability or undisclosed contingency of Middle Georgia), or any information in the Middle Georgia Disclosure Memorandum are materially less favorable to FLAG than as set forth in materials previously disclosed or provided to FLAG by Middle Georgia; or

          (g) By the Board of Directors of Middle Georgia, at any time prior to 5:00 p.m. Eastern time, on November 14, 1997, without any Liability if it determines in its reasonable good faith judgment that the Asset quality of FLAG, the status of litigation involving FLAG (or any other liability or undisclosed contingency of FLAG), or any information in the FLAG Disclosure Memorandum are materially less favorable to Middle Georgia than as set forth in materials previously disclosed or provided to Middle Georgia by FLAG.

     10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Section 8.11.

                                   ARTICLE 11

                                 MISCELLANEOUS

     11.1  DEFINITIONS.

          (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

          "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by FLAG and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

          "CITIZENS" shall mean Citizens Bank, a Georgia bank and a Middle Georgia Subsidiary.

          "CLOSING DATE" shall mean the date on which the Closing occurs.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit,
     (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

          "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

          "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "FLAG CAPITAL STOCK" shall mean, collectively, the FLAG Common Stock, the FLAG Preferred Stock and any other class or series of capital stock of FLAG.

          "FLAG COMMON STOCK" shall mean the $1.00 par value common stock of FLAG.

          "FLAG DISCLOSURE MEMORANDUM" shall mean the written information entitled "FLAG Financial Corporation Disclosure Memorandum" delivered prior to 5:00 p.m., Eastern time, on November 7, 1997 to Middle Georgia describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "FLAG ENTITIES" shall mean, collectively, FLAG and all FLAG Subsidiaries.

          "FLAG FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of FLAG as of June 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by FLAG in SEC Documents, and (ii) the consolidated statements of condition of FLAG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1997.

          "FLAG MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FLAG and its Subsidiaries, taken as a whole, or (ii) the ability of FLAG to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations and their holding companies, and (c) actions and omissions of FLAG (or any of its Subsidiaries) taken with the prior informed written Consent of Middle Georgia in contemplation of the transactions contemplated hereby.

          "FLAG PREFERRED STOCK" shall mean the shares of preferred stock of FLAG.

          "FLAG SUBSIDIARIES" shall mean the Subsidiaries of FLAG, which shall include the FLAG Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FLAG in the future and held as a Subsidiary by FLAG at the Effective Time.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GBCC" shall mean the Georgia Business Corporation Code.

          "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

          "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "JOINT PROXY STATEMENT" shall mean the proxy statement used by Middle Georgia and FLAG to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of FLAG relating to the issuance of the FLAG Common Stock to holders of Middle Georgia Common Stock.

          "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person.

          "LAW" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "MIDDLE GEORGIA COMMON STOCK" shall mean the $1.00 par value common stock of Middle Georgia.

          "MIDDLE GEORGIA DISCLOSURE MEMORANDUM" shall mean the written information entitled "Middle Georgia Bankshares, Inc. Disclosure Memorandum" delivered prior to 5:00 p.m., Eastern time, on November 7, 1997 to FLAG describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "MIDDLE GEORGIA ENTITIES" shall mean, collectively, Middle Georgia and all Middle Georgia Subsidiaries.

          "MIDDLE GEORGIA FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Middle Georgia as of June 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, and (ii) the consolidated balance sheets of Middle Georgia (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1997.

          "MIDDLE GEORGIA MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Middle Georgia and its Subsidiaries, taken as a whole, or (ii) the ability of Middle Georgia to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (c) actions and omissions of Middle Georgia (or any of its Subsidiaries) taken with the prior informed written Consent of FLAG in contemplation of the transactions contemplated hereby.

          "MIDDLE GEORGIA SUBSIDIARIES" shall mean the Subsidiaries of Middle Georgia, which shall include the Middle Georgia Subsidiaries described in
     Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Middle Georgia in the future and held as a Subsidiary by Middle Georgia at the Effective Time.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

          "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either Middle Georgia or FLAG, and "Parties" shall mean both Middle Georgia and FLAG.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FLAG under the 1933 Act with respect to the shares of FLAG Common Stock to be issued to the shareholders of Middle Georgia in connection with the transactions contemplated by this Agreement.

          "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

          "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

          "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SHAREHOLDERS' MEETINGS" shall mean the respective meetings of the shareholders of Middle Georgia and FLAG to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

          "SURVIVING CORPORATION" shall mean FLAG as the surviving corporation resulting from the Merger.

          "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

          (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Allowance...................................................  Section 5.9
Certificates................................................  Section 4.1
Closing.....................................................  Section 1.2
Effective Time..............................................  Section 1.3
Employment Agreements.......................................  Section 9.1(i)
ERISA Affiliate.............................................  Section 5.15(c)
Exchange Agent..............................................  Section 4.1
Exchange Ratio..............................................  Section 3.1(b)
FLAG Benefit Plans..........................................  Section 6.15(a)
FLAG Contracts..............................................  Section 6.16
FLAG ERISA Plan.............................................  Section 6.15(a)
FLAG Pension Plan...........................................  Section 6.15(a)
FLAG SEC Reports............................................  Section 6.5(a)
Merger......................................................  Section 1.1
Middle Georgia Benefit Plans................................  Section 5.15(a)
Middle Georgia Contracts....................................  Section 5.16
Middle Georgia ERISA Plan...................................  Section 5.15(a)
Middle Georgia Pension Plan.................................  Section 5.15(a)
Tax Opinion.................................................  Section 9.1(h)

          (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2  EXPENSES.

          (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

          (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 BROKERS AND FINDERS. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Middle Georgia or by FLAG, each of Middle Georgia and FLAG, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Middle Georgia Common Stock, there shall be made no amendment that pursuant to Sections 14-2-1101 and 14-2-1103 of the GBCC requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of FLAG Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Middle Georgia Common Stock will be exchanged for shares of FLAG Common Stock shall not be amended after the Shareholders' Meetings in a manner adverse to the holders of FLAG Common Stock without any requisite approval of the holders of the issued and outstanding shares of FLAG Common Stock entitled to vote thereon.

     11.6  WAIVERS.

          (a) Prior to or at the Effective Time, FLAG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Middle Georgia, to waive or extend the time for the compliance or fulfillment by Middle Georgia of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FLAG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FLAG.

          (b) Prior to or at the Effective Time, Middle Georgia, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FLAG, to waive or extend the time for the compliance or fulfillment by FLAG of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Middle Georgia under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Middle Georgia.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Middle Georgia:     Middle Georgia Bankshares, Inc.
                    2233 Pine Street
                    Unadilla, GA 31091
                    Telecopy Number: (912) 627-3209

                    Attention: J. Daniel Speight, Jr.

Copy to Counsel:    Powell Goldstein Frazer & Murphy LLP
                    Sixteenth Floor
                    191 Peachtree Street, N.E.
                    Atlanta, GA 30303
                    Telecopy Number: (404) 572-5958

                    Attention: Walter G. Moeling IV

FLAG:               FLAG Financial Corporation
                    101 North Greenwood St.
                    LaGrange, GA 30240
                    Telecopy Number: (706) 845-5155

                    Attention: John S. Holle

Copy to Counsel:    Alston & Bird LLP
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, GA 30309-3424
                    Telecopy Number: (404) 881-7777

                    Attention: M. Hill Jeffries

     11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                          FLAG FINANCIAL CORPORATION

                                          By:       /s/ JOHN S. HOLLE
                                            ------------------------------------
                                                       John S. Holle
                                                         President

                                          MIDDLE GEORGIA BANKSHARES, INC.

                                          By:  /s/ J. DANIEL SPEIGHT, JR.
                                            ------------------------------------
                                                   J. Daniel Speight, Jr.
                                                  Chief Executive Officer

                                                                       EXHIBIT 1

                              AFFILIATE AGREEMENT

FLAG Financial Corporation
101 North Greenwood Street
LaGrange, Georgia 30240

Attention: John S. Holle

Gentlemen:

     The undersigned is a shareholder of Middle Georgia Bankshares, Inc. ("Middle Georgia"), a Georgia corporation, and will become a shareholder of FLAG Financial Corporation ("FLAG"), a Georgia corporation, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of October 28, 1997 (the "Agreement"), by and between FLAG and Middle Georgia. Under the terms of the Agreement, Middle Georgia will be merged into and with FLAG (the "Merger"), and the shares of the $1.00 par value common stock of Middle Georgia ("Middle Georgia Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of FLAG ("FLAG Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and FLAG regarding certain rights and obligations of the undersigned in connection with the shares of FLAG to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and FLAG hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to Middle Georgia he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

     2. Initial Restrictions on Disposition.

          (a) The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FLAG Common Stock into which his shares of Middle Georgia Common Stock are converted upon consummation of the Merger until such time as FLAG notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of FLAG and Middle Georgia. FLAG agrees that it will publish such results within 45 days after the end of the first fiscal quarter of FLAG containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

          (b) Except as provided in this subsection, for two (2) years following the Effective Time, the undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FLAG Common Stock into which his shares of Middle Georgia Common Stock will be converted upon consummation of the Merger. Subject to the other provisions of this Affiliate Agreement, the undersigned may dispose of all or a portion of his FLAG Common Stock during such two (2) year period; provided, (i) the undersigned has given FLAG written notice of any such contemplated disposition not less than twenty
     (20) business days prior to such contemplated disposition and (ii) FLAG consents to such contemplated disposition, which consent shall not be unreasonably withheld or delayed if, after considering any cash received in exchange of Middle Georgia Common Stock, cash received in lieu of fractional shares, cash received by dissenters, and any prior dispositions of FLAG Common Stock received in the Merger by such Shareholder and by other holders of Middle Georgia Common Stock, the disposition in respect of which consent is being sought will not reduce the Middle Georgia shareholders' ownership of the shares of FLAG Common Stock issued in the Merger to a number of shares having in the aggregate a value at the time of the Merger of less than 40% of the total fair market value of the Middle Georgia Common Stock outstanding immediately prior to the Merger. For this purpose, any shares of Middle Georgia Common Stock held by such shareholders and redeemed in contemplation of the Merger will be considered outstanding immediately prior to the Merger. If any contemplated disposition would reduce such ownership below 40%, FLAG's consent may be given only upon the receipt by FLAG of an opinion from Alston & Bird LLP to the effect that the contemplated disposition will not cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

          (a) At any meeting of shareholders of Middle Georgia called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the undersigned shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by Middle Georgia of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of FLAG Common Stock or otherwise to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

          (b) The FLAG Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

          (c) FLAG has informed the undersigned that any distribution by the undersigned of FLAG Common Stock has not been registered under the 1933 Act and that shares of FLAG Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that FLAG is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of FLAG Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

          (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 9 hereof, have all shares of Middle Georgia Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

          (e) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of Middle Georgia Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of Middle Georgia held to approve the Merger.

          (f) The undersigned is aware that FLAG intends to treat the Merger as a tax-free reorganization under Section 368 of the Code for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as FLAG for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" on the part of the Middle Georgia shareholders in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those Middle Georgia shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan or intention on the part of the Middle Georgia shareholders to sell or otherwise dispose of a number of shares of FLAG Common Stock to be received in the Merger that will reduce such shareholders' ownership of FLAG Common Stock to a number of shares having, in the aggregate, a value at the time of the Merger of less than 40% of the total fair market value of the Middle Georgia Common Stock outstanding immediately prior to the Merger. For this purpose, shares of Middle Georgia Common Stock held by such shareholders and redeemed in contemplation of the Merger will be considered outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his FLAG Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

     4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of FLAG Common Stock received by the undersigned pursuant to the Merger will be given to FLAG's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

        "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as FLAG Financial Corporation ("FLAG") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of FLAG) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of FLAG) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for FLAG that such sale or transfer is otherwise exempt from the registration requirements of such Act. In addition, the shares represented by this certificate were issued pursuant to a business combination that was intended for federal income tax purposes to qualify as a tax-free reorganization described in
        Section 368(a) of the Internal Revenue Code of 1986, as amended, and may not be sold, nor may the owner reduce his risks relative thereto in any way, without the advance written consent of FLAG, during the two (2) year period following consummation of such business combination."

Such legend will also be placed on any certificate representing FLAG securities issued subsequent to the original issuance of the FLAG Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the FLAG Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, FLAG shall cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the FLAG Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), FLAG, upon the request of the undersigned, will cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by FLAG of an opinion of its counsel to the effect that such legend may be removed.

     5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of FLAG Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Middle Georgia.

     6. Filing of Reports by FLAG. FLAG agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of FLAG Common Stock issued to the undersigned pursuant to the Merger.

     7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of FLAG Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for FLAG Common Stock together with such additional information as the transfer agent may reasonably request. If FLAG's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), FLAG shall cause such counsel to provide such opinions as may be necessary to FLAG's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     8. Certain Actions. The undersigned covenants and agrees with FLAG that for a period of two years after the effective time of the Merger, the undersigned shall not, without the prior written consent of FLAG, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in Crisp, Dooley, Macon or Pulaski Counties, Georgia. It is expressly understood that the covenants contained in this paragraph 8 do not apply to (i) "management official" positions which the undersigned holds with financial institutions (other than FLAG, Middle Georgia and their subsidiaries) as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a financial institution (other than FLAG, Middle Georgia and their subsidiaries) as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 8, the following terms shall have the following respective meanings:

          (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

          (b) The term "financial institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking related company, or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term financial institution shall include any financial institution as defined herein that after the date of this Agreement makes application to an appropriate federal or state regulatory authority for approval to organize.

          (c) The term "major shareholder" shall refer to the beneficial ownership of 5% or more of any class of voting securities of such company or the ownership of 5% of the total equity interest in such company, however denominated.

     The provisions of this paragraph 8 shall be of no further force and effect if the undersigned is not offered employment as a director of FLAG or any of its subsidiaries (to include the subsidiaries of Middle Georgia acquired at the Effective Time of the Merger) at the Effective Time of the Merger or, if the undersigned is so employed, the undersigned's employment is terminated by FLAG after the Effective Time of the Merger.

     9. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of Middle Georgia and FLAG that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of FLAG or becomes a director or officer of FLAG upon consummation of the Merger, among other things, any sale of FLAG Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     10. Miscellaneous. This Affiliate Agreement is the complete agreement between FLAG and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     This Affiliate Agreement is executed as of the      day of             ,
19     .

                                          Very truly yours,

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

                                          --------------------------------------
                                          Address

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          [add below the signatures of all
                                          registered owners of shares deemed
                                          beneficially owned by the affiliate]

                                          --------------------------------------
                                          Name:

                                          --------------------------------------
                                          Name:

                                          --------------------------------------
                                          Name:

AGREED TO AND ACCEPTED as of
            , 19

FLAG FINANCIAL CORPORATION

By:
--------------------------------------

                              AFFILIATE AGREEMENT

FLAG Financial Corporation
101 North Greenwood Street
LaGrange, Georgia 30240

Attention: John S. Holle

Gentlemen:

     The undersigned is a shareholder of Middle Georgia Bankshares, Inc. ("Middle Georgia"), a Georgia corporation, and will become a shareholder of FLAG Financial Corporation ("FLAG"), a Georgia corporation, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of October 28, 1997 (the "Agreement"), by and between FLAG and Middle Georgia. Under the terms of the Agreement, Middle Georgia will be merged into and with FLAG (the "Merger"), and the shares of the $1.00 par value common stock of Middle Georgia ("Middle Georgia Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of FLAG ("FLAG Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and FLAG regarding certain rights and obligations of the undersigned in connection with the shares of FLAG to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and FLAG hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to Middle Georgia he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

     2. Initial Restrictions on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FLAG Common Stock into which his shares of Middle Georgia Common Stock are converted upon consummation of the Merger until such time as FLAG notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of FLAG and Middle Georgia. FLAG agrees that it will publish such results within 45 days after the end of the first fiscal quarter of FLAG containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

     3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

          (a) At any meeting of shareholders of Middle Georgia called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the undersigned shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by Middle Georgia of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of FLAG Common Stock or otherwise to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

          (b) The FLAG Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

          (c) FLAG has informed the undersigned that any distribution by the undersigned of FLAG Common Stock has not been registered under the 1933 Act and that shares of FLAG Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that FLAG is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of FLAG Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

          (d) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of Middle Georgia Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of Middle Georgia held to approve the Merger.

     4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of FLAG Common Stock received by the undersigned pursuant to the Merger will be given to FLAG's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

        "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as FLAG Financial Corporation ("FLAG") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of FLAG) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of FLAG) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for FLAG that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing FLAG securities issued subsequent to the original issuance of the FLAG Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the FLAG Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, FLAG shall cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the FLAG Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), FLAG, upon the request of the undersigned, will cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by FLAG of an opinion of its counsel to the effect that such legend may be removed.

     5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of FLAG Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Middle Georgia.

     6. Filing of Reports by FLAG. FLAG agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of FLAG Common Stock issued to the undersigned pursuant to the Merger.

     7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of FLAG Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for FLAG Common Stock together with such additional information as the transfer agent may reasonably request. If FLAG's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), FLAG shall cause such counsel to provide such opinions as may be necessary to FLAG's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of Middle Georgia and FLAG that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of FLAG or becomes a director or officer of FLAG upon consummation of the Merger, among other things, any sale of FLAG Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9. Miscellaneous. This Affiliate Agreement is the complete agreement between FLAG and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     This Affiliate Agreement is executed as of the           day of
            , 19  .

                                          Very truly yours,

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------
                                          Address

                                          [add below the signatures of all
                                          registered owners of shares deemed
                                          beneficially owned by the affiliate]

                                          --------------------------------------
                                          Name:

                                          --------------------------------------
                                          Name:

                                          --------------------------------------
                                          Name:

AGREED TO AND ACCEPTED as of
            , 19

FLAG FINANCIAL CORPORATION

By:
----------------------------------------------------

                                                                       EXHIBIT 2

                              AFFILIATE AGREEMENT

FLAG Financial Corporation
101 North Greenwood Street
LaGrange, Georgia 30240

Attention: John S. Holle

Gentlemen:

     The undersigned is a shareholder of FLAG Financial Corporation ("FLAG"), a Georgia corporation. Pursuant to the transactions described in the Agreement and Plan of Merger, dated as of October 28, 1997 (the "Agreement"), by and between FLAG and Middle Georgia Bankshares, Inc., a Georgia corporation ("Middle Georgia"), Middle Georgia will be merged into and with FLAG (the "Merger"), and the shares of the $1.00 par value common stock of Middle Georgia ("Middle Georgia Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of FLAG ("FLAG Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and FLAG regarding certain rights and obligations of the undersigned in connection with the shares of FLAG held by the undersigned.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and FLAG hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to FLAG he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

     2. Initial Restriction on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FLAG Common Stock held by the undersigned during the period beginning 30 days prior to the Effective Time of the Merger and ending at such time as FLAG notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of FLAG and Middle Georgia. FLAG agrees that it will publish such results within 45 days after the end of the first fiscal quarter of FLAG containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

     3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 5 hereof to, have all shares of Middle Georgia Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

     4. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of FLAG Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for FLAG.

     5. Certain Actions. The undersigned covenants and agrees with FLAG that for a period of two years after the effective time of the Merger, the undersigned shall not, without the prior written consent of FLAG, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in Troup County, Georgia. It is expressly understood that the covenants contained in this paragraph 5 do not apply to (i) "management official" positions which the undersigned holds with financial institutions (other than FLAG, Middle Georgia and their subsidiaries) as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a financial institution (other than FLAG, Middle Georgia and their subsidiaries) as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 5, the following terms shall have the following respective meanings:

          (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

          (b) The term "financial institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking related company, or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term financial institution shall include any financial institution as defined herein that after the date of this Agreement makes application to an appropriate federal or state regulatory authority for approval to organize.

          (c) The term "major shareholder" shall refer to the beneficial ownership of 5% or more of any class of voting securities of such company or the ownership of 5% of the total equity interest in such company, however denominated.

     The provisions of this paragraph 8 shall be of no further force and effect if the undersigned is not offered employment as a director of FLAG or any of its subsidiaries (to include the subsidiaries of Middle Georgia acquired at the Effective Time of the Merger) at the Effective Time of the Merger or, if the undersigned is so employed, the undersigned's employment is terminated by FLAG after the Effective Time of the Merger.

     6. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of FLAG that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse,
(ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

     7. Miscellaneous. This Affiliate Agreement is the complete agreement between FLAG and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     This Affiliate Agreement is executed as of the      day of             ,
19     .

                                          Very truly yours,

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------
                                          Address

                                          [add below the signatures of all
                                          registered owners of shares deemed
                                          beneficially owned by the affiliate]

                                          --------------------------------------
                                          Name:

                                          --------------------------------------
                                          Name:

                                          --------------------------------------
                                          Name:

AGREED TO AND ACCEPTED as of
            , 19

FLAG FINANCIAL CORPORATION

By:
--------------------------------------

                                                                       EXHIBIT 3

      MATTERS AS TO WHICH POWELL GOLDSTEIN FRAZER & MURPHY LLP WILL OPINE

     1. Middle Georgia is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of Middle Georgia or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any Contract, Law, Order or Permit to which Middle Georgia is a party or by which Middle Georgia is bound.

     3. The Agreement has been duly and validly executed and delivered by Middle Georgia and, assuming valid authorization, execution and delivery by FLAG, constitutes a valid and binding agreement of Middle Georgia enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The authorized capital stock of Middle Georgia consists of 1,000,000 shares of Middle Georgia Common Stock, of which 64,272 shares were issued and
outstanding as of             , 19     . The shares of Middle Georgia Common
Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Georgia Business Corporation Code. To our knowledge, except as set forth above, or as disclosed in Section 5.3 of the Middle Georgia
Disclosure Memorandum, as of             , 19     , there were no shares of
capital stock or other equity securities of Middle Georgia outstanding and no outstanding Equity Rights relating to the capital stock of Middle Georgia.

                                                                       EXHIBIT 4

                                                                       , 19

FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA 30240

Attn: John S. Holle

          Re: Middle Georgia Bankshares, Inc. and Citizens Bank

Gentlemen:

     This letter is delivered pursuant to Section 9.2(f) of the Agreement and Plan of Merger, dated as of October 28, 1997, by and between FLAG Financial Corporation ("FLAG") and Middle Georgia Bankshares, Inc. ("Middle Georgia").

     As a result of the proposed merger (the "Merger") of Middle Georgia into and with FLAG, Middle Georgia will cease to exist as a separate entity. Concerning claims which I may have against Middle Georgia or its subsidiary, Citizens Bank ("Citizens"), in my capacity as an officer or director, I hereby affirm the following:

          (a) FLAG shall assume all liability (to the extent Middle Georgia was so liable) for claims for indemnification arising under Middle Georgia's Articles of Incorporation or Bylaws as existing on October 28, 1997, or as may be afforded by the laws of the State of Georgia or the United States, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses or worker's compensation arising out of employment through the effective date of the Merger;

          (b) Citizens shall retain all liability (to the extent it was so liable) for claims for indemnification arising under its Articles of Incorporation or Bylaws as existing on October 28, 1997, or as may be afforded by the laws of the State of Georgia or the United States, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses or worker's compensation arising out of employment through the effective date of the Merger;

          (c) In my capacity as an officer or a director, I do not have, and am not aware of, any claims I might have (other than those referred to in paragraphs (a) or (b) above) against Middle Georgia or Citizens; and

          (d) I hereby release Middle Georgia and Citizens from any and all claims which I may now or hereafter possess against Middle Georgia or Citizens in my capacity as an officer or a director, other than those referred to in paragraphs (a) or (b) above.

     By executing this letter on behalf of FLAG, you shall acknowledge the assumption by FLAG of the liabilities described in paragraph (a) above.

                                          Sincerely,

                                          --------------------------------------
                                          Signature of Officer or Director

                                          --------------------------------------
                                          Name of Officer or Director

     On behalf of FLAG, I hereby acknowledge receipt of this letter and affirm the assumption by FLAG of the liabilities described in paragraph (a) above, as
of this      day of             , 19     .

                                          FLAG FINANCIAL CORPORATION

                                          By:
                                          --------------------------------------

                                                                       EXHIBIT 5

                MATTERS AS TO WHICH ALSTON & BIRD LLP WILL OPINE

     1. FLAG is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of FLAG or, to our knowledge but without any independent investigation, any Law or Order to which FLAG is a party or by which FLAG is bound.

     3. The Agreement has been duly and validly executed and delivered by FLAG, and assuming valid authorization, execution and delivery by Middle Georgia, constitutes a valid and binding agreement of FLAG enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The authorized capital stock of FLAG consists of 20,000,000 shares of FLAG Common Stock, of which 2,036,990 shares are issued and outstanding as of
            , 19  , and (ii) 10,000,000 shares of FLAG Preferred Stock, of which
no shares are issued and outstanding as of             , 19  . The shares of
FLAG Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Georgia Business Corporation Code. To our knowledge, except as set forth above, or as disclosed in Section 6.3 of the FLAG
Disclosure Memorandum, as of             , 19  , there were no shares of capital
stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG. The shares of FLAG Common Stock to be issued to the shareholders of Middle Georgia as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the Georgia Business Corporation Code.

                                                                       EXHIBIT 6

                                                                            , 19

FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA 30240

Attn: John S. Holle

          Re: FLAG Financial Corporation and First Federal Savings Bank of
              LaGrange

Gentlemen:

     This letter is delivered pursuant to Section 9.3(f) of the Agreement and Plan of Merger, dated as of October 28, 1997, by and between FLAG Financial Corporation ("FLAG") and Middle Georgia Bankshares, Inc. ("Middle Georgia").

     As a result of the proposed merger (the "Merger") of Middle Georgia into and with FLAG, FLAG will continue to exist as the surviving entity resulting from the Merger. Concerning claims which I may have against FLAG or its subsidiary, First Federal Savings Bank of LaGrange ("First Federal"), in my capacity as an officer or director, I hereby affirm the following:

          (a) FLAG shall retain all liability (to the extent it was so liable) for claims for indemnification arising under FLAG's Articles of Incorporation or Bylaws as existing on October 28, 1997, or as may be afforded by the laws of the State of Georgia or the United States, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses or worker's compensation arising out of employment through the effective date of the Merger;

          (b) First Federal shall retain all liability (to the extent it was so liable) for claims for indemnification arising under its Charter or Bylaws as existing on October 28, 1997, or as may be afforded by the laws of the United States, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses or worker's compensation arising out of employment through the effective date of the Merger;

          (c) In my capacity as an officer or a director, I do not have, and am not aware of, any claims I might have (other than those referred to in paragraphs (a) or (b) above) against FLAG or First Federal; and

          (d) I hereby release FLAG and First Federal from any and all claims which I may now or hereafter possess against FLAG or First Federal in my capacity as an officer or a director, other than those referred to in paragraphs (a) or (b) above.

     By executing this letter on behalf of FLAG, you shall acknowledge the retention by FLAG of the liabilities described in paragraph (a) above.

                                          Sincerely,

                                          --------------------------------------
                                          Signature of Officer or Director

                                          --------------------------------------
                                          Name of Officer or Director

     On behalf of FLAG, I hereby acknowledge receipt of this letter and affirm the retention by FLAG of the liabilities described in paragraph (a) above, as of
this      day of             , 19  .

                                          FLAG FINANCIAL CORPORATION

                                          By:
                                          --------------------------------------

                                                                      APPENDIX B

              EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION CODE
                      RELATING TO DISSENTING SHAREHOLDERS

                        TITLE 14, CHAPTER 2, ARTICLE 13

                               DISSENTERS' RIGHTS

                                     PART 1

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301.  DEFINITIONS.

     As used in this article, the term:

          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

          (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302.  RIGHT TO DISSENT.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

             (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (A) Alters or abolishes a preferential right of the shares;

             (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

             (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

             (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

                                     PART 2

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320.  NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322.  DISSENTERS' NOTICE.

          (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

          (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

             (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

             (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

             (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

             (4) Be accompanied by a copy of this article.

14-2-1323.  DUTY TO DEMAND PAYMENT.

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324.  SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.  OFFER OF PAYMENT.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5) A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within such 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.  FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

                                     PART 3

                          JUDICIAL APPRAISAL OF SHARES

14-2-1330.  COURT ACTION.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331.  COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.  LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) Exhibits


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
   2       --  Agreement and Plan of Merger, dated as of October 28, 1997, by and between FLAG and Middle Georgia (included in Appendix
               A to the Joint Proxy Statement/Prospectus and incorporated by reference herein)
   4.1     --  Articles of Incorporation of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(i) of the registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1993)
   4.2     --  Bylaws of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(ii) of the registrant's Annual Report on
               Form 10-K for the fiscal year ended December 31, 1993)
   5       --  Opinion of Alston & Bird LLP (including consent)*
   8       --  Opinion of Alston & Bird LLP regarding federal income tax matters (including consent)*
  10.1     --  Tax Sharing Agreement dated March 1, 1994, among FLAG, First
               Federal and Piedmont (incorporated herein by reference from
               Exhibit 10.1 of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)
  10.2     --  Employment Agreement between John S. Holle and First Federal dated as of January 1, 1993 (incorporated herein by
               reference from Exhibit 10.4 to the registrant's Registration
               Statement on Form S-4, Registration No. 33-58392)
  10.3     --  Employment Agreement between Ellison C. Rudd and First
               Federal dated as of January 1, 1995 (incorporated herein by reference from Exhibit 10.3b to the registrant's Annual
               Report on Form 10-K for the fiscal year ended December 31,
               1995)
  10.4     --  1986 Stock Option and Incentive Plan (incorporated herein by reference from Exhibit 10.1 to the registrant's Registration
               Statement on Form S-4, Registration No. 33-58392)
  10.5     --  FLAG 1994 Employees Stock Incentive Plan (incorporated herein by reference from Exhibit 10.6 to the registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1993)
  10.6     --  FLAG 1994 Directors Stock Incentive Plan (incorporated herein by reference from Exhibit 10.7 to the registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1993)
  10.7     --  Profit Sharing Thrift Plan, as amended through November 1,
               1992 (incorporated herein by reference from Exhibit 10.2 to the registrant's Registration Statement on Form S-4,
               Registration No. 33-58392)
  10.8     --  Pension Retirement Plan (incorporated herein by reference from Exhibit 10.3 to the registrant's Registration Statement on Form S-4, Registration No. 33-58392)
  11       --  Statement re Computation of Per Share Earnings (incorporated herein by reference from Exhibit 11 to the registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1996)
  13       --  Registrant's Annual Report for the fiscal year ended
               December 31, 1996 (incorporated herein by reference from
               Exhibit 13 to the registrant's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1996)
  21       --  Subsidiaries of the registrant (incorporated herein by reference from Exhibit 21 of the registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1994)
  23.1     --  Consent of Porter Keadle Moore, LLP

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
  23.2     --  Consent of Robinson, Grimes and Company, P.C.
  23.3     --  Consent of Alston & Bird LLP (included in Exhibits 5 and 8)*
  23.4     --  Consent of J. Daniel Speight, Jr.*
  23.5     --  Consent of Patti S. Davis*
  24       --  Powers of Attorney*
  99.1     --  Form of Proxy of FLAG*
  99.2     --  Form of Proxy of Middle Georgia*


---------------


* Previously filed.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaGrange, State of Georgia, on February 17, 1998.


                                          FLAG FINANCIAL CORPORATION

                                          By:       /s/ JOHN S. HOLLE
                                            ------------------------------------
                                                       John S. Holle
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on February 17, 1998.



                      SIGNATURE                                             TITLE
                      ---------                                             -----

                  /s/ JOHN S. HOLLE                      Chairman of the Board, President and Chief
-----------------------------------------------------      Executive Officer (principal executive
                    John S. Holle                          officer)

                          *                              Executive Vice President, Treasurer and
-----------------------------------------------------      Chief Financial Officer (principal
                   Ellison C. Rudd                         financial and accounting officer)

                                                         Director
-----------------------------------------------------
                 Dr. A. Glenn Bailey

                                                         Director
-----------------------------------------------------
               H. Speer Burdette, III

                          *                              Director
-----------------------------------------------------
                 Fred A. Durand, III

                          *                              Director
-----------------------------------------------------
                   Kelly R. Linch

                          *                              Director
-----------------------------------------------------
                   Gordon M. Smith

                          *                              Director
-----------------------------------------------------
                John W. Stewart, Jr.

                                                         Director
-----------------------------------------------------
                Dr. Steven P. Teaver

                          *                              Director
-----------------------------------------------------
                  Robert W. Walters

*                  /s/ JOHN S. HOLLE
-----------------------------------------------------
                    John S. Holle
                  Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
    2      --  Agreement and Plan of Merger, dated as of October 28, 1997, by and between FLAG and Middle Georgia (included in Appendix
               A to the Joint Proxy Statement/Prospectus and incorporated by reference herein)
  4.1      --  Articles of Incorporation of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(i) of the registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1993)
  4.2      --  Bylaws of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(ii) of the registrant's Annual Report on
               Form 10-K for the fiscal year ended December 31, 1993)
    5      --  Opinion of Alston & Bird LLP (including consent)*
    8      --  Opinion of Alston & Bird LLP regarding federal income tax matters (including consent)*
 10.1      --  Tax Sharing Agreement dated March 1, 1994, among FLAG, First
               Federal and Piedmont (incorporated herein by reference from
               Exhibit 10.1 of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)
 10.2      --  Employment Agreement between John S. Holle and First Federal dated as of January 1, 1993 (incorporated herein by
               reference from Exhibit 10.4 to the registrant's Registration
               Statement on Form S-4, Registration No. 33-58392)
 10.3      --  Employment Agreement between Ellison C. Rudd and First
               Federal dated as of January 1, 1995 (incorporated herein by reference from Exhibit 10.3 b to the registrant's Annual
               Report on Form 10-K for the fiscal year ended December 31,
               1995)
 10.4      --  1986 Stock Option and Incentive Plan (incorporated herein by reference from Exhibit 10.1 to the registrant's Registration
               Statement on Form S-4, Registration No. 33-58392)
 10.5      --  FLAG 1994 Employees Stock Incentive Plan (incorporated herein by reference from Exhibit 10.6 to the registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1993)
 10.6      --  FLAG 1994 Directors Stock Incentive Plan (incorporated herein by reference from Exhibit 10.7 to the registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1993)
 10.7      --  Profit Sharing Thrift Plan, as amended through November 1,
               1992 (incorporated herein by reference from Exhibit 10.2 to the registrant's Registration Statement on Form S-4,
               Registration No. 33-58392)
 10.8      --  Pension Retirement Plan (incorporated herein by reference from Exhibit 10.3 to the registrant's Registration Statement on Form S-4, Registration No. 33-58392)
   11      --  Statement re Computation of Per Share Earnings (incorporated herein by reference from Exhibit 11 to the registrant's
               Annual Report on Form 10-K for the fiscal year ended
               December 31, 1996)
   13      --  Registrant's Annual Report for the fiscal year ended
               December 31, 1996 (incorporated herein by reference from
               Exhibit 13 to the registrant's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1996)
   21      --  Subsidiaries of the registrant (incorporated herein by reference from Exhibit 21 of the registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1994)
 23.1      --  Consent of Porter Keadle Moore, LLP

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 23.2      --  Consent of Robinson, Grimes and Company, P.C.
 23.3      --  Consent of Alston & Bird LLP (included in Exhibits 5 and 8)*
 23.4      --  Consent of J. Daniel Speight, Jr.*
 23.5      --  Consent of Patti S. Davis*
   24      --  Powers of Attorney*
 99.1      --  Form of Proxy of FLAG*
 99.2      --  Form of Proxy of Middle Georgia*


---------------


* Previously filed.